Exhibit 10.1

EXECUTION COPY

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

ROYALTY INTEREST ASSIGNMENT AGREEMENT

ROYALTY INTEREST ASSIGNMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of August 23, 2006 (the “Execution Date”) by and among DYAX CORP. (“Dyax”), a Delaware corporation, and PAUL ROYALTY FUND HOLDINGS II, a California general partnership (“Assignee”).

WHEREAS, Company (as defined below) is the owner of the LFRP Intellectual Property (as hereinafter defined) with respect to the LFRP (as hereinafter defined); and

WHEREAS, Company has the right to payments under the License Agreements (as hereinafter defined); and

WHEREAS, Company wishes to sell, assign, convey and transfer to Assignee, and Assignee wishes to purchase from Company, the Assigned Interests (as hereinafter defined), upon and subject to the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Definitions.

The following terms, as used herein, shall have the following meanings:

“Actual Knowledge” shall mean, with respect to Company, as applicable, the actual knowledge of an officer or senior manager or other person with similar responsibility, regardless of title, of Company relating to a particular matter.  For the avoidance of doubt, a person charged with responsibility for the aspect of the business relevant or related to the matter at issue shall not be deemed to have actual knowledge of a matter unless it can be shown, through written or other similarly reliable evidence (including deposition testimony), that such person was contemporaneously and actually aware of such matter, whether or not, in the prudent exercise of his or her duties and responsibilities in the ordinary course of business, such person should have known of such matter.

“Affected Licenses” shall mean any License Agreements which are the basis of or contribute to the LFRP Adverse Effect that is the basis for any Purchase Option Event described in clause (vii)(A)-(C) thereof, under which there has been ******.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

“Agreement with ******” or “****** Agreement” shall mean the ****** Agreement dated ****** and the Company.

“Applicable Percentage” shall have the meaning set forth on Exhibit J.

“Assigned Interests” shall mean the (i) Applicable Percentage of (a) Gross Payments less (b) ****** Payments, FTE Payments and Reimbursement Payments, from January 1, 2006 for the duration of the Term; plus (ii) any payments due to Assignee pursuant to Sections 5.11(c)(i), 5.12(c) or 5.12(f), but in any event not less than the Guaranteed Minimum Payments. For Gross Payments received in 2006 this amount shall be further subject to multiplication by the Proration Factor and in the final calendar year of the Term further subject to multiplication by a factor of (One (1) minus the Proration Factor).

“Assignee” shall have the meaning set forth in the first paragraph hereof.

“Assignee Concentration Account” shall mean a segregated account established for the benefit of Assignee and maintained at the Lockbox Bank pursuant to the terms of the Lockbox Agreement and this Agreement.  Assignee Concentration Account shall be the account into which the funds held in the Lockbox Account which are payable to Assignee pursuant to this Agreement are swept in accordance with the terms of this Agreement and the Lockbox Agreement.

“Assignee Indemnified Party” shall have the meaning set forth in Section 8.05(a).

“Assignee Repurchase Option” shall have the meaning set forth in Section 5.07(a).

“Assignee’s Account” shall mean an account maintained by Assignee at any financial institution and designated in writing by Assignee to Company, as Assignee may so designate from time to time.

“Assignee’s Consultants” shall mean, collectively, Assignee’s employees, officers, directors, legal and accounting advisors, agents or other authorized representatives.

“Audit Costs” shall mean, with respect to any audit of the books and records of Company with respect to amounts payable or paid under this Agreement or any License Party Audit, the cost of such audit, including all fees, costs and expenses incurred in connection therewith.

“Audit Reports” shall mean, with respect to a License Party Audit, any and all reports, findings and other written information related to such License Party Audit.

“Bankruptcy Event” shall mean any of the following:

(i)    Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, concerning bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or all or substantially all of its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or for all or substantially all of its assets; or

(ii)           Company shall make a general assignment for the benefit of its creditors; or

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

(iii)          there shall be commenced against Company any case, proceeding or other action set forth in clause (i) above which remains undismissed, undischarged or unbonded (if applicable) for a period of****** days; or

(iv)          there shall be commenced against Company in a court of competent jurisdiction any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against (A) all or any major portion of its assets and/or (B) any material portion of the LFRP Intellectual Property, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded (if applicable) pending appeal within ****** days from the entry thereof; or

(v)           Company (A) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii) or (iv) above of this definition of “Bankruptcy Event” or (B) provides Assignee with a Bankruptcy Notice; or

(vi)          Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(vii)         Company shall be Insolvent.

“Bankruptcy Notice” shall have the meaning as set forth in Section 5.11(g)(ii).

“Baxter Consent” shall have the meaning set forth in Section 5.10.

“Business Day” shall mean any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the City of New York, or any day on which banking institutions located in the State of New York are required by law or other governmental action to close.

“Business Report” shall mean a report in a form agreed upon between the parties and based on Exhibit G, providing information on current activities relating to the licensing of the LFRP Intellectual Property as part of the LFRP.

“Call” shall have the meaning as set forth in Section 5.07(b).

“Call Price” shall have the meaning as set forth in Section 5.07(b).

“Change of Control” shall mean:

(i)            the acquisition by any Person or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (other than any trustee or other fiduciary holding securities under an employee benefit plan of Company or any entity controlled by Company) of beneficial ownership of any capital stock of Company, if after such acquisition, such Person or group would be the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of Company representing more than fifty percent (50%) of the combined voting power of Company then outstanding securities entitled to vote generally in the election of directors; or

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

(ii)           Company’s shareholders approve a merger or consolidation of Company with any other Person, other than a merger or consolidation which would result in Company’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of Company’s voting securities or such surviving entity’s voting securities outstanding immediately after such merger or consolidation; or

(iii)          during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company (together with any new directors (other than a director designated by a Person who has entered into an agreement with Company to effect a transaction described in clause (i) or (ii) of this definition of “Change of Control”), whose election by such Board of Directors or nomination for election by Company’s shareholders, as applicable, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors of Company then in office; or,

(iv)          Company merges or is consolidated with any other Person, other than a merger or consolidation which would result in Company’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of Company’s voting securities or such surviving entity’s voting securities outstanding immediately after such merger or consolidation.

“Closing” shall have the meaning set forth in Section 6.01.

“Closing Date” shall mean August 23, 2006.

“Co-Developed Product” shall mean any product or compound (whether or not derived from phage display) which is the subject of a Co-Development Agreement and in relation to which Company has committed on a contingent or non-contingent basis its own financial resources and/or has committed non-reimbursed human resources to discover, research, develop, manufacture or commercialize such product or compound.

“Co-Development Agreement” shall mean any agreement between Company and one or more third parties relating to the discovery, research, development, manufacturing or commercialization of a product or compound (whether or not derived from phage display) (i) which would be commonly viewed in the industry as being a co-development agreement, (ii) under which Company takes a substantially different commercial role than under an agreement forming part of the LFRP and (iii) which has two or more of the following aspects: (A) shared ownership of product-related intellectual property, (B) shared management control over product development, (C) shared financial obligations, and/or (D) shared commercialization rights to the product.  Exhibit Q sets forth a complete list of Co-Development Agreements in existence as of the date hereof.

“Collateral” shall have the meaning set forth in the Security Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

“Company” shall mean Dyax and, where the context permits, its Affiliates, successors and assigns.  By way of non-limiting example, a reference to “a contract to which Company is a party” would include a contract entered into by an Affiliate of Company.

“Company Concentration Account” shall mean a segregated account established and maintained at the Lockbox Bank pursuant to the terms of the Lockbox Agreement and this Agreement.  Company Concentration Account shall be the account into which funds in the Lockbox Account which are payable to Company pursuant to this Agreement are swept in accordance with the terms of this Agreement.

“Company Indemnified Party” shall have the meaning set forth in Section 8.05(b).

“Company LFRP Methods and Libraries” shall have the meaning set forth in Section 3.12(c).

“Company Physical Libraries” shall mean the biological material comprising the LFRP Libraries in the possession of the Company.

“Confidential Information” shall mean trade secrets and confidential know-how.  Notwithstanding the foregoing definition, Confidential Information shall not include information that is (i) already in the public domain at the time the information is disclosed, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be publicly disclosed in any document to be filed with any Governmental Authority or (iv) is required to be publicly disclosed under securities laws, rules and regulations applicable to Company or Assignee as the case may be, or pursuant to the rules and regulations of any stock exchange or stock market on which securities of Company may be listed for trading.

“Contract Party” shall mean any party to a License Agreement or In License.

“Deposit Accounts” shall mean, collectively, the Lockbox Account, Company Concentration Account and the Assignee Concentration Account, each established and maintained pursuant to the Lockbox Agreement.

“Discrepancy Notice” shall have the meaning set forth in Section 2.02(p).

“Dollars” or “US$” shall mean the freely transferable lawful money of the United States.

“Drug Approval” shall mean approval of an application for the Regulatory Approval required before commercial sale or use of a Product in a regulatory jurisdiction, including with respect to the U.S. a new drug application (“NDA”), a supplemental new drug application, a prior approval supplement to an NDA, a Pre-market Approval Application, clearance of a Pre-market Notification Submission (510(k)), as applicable, or any amendments thereto submitted to the FDA, and with respect to the EMEA or countries outside the U.S. any foreign equivalents thereof.

“Duplicate Libraries” shall mean quantities of biological material comprising a complete copy of each of the LFRP Libraries that are sufficient to be used to create a reproducible supply of the LFRP Libraries, located as provided in the Security Agreement.

“Economic Model” shall mean that portion of the economic model ****** that results in the Projected Program Revenues attached hereto as Exhibit H.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

“EMEA” shall mean the European Agency for the Evaluation of Medicinal Products.

“Excluded Agreements” shall mean Co-Development Agreements, Internally Developed Product Agreements and Licensed Product Agreements.  Exhibit Q sets forth a complete list of all Excluded Agreements as of the date hereof.

“Excluded Liabilities and Obligations” shall have the meaning set forth in Section 2.04.

“Excluded Payments” shall mean (i) payments under any Excluded Agreement (except as provided in Sections 5.12(e) and 5.12(f)) or (ii) payments relating to or arising out of any activities relating to the research, development, manufacturing or commercialization of any Excluded Product (except as provided in Sections 5.12(e) and 5.12(f).

“Excluded Product” shall mean any product or compound (whether or not derived from phage display) which, at any point was, is or becomes, included in Company’s “pipeline” as an internal product candidate.  An Excluded Product is either an Internally Developed Product, an In-Licensed Product or a Co-Developed Product.  Exhibit R sets forth a complete list of all Excluded Products identified as of the date hereof.  Notwithstanding the foregoing, Company acknowledges and agrees that under the terms of certain License Agreements, Contract Parties and their sublicensees may develop products that are the same as or similar to Excluded Products and that such same or similar products shall be not be considered Excluded Products under this Agreement.

“FDA” shall mean the United States Food and Drug Administration.

“Financial Statements” shall mean the consolidated balance sheets of Company and its Subsidiaries, audited at December 31, 2003, December 31, 2004 and December 31, 2005 and the related consolidated statements of operations, cash flows and changes in stockholders’ equity of Company and its Subsidiaries audited for the years ended December 31, 2003 December 31, 2004 and December 31, 2005, and the accompanying footnotes thereto, as filed with the SEC, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained therein.

“FTE Payments” shall mean all amounts received from a Contract Party under any License Agreement in payment for services relating specifically to the Company’s costs (or estimated costs) for the discovery, research and/or development of peptides, proteins and antibodies as reasonably calculated based on the subsidization of the full cost of personnel measured in full time equivalents, other comparable cost-based measures or any combination of the foregoing; provided that, with respect to any Future Licenses, the structure and amount of such payments are consistent with the structure and amount of payments received from Contract Parties for similar services under License Agreements executed prior to the date hereof.  For the avoidance of doubt, FTE Payments shall not include any technical milestones that relate specifically to the completion of services, or other related events.

“Further Make Whole Payment” shall mean, for each calendar year, an amount equal to (i) the amounts of the Assigned Interests based on the Projected Program Revenues for the Affected Licenses ****** from January 1 of the applicable calendar year until December 31 of such calendar year less (ii) the total amounts of Assigned Interests based on amounts actually paid ****** under such Affected Licenses for such calendar year, but in no event less than zero.

“Future Licenses” shall mean any License Agreement entered into by Company after the date hereof with any other Person, as the same may be amended, supplemented or otherwise modified from time to time.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

“GAAP” shall mean generally accepted accounting principles in the United States in effect from time to time.

“GMP Credit” shall have the meaning set forth on Exhibit J.

“Governmental Authority” shall mean any government, court, tribunal, arbitrator, legislative body, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, of any country, supranational entity or part thereof (including federal, state or local authorities), or other jurisdiction, including the U.S. Patent and Trademark Office, the FDA, the U.S. National Institutes of Health and the EMEA.

“Gross Payments” shall mean all Royalties arising under or payable with respect to any License Agreement or In License and any collections, recoveries, payments or other compensation made in lieu thereof and any amounts paid or payable to Company in respect of any License Agreement or In License pursuant to Section 365(n) of the United States Bankruptcy Code.  For the avoidance of doubt, the parties acknowledge and agree that Gross Payments shall specifically exclude all Excluded Payments.

“Guaranteed Minimum Payments” shall have the meaning set forth on Exhibit J.

“In Licenses” shall mean any existing or future agreement pursuant to which Company obtains rights to LFRP Intellectual Property or other rights used in the LFRP.

“In-Licensed Product” shall mean any product or compound (whether or not derived from phage display) in relation to which Company has committed or budgeted to commit its own financial and/or human resources to discover, research, develop, manufacture or commercialize such product or compound, and to which Company acquired rights to discover, research, develop, manufacture or commercialize such product or compound (i) under a Licensed Product Agreement or (ii) under an option or similar provision expressly included within any License Agreement where the economic terms applicable to such provision are consistent with Company’s past practices.

“IND” shall mean an investigational new drug application as defined in 21 C.F.R. Section 312 et seq. filed with the FDA in the United States or an equivalent application filed with a Regulatory Agency in any country outside of the United States.

“Indebtedness” means with respect to any Person: (i) any liability of such Person (a) for borrowed money, or under any reimbursement obligation relating to a letter of credit, (b) evidenced by a bond, note, debenture, or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (c) for the payment of money relating to any obligations under any capital lease of real or personal property which has been recorded as a capitalized lease obligation; (ii) all redeemable stock issued by such Person that is mandatorily redeemable or redeemable or required to be repurchased at the election of the holder thereof (the amount of Indebtedness represented by any involuntary liquidation preference plus accrued and unpaid dividends); (iii) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and (iv) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i), (ii) and (iii) above.

“Independent Accountants” shall have the meaning set forth in Section 2.02(p).

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

“Initial Make Whole Payment” shall mean an amount equal to (i) the amounts of the Assigned Interests based on the Projected Program Revenues for Affected Licenses ****** from and including the date of the ****** event that is the initial basis for or contribution to the LFRP Adverse Effect until the end of the calendar year in which Assignee has provided the notice described in Section 5.07(a) less (ii) the total amounts of Assigned Interests based on amounts actually paid ****** under such Affected Licenses for such period, but in no event less than zero.

“Insolvent” shall mean, with respect to a Person, (a) a financial condition such that the sum of such Person’s debts and liabilities is greater than the fair market value of such Person’s property, when taken together on a consolidated basis, (b) such Person being or becoming a debtor under the United States Bankruptcy Code, or (c) such Person becoming insolvent, as defined in the United States Bankruptcy Code or under the form of the Uniform Fraudulent Conveyances Act, the Uniform Fraudulent Transfer Act or similar legislation then in effect in the States of Delaware, New York and Massachusetts.

“Insurance Providers” shall have the meaning set forth in Section 3.19.

“Intent” means (a) the vote by the Company’s Board of Directors or of the shareholders, authorizing management of the Company to do an action or (b) the delivery to the Board of Directors, or to the shareholders by management, whether in writing or orally, of a recommendation that the Company take an action.

“Internally Developed Product” shall mean any product or compound which was independently identified by Company using its own financial and/or human resources, the intellectual property to which product or compound is owned by the Company.

“Internally Developed Product Agreement” shall mean any agreement between Company and one or more third parties pursuant to which Company grants a third party(ies) a license, or an option to obtain a license, to research, develop and/or commercialize one or more Internally Developed Products, with or without its phage display technology and/or library.

“IRR” shall mean internal rate of return.

“Knowledge” shall mean, with respect to Company, as applicable, the knowledge of an officer or senior manager or other person with similar responsibility, regardless of title, of Company relating to a particular matter; provided, however, that a person charged with responsibility for the aspect of the business relevant or related to the matter at issue shall be deemed to have knowledge of a particular matter if, in the prudent exercise of his or her duties and responsibilities in the ordinary course of business, such person should have known of such matter.

“LFRP” shall mean the program under which Company enters into License Agreements pursuant to which third parties are granted rights to the LFRP Patents, alone or in combination with LFRP Technology where the purpose is to generate revenue for the Company by (i) licensing to a third party rights to use the LFRP Patents and/or the LFRP Technology to identify, isolate, research and/or develop antibodies, peptides and/or proteins, or (ii) performing research on behalf of third parties to identify, isolate, research and/or develop antibodies, peptides and/or proteins.

“LFRP Adverse Effect” shall mean one or more Material Adverse Effects that, individually or in the aggregate, have the effect (or are reasonably anticipated to have the effect) of reducing the total amount ****** anticipated to be received by Assignee with respect to the Assigned Interests

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

cumulatively from the date of the measurement through the remaining Term, to less than ****** of the Projected Program Revenues for such period.

“LFRP Intellectual Property” shall mean:

(i)            the LFRP Patents and LFRP Technology;

(ii)           the Webphage® Software; and

(iii)          all other know-how, materials, trademarks, service marks, trade names and goodwill associated therewith, trade secrets, data, formulations, processes, franchises, inventions, software, copyrights, and all other technology and intellectual property (including biological materials), and all registrations of any of the foregoing, or applications therefor, that are (a) owned by, controlled by, issued to, licensed to, licensed by Company and (b) necessary to the performance of the LFRP as presently conducted by Company or as conducted by Company as of the Closing Date or during the Term.

“LFRP Know-How” means any biological material, know-how, data, technical or other information related to the LFRP Patents and/or LFRP Libraries that is owned or controlled by Company as described in Exhibit S hereto, together with all updates and improvements provided under any Library License Agreements as of the Closing or during the Term.

“LFRP Libraries” means Company’s ****** libraries, ******, and Company’s ****** libraries, all of which are described in Exhibit T hereto, together with all updates and improvements thereto ****** that are developed or obtained by Company and are transferred under any Library License Agreement as of the Closing or during the Term.

“LFRP Patents” means the patents and patent applications identified on Schedule 3.12(b) and any other patent application and patent that is: (i) owned by, controlled by, issued to, licensed to or licensed by Company, or for which the Company has obtained the benefit of a covenant not to sue, as of the Closing Date or during the Term necessary to the practice of antibody or peptide phage display; or (ii) licensed under the LFRP; and any patents issuing from such applications, together with any reissues, re-examinations, renewals, and extensions thereof, and all continuations, continuations-in-part and divisionals of the applications, in each case throughout the world.

“LFRP Technology” means the LFRP Know-How and LFRP Libraries.

“License Agreement” shall mean any existing or future agreement under which: (i) Company licenses to a third party rights to use the technology claimed in the LFRP Patents to identify, isolate, research and develop antibodies, peptides and/or proteins (“Patent License Agreements”); (ii) Company licenses to a third party rights to use the LFRP Patents and the LFRP Technology to identify, isolate, research and develop antibodies, peptides and/or proteins (“Library License Agreements”); and/or (iii) Company performs funded research services for third parties using the LFRP Patents and the LFRP Technology to identify, isolate, research and develop antibodies, peptides and/or proteins on behalf of such third parties (“Funded Research Agreements”); in each case as they may be amended, supplemented or otherwise modified from time to time. Without limiting the terms of Sections 5.12(e) and (f), License Agreements shall specifically exclude Excluded Agreements.

“License Party Audit” shall have the meaning set forth in Section 5.02(e).

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

“Licensed Product Agreement” shall mean any product agreement (but excluding phage or phagemid or protein display technology and/or library licenses) between Company and one or more third parties in which Company acquires the right to develop and commercialize a product or compound (whether or not derived from phage display).

“Liens” shall mean any lien, hypothecation, capitalized lease, levy, assessment, attachment, seizure, writ, distress warrant, charge, instrument, license (excluding the License Agreements and In Licenses where applicable), preference, priority, security agreement, security interest, interest, mortgage, option, privilege, pledge, liability, covenant, order, tax, right of recovery, trust or deemed trust (whether contractual, statutory or otherwise arising) or any encumbrance, right or claim of any other Person of any kind whatsoever whether choate or inchoate, filed or unfiled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Lockbox Account” shall mean, collectively, any lockbox and segregated lockbox account established and maintained at the Lockbox Bank pursuant to a Lockbox Agreement and this Agreement.  The Lockbox Account shall be the account into which all payments made in respect of the sale of the Products are to be remitted and shall be an escrow account.

“Lockbox Agreement” shall mean any agreement entered into by a Lockbox Bank, Company and Assignee substantially in the form attached hereto as Exhibit D, pursuant to which, among other things, the Lockbox Account, the Assignee Concentration Account and the Company Concentration Account shall be established and maintained.

“Lockbox Bank” shall mean JP Morgan Chase Bank or such other bank or financial institution approved by each of Assignee and Company.

“Losses” shall mean collectively, any and all claims, damages, losses, judgments, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding).

“Make Whole Payment” shall mean any of the Initial Make Whole Payment or any Further Make Whole Payments.

“Material Adverse Change” shall mean, with respect to Company, a material adverse change in the business, operations, assets, prospects or financial condition of Company and its Subsidiaries, taken as a whole.

“Material Adverse Effect” shall mean (i) the effect of a Material Adverse Change, (ii) a material adverse effect on the validity or enforceability of any of the Transaction Documents, (iii) a material adverse effect on the ability of Company to perform any of its obligations under any of the Transaction Documents, (iv) a material adverse effect on the rights or remedies of Assignee under any of the Transaction Documents, (v) an adverse effect on the right of Company to receive any material payments payable under ****** or any other material rights and remedies of Company under******, (vi) a material adverse effect on the right of Assignee to receive Assigned Interests or any other payment due to Assignee hereunder, or (vii) a material adverse effect on the Assigned Interests, including ******.

“Material Contracts” shall mean any contract, agreement or other arrangement to which Company is a party or any of Company’s assets or properties are bound or committed (other than the Transaction Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect; provided, that (i) all In Licenses, (ii) any

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

agreement (except for management contracts or compensatory plans with executive officers or directors) filed with the United States Securities and Exchange Commission (the “Commission”) (other than the Transaction Documents), and (iii) the Material Licenses, shall be deemed to be Material Contracts.

“Material Effect on the Assigned Interests” means a material adverse effect on the net present value of the payments to be made to Assignee during the Term excluding the effect on such net present value of the Guaranteed Minimum Payments.

“Material Licenses” shall mean those License Agreements set forth on Schedule 3.11.

“NDA” shall mean a New Drug Application, and all amendments and supplements thereto, for regulatory approval by the FDA as defined in 21 C.F.R. § 314.50 et seq., as such act or regulations may be amended, supplemented or replaced from time to time.

“Net Program Sales” has the meaning set forth in Section 2.02(c).

“Notice Event” means either (a) Company’s Intent to cause or to take any action to cause a Bankruptcy Event, (b) Company being advised or otherwise becoming aware that a Bankruptcy Event (including an involuntary Bankruptcy Event) has occurred or will occur shortly or (c) the presentation to the Board of Directors or other governing body of Company or to any one of Company’s directors or managers by an officer, member of senior management, director or manager of Company of a proposal to commence a bankruptcy proceeding or otherwise cause a Bankruptcy Event.

“Obligations” shall mean any and all obligations of Company under this Agreement and the other Transaction Documents.

“Offset” shall mean any set-off, counterclaim, reduction, withholding or other tax, third-party royalty payment or other deduction taken or allowed by any Contract Party against any payment under a License Agreement, including any reduction from the stated generally-applicable top line royalty under any License Agreement.

“Patent Office” shall mean the respective patent office (foreign or domestic) for any patent.

“Payments to ******” or “****** Payments” shall mean the specified payments that become due and payable to ****** pursuant to the ****** Agreement, as further described in Schedule 3.04(b).

“Person” means an individual, corporation, partnership, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

“Performance Payment” shall have the meaning set forth on Exhibit P.

“Performance Payment Date” shall have the meaning set forth in Section 8.01(a).

“Permitted Liens” shall mean tax liens or assessments and other governmental levies that are not yet due and payable or similar liens for amounts not yet due and payable.

“POE Covenant” shall mean the covenants contained in the Transaction Documents other than the covenants set forth in Section (vii)(D) of the definition of Purchase Option Event.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

“POE Representation” shall mean (i) until ****** after the later of the Closing Date or any Performance Date, all representations and warranties set forth in Article 3 or (ii) thereafter, those representations and warranties set forth in ****** which shall survive for the Term.

“Pre-Payment” shall have the meaning set forth in Section 2.02(k).

“Products” shall mean the products the subject of the License Agreements.

“Projected Program Revenues” shall mean the projected Net Program Sales from the LFRP as set forth on Exhibit H.

“Proration Factor” shall mean the factor the denominator of which is three hundred and sixty five (365) and the numerator of which is number of days from and including the Closing Date to and including December 31, 2006.

“Purchase Option Event” shall mean any of the following events:

(i)            any Change of Control;

(ii)           any Bankruptcy Event;

(iii)          the Transfer by Company of all or any part of its interests in the LFRP Intellectual Property or the License Agreements or In-Licenses except (x) with respect to the LFRP, licensing out LFRP Intellectual Property (including provision of LFRP Libraries or other biological material) in the ordinary course of business of the LFRP consistent with past practices, or (y) outside the scope of the LFRP, non-exclusive licensing out of LFRP Intellectual Property (including the provision of LFRP Libraries or other biological material) but limited to a scope or for a use so as to not compete with the LFRP, provided that non-exclusive licensing of LFRP Intellectual Property under Internally Developed Product Agreements or under Co-Development Agreements shall not be considered in breach hereof, so long as in no event shall any third party or Affiliate be enabled to use for funded research or license out the LFRP Intellectual Property (including the provision of LFRP Libraries or other biological material) in a way that would compete with the LFRP, either under such Internally Developed Product Agreements or Co-Development Agreements, or otherwise;

(iv)          the Transfer by Company of a majority, calculated by reference to fair market value, of the consolidated assets of Company, in an individual transaction or series of transactions, that has a Material Effect on the Assigned Interests or a material effect on the Company’s ability to pay the Guaranteed Minimum Payments.

(v)           Company fails to pay when due any of the amounts set forth in Section 2.02 and such failure to pay is not cured within ****** days after notice by Assignee;

(vi)          a Notice Event; and,

(vii)         (A) any POE Representation given by Company shall, without giving effect to any qualification by materiality in such POE Representation, be inaccurate and such inaccuracy would, individually or in the aggregate with other such inaccuracies on the part of Company, as the case may be, reasonably be expected to have an LFRP

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Adverse Effect; (B) there has occurred a breach of or default under any POE Covenant, without giving effect to any qualification by materiality in such POE Covenant, by Company, which would, individually or in the aggregate with other such breaches or defaults on the part of Company, as the case may be, reasonably be expected to have an LFRP Adverse Effect; (C) there shall have occurred ****** or, (3) a failure by Company to enforce any material ****** provision in ******, which ****** would reasonably be expected to have an LFRP Adverse Effect ******; (D) (I) any breach or default of Sections 2.02 ******, 5.02, 5.05, 5.08, 5.09(a) and (b), 5.11(c)(i) and (ii), 5.11(k), 5.12(b) (as to mandatory provisions only), 5.12(c), 5.12(d), 5.12(e) and 5.12(f), or (II) any breach or default of a covenant contained in either the Security Agreement or the Lockbox Agreement that would, in either (I) or (II) above, individually or in the aggregate with other such breaches or defaults on the part of Company, as the case may be, reasonably be expected to have a Material Adverse Effect, and any such breach or default in either (I) or (II) above shall not be cured within ****** days after notice by Assignee; or (E) ******.

“Purchase Price” shall have the meaning set forth on Exhibit P.

“Quarterly Guaranteed Minimum Payments” shall have the meaning set forth on Exhibit J.

“Quarterly Report” shall mean, with respect to the relevant calendar quarter of Company: (i) a report in a form agreed by the parties and based on Exhibit N showing all payments made by Company and any Contract Party to Assignee under this Agreement during such quarter, such report showing in detail the basis for the calculation of such payments and exclusions; (ii) a reconciliation of such report referred to in clause (i) above to all information and data deliverable to Company by the Contract Parties to any License Agreements, together with relevant supporting documentation, as well as a reconciliation with the total revenues of Company prepared in accordance with GAAP; and, (iii) such additional information as Assignee may reasonably request.

“Regulatory Agency” shall mean a Governmental Authority with responsibility for the regulation of the research, development, marketing or sale of drugs or pharmaceuticals in any jurisdiction, including the FDA, the U.S. National Institutes of Health and the EMEA.

“Regulatory Approvals” shall mean, collectively, all INDs, NDAs and other regulatory approvals, registrations and associated materials (including the product dossier) issued by the FDA as to any Product or otherwise related to the LFRP, and all reports, correspondence and other submissions related thereto and the regulatory and clinical files and data pertaining thereto, and all information, data, know-how, formulations, assays, goodwill or intellectual property contained in such INDs and the NDAs, relating to such Products together with all amendments, supplements and updates thereto and all comparable regulatory approvals, registrations and associated materials by any other Regulatory Agency throughout the world.

“Reimbursement Payments” shall mean all amounts received from a Contract Party under any Funded Research Agreements in reimbursement on a pure pass-through basis for out of pocket costs incurred and invoiced by Company (other than Company FTE Payments) in connection with the provision of services relating to the identifying, isolating, and researching antibodies, peptides and or proteins; provided that, with respect to any Future Licenses, the structure and amount of such payments are consistent with the structure and amount of payments received from one or more Contract Parties in

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

reimbursement for similar costs incurred by Company under License Agreements executed prior to the date hereof.

“Repurchase Event” shall have the meaning set forth in Section 5.07(d).

“Repurchase Price” shall have the meaning set forth in Section 5.07(c).

“Royalties” shall mean the gross amount of all royalties, minimum royalty payments, profit payments, license fees, settlement payments, judgments, payments, securities, consideration or any other remuneration of any kind payable or received under any License Agreement or In License.

“Security Agreement” shall mean the Security Agreement dated as of the Closing Date and between Company and Assignee providing for, among other things, the grant by Company in favor of Assignee of a valid continuing, perfected lien on and security interest in, the Collateral.

“Senior Officer” shall mean the chief executive officer or chief financial officer of a Person or another officer or official of such Person with responsibilities substantially equivalent to the customary responsibilities of a chief executive officer or chief financial officer.

“Subsidiary” shall mean with respect to any Person (i) any corporation of which the outstanding capital stock having at least a majority of votes entitled to be cast in the election of directors under ordinary circumstances shall at the time owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Term” shall mean the term of this Agreement, which shall commence on the date hereof and terminate on December 31, 2017 unless either (i) terminated earlier through the consummation of a Repurchase Event or (ii) extended as described in Section 7.03.

“Term Sheet” shall mean the Term Sheet between Paul Capital Advisors, LLC and Company dated May 4, 2006 and executed on May 9, 2006.

“Transaction Documents” shall mean, collectively, this Agreement, the Security Agreement and any Lockbox Agreement.

“Transfer” or “Transferred” shall mean any sale, conveyance, assignment, disposition or license either to a third party or to an Affiliate.

“True-Up Amount” shall have the meaning set forth in Section 2.02(l).

“True-Up Date” for any calendar quarter shall mean the forty-fifth (45th) day following the end of each such quarter, unless such date is not a Business Day, in which case the applicable date will be the immediately succeeding Business Day.

“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“United States” or “U.S.” shall mean the United States of America.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

“Webphage® Software” shall mean Company’s analysis and data storage software for phage and phagemid library screening as embodied in the United States copyright registration No. TX 5989121 issued May 14, 2004, and any updates, improvements or modifications thereto (in human readable, source code and object code forms).

“Weekly Amount” shall have the meaning set forth on Exhibit J.

ARTICLE II

PURCHASE AND SALE OF ASSIGNED INTERESTS

Section 2.01  Purchase and Sale.

Upon the terms and subject to the conditions set forth in this Agreement, Company agrees to sell, assign, transfer and convey to Assignee, and Assignee agrees to purchase from Company, free and clear of all Liens (except those Liens created in favor of Assignee pursuant to the Security Agreement and any other Transaction Document), all of Company’s right, title and interest in and to the Assigned Interests.

Section 2.02  Lockbox; Payments in Respect of the Assigned Interests.

(a)           At the Closing, the parties hereto shall enter into a Lockbox Agreement substantially in the form attached hereto as Exhibit D, which Lockbox Agreement will provide for, among other things, the establishment and maintenance of a Lockbox Account, a Company Concentration Account and an Assignee Concentration Account in accordance with the terms herein and therein.

(b)           [Reserved].

(c)           Assignee shall be entitled to receive an amount of cash in respect of the Assigned Interests in either the Assignee Concentration Account or Assignee’s Account determined in accordance with the following formula:

Amount Due to Assignee = A multiplied by (B – C – D – E) (with B-C-D-E being defined as “Net Program Sales”) plus F, where

A     =      the Applicable Percentage;

B     =      the Gross Payments;

C     =      ****** Payments;

D     =      FTE Payments; and

E      =      Reimbursement Payments; and,

F      =      Payments due to Assignee pursuant to Sections 5.11(c)(i), 5.12(c) or 5.12(f),

but such amount shall in no event be less than the Guaranteed Minimum Payments.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

(d)           The Assignee Concentration Account shall be held solely for the benefit of Assignee, subject to the terms and conditions of this Agreement.  Assignee shall have immediate and full access to any funds held in the Assignee Concentration Account and such funds shall not be subject to any conditions or restrictions whatsoever.  The Company Concentration Account shall be held solely for the benefit of Company, subject to the terms and conditions of this Agreement, the Security Agreement and the other Transaction Documents.  Subject to the terms and conditions of this Agreement, the Security Agreement and the other Transaction Documents, Company shall have immediate and full access to any funds held in the Company Concentration Account and such funds shall not be subject to any conditions or restrictions whatsoever other than those of the Lockbox Bank, provided, however, that nothing herein shall (i) affect or reduce Company’s obligations to pay in full all amounts due to Assignee under this Agreement, or (ii) in any manner limit the recourse of Assignee to the assets of Company to satisfy Company’s obligations.

(e)           Sweeps from the Lockbox Account shall be made pursuant to Exhibit K.

(f)            Company shall pay for all fees, expenses and charges of the Lockbox Bank by debiting the Company Concentration Account.

(g)           With respect to any existing License Agreement or invoice entered into or issued by Company in relation thereto, Company shall immediately upon the execution of the Lockbox Agreement (A) notify the applicable Contract Party to remit to the Lockbox Account when due all Royalties that are due and payable to Company in respect of or derived from such License Agreement or invoice and (B) in each case, provide to Assignee a copy of each such notification.

(h)           Company shall have no right to terminate the Lockbox Account without Assignee’s prior written consent.  Any such consent, which Assignee may grant or withhold in its discretion, shall be subject to the satisfaction of each of the following conditions to the satisfaction of Assignee:

(i)            the successor Lockbox Bank shall be reasonably acceptable to Assignee;
(ii)           Assignee, Company and the successor Lockbox Bank shall have entered into a lockbox agreement substantially in the form of the Lockbox Agreement initially entered into;
(iii)          all funds and items in the accounts subject to the Lockbox Agreement to be terminated shall be transferred to the new accounts held at the successor Lockbox Bank prior to the termination of the then existing Lockbox Bank; and,
(iv)          Assignee shall have received evidence that all of the applicable parties paying Royalties have been instructed to remit all future payments to the new accounts held at the successor Lockbox Bank.

(i)            Prior to the date on which the Lockbox Agreement is executed by all parties thereto, Company shall, cause any payments that would be swept into the Assignee Concentration Account pursuant to Exhibit K but are received by Company to be paid directly to Assignee, by wire transfer to Assignee’s Account, on Wednesday of every other week for the period ending on the Friday of the immediately prior two weeks.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

(j)            Following the date on which the Lockbox Agreement is executed, all Gross Payments shall be paid into the Lockbox Account, and amounts deposited therein shall be treated as described in Exhibit K.

(k)           Company shall have the option to pay monies into the Lockbox Account on account of the Guaranteed Minimum Payment in advance on the tenth (10th) day of any calendar quarter (or, for the first calendar quarter hereof, on the Closing Date) (any such payment, a “Pre-Payment”).

(l)            In the event that the aggregate of the amounts swept into the Assignee Concentration Account plus any Pre-Payment and any payment (including, solely with respect to calculations under Section 2.02 for the final calendar quarter of any calendar year, any Make Whole Payment paid for such calendar year prior to the True-Up Date for last calendar quarter of such calendar year (which, for the avoidance of doubt, shall actually be paid in the next calendar year)) made by Company directly to Assignee’s Account pursuant to Section 2.02(m) or Section 5.07(a)(ii) are less than the greater of: (i) the Quarterly Guaranteed Minimum Payment for such calendar quarter preceding the True-Up Date or (ii) the amount of the Assigned Interests received in such calendar quarter preceding the True-Up Date, (such difference, the “True-Up Amount”) then on the applicable True-Up Date Company shall remit the True-Up Amount by wire transfer of immediately available funds to the Assignee Concentration Account.  (For the avoidance of doubt, a Make Whole Payment paid for example during the first calendar quarter of 2010 shall not be considered in the calculation of the True-Up Amount in such quarter but shall be applied in the calculation of the True-Up Amount for the final quarter of 2009.)  In addition, on the first True-Up Date following January 1, 2007, Company shall in addition so remit any amount due, such that Assignee shall receive for the entirety of 2006 the greater of the prorated amount specified in the definition of Assigned Interests or the prorated annual Guaranteed Minimum Payment for 2006.

(m)          In the event at any time following the execution of the Lockbox Agreement by all parties thereto, any party to a License Agreement including any party to a Future License remits any Royalties directly to Company or otherwise except to the Lockbox Account, Company shall immediately (i) remit any such Royalties to the Lockbox Account (or, if for some reason such account is no longer in effect or payment cannot be made into such account, Company shall remit the Applicable Percentage of such Royalties by wire transfer of immediately available funds directly to Assignee’s Account), (ii) notify such party to remit any future Royalties to the Lockbox Account and (iii) provide to Assignee a copy of such notice.

(n)           Amounts payable pursuant to this Section 2.02 shall be in addition to any amounts otherwise payable under this Agreement.

(o)           Any payments, other than from funds paid to Assignee from the Assignee Concentration Account, to be made by Company to Assignee hereunder or under any other Transaction Document shall be made by wire transfer of immediately available funds to Assignee’s Account.

(p)           Within three (3) years following delivery to Assignee by Company of the Quarterly Report for the fourth fiscal quarter of each calendar year during the Term, to the extent that either Assignee or Company has determined that there is a discrepancy as to the amounts paid to Assignee hereunder for such calendar year, then the Person who has made such determination may notify the other in writing of such discrepancy indicating in reasonable detail its reasons for such determination (the “Discrepancy Notice”).  In the event that either Assignee or Company delivers to the other party a Discrepancy Notice, Assignee and Company shall meet in person or by telephone conference as specified by Assignee within ****** Days (or such other time as mutually agreed by the parties) after the receiving

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

party has received a Discrepancy Notice to resolve in good faith such discrepancy.  If the discrepancy has been resolved and, as a result thereof, it is determined that a payment is owing by Assignee to Company or by Company to Assignee, then the party owing such payment shall promptly pay such payment to the other party.  If, within ****** days after receipt of the Discrepancy Notice, Company and Assignee cannot resolve any such discrepancies, then Assignee and Company shall promptly instruct their respective firms of independent certified public accountants to select, within ****** Days thereafter, a third internationally recognized accounting firm (the “Independent Accountants”).  After offering Company and its representatives and Assignee and their representatives the opportunity to present their positions as to the disputed items, which opportunity shall not extend for more than ****** days after the Independent Accountants have been selected, the Independent Accountants shall review the disputed matters and the materials submitted by Company and Assignee and, as promptly as practicable, deliver to Company and Assignee a statement in writing setting forth its determination of the proper treatment of the discrepancies as to which there was disagreement, and that determination will be final and binding upon the parties hereto without any further right of appeal.  If Company has delivered the Discrepancy Notice that has resulted in the selection of the Independent Accountants, Company will bear all the charges of the Independent Accountants.  If Assignee have delivered the Discrepancy Notice that has resulted in the selection of the Independent Accountants, Assignee will bear all the charges of the Independent Accountants unless the Independent Accountants determine that the amounts paid to Assignee for the applicable calendar year underpaid Assignee by an amount equal or in excess of ****** of the amounts determined to be due to Assignee for such calendar year, in which event Company shall bear all of the charges of the Independent Accountants.

(q)           Assignee shall remit to Company any amounts received by Assignee from Excluded Payments.

Section 2.03  Purchase Price.

In full consideration for the assignment by Company of the Assigned Interests, and payment of the Guaranteed Minimum Payments, and subject to the terms and conditions set forth herein, Assignee shall pay to Company the Purchase Price including, in the event Company exercises its option following the procedure and subject to the conditions set forth on Exhibit P, any applicable Performance Payment.

Section 2.04  No Assumed Obligations.

Notwithstanding any provision in this Agreement or any other writing to the contrary, Assignee is acquiring only the Assigned Interests and are not assuming any liability or obligation of Company of whatever nature, whether presently in existence or arising or asserted hereafter, whether under any License Agreement or any other Transaction Document or otherwise.  All such liabilities and obligations shall be retained by and remain obligations and liabilities of Company (the “Excluded Liabilities and Obligations”).

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants to Assignee the following as of the dates provided in Section 8.01:

Section 3.01  Organization.

Company is duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified as a foreign corporation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has all material requisite powers and all material licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted in connection with the transactions contemplated hereby and by the other Transaction Documents.

Section 3.02  Authorization.

Company has all necessary power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by Company and each of this Agreement and each other Transaction Document to which Company is a party constitutes the valid and binding obligation of Company enforceable against Company in accordance with their respective terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally or general equitable principles.

Section 3.03  Governmental Authorization.

The execution and delivery by Company of this Agreement and the other Transaction Documents to which it is a party, and the performance by Company of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority, except for (a) the filing of financing statements in the appropriate office(s) located in the jurisdiction(s) listed on Schedule 11(b) of the Security Agreement and (b) the filing of the Patent Security Agreement and the Trademark Security Agreement (each as defined in the Security Agreement) with the United States Patent and Trademark Office and the filing of the Copyright Security Agreement (as defined in the Security Agreement) in the United States Copyright Office and (c) filings with the United States Securities & Exchange Commission (“SEC”).

Section 3.04  Ownership; Sufficiency.

(a)           Except as set forth on Schedule 3.12(b), all of the LFRP Intellectual Property owned by Company is solely (and not jointly) owned by Company and is free and clear of any and all Liens, except those Liens created in favor of Assignee pursuant to the Transaction Documents.  Schedule 3.12(b) set forth all of the LFRP Patents as of the Closing Date.  The Assigned Interests and all of the rights of Company under the In Licenses and License Agreements and all other rights in and to the LFRP are free

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

and clear of any and all Liens, except those Liens created in favor of Assignee pursuant to the Transaction Documents.

(b)           Company, immediately prior to the assignment of the Assigned Interests, owns, and is the sole holder of, all the Assigned Interests.  Company owns, and is the sole holder of, and/or has and holds a valid, enforceable and subsisting license to, all assets (including LFRP Intellectual Property) that are required to produce or receive any payments from any Contract Party or payor under and pursuant to, and subject to the terms of any License Agreements, except where the failure to so own, hold or license such assets could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Company has not transferred, sold, or otherwise disposed of, or agreed to transfer, sell, or otherwise dispose of any portion of its respective rights to receive payment of Royalties other than as contemplated by this Agreement.  Except as set forth on Schedule 3.04(b), no Person other than Company has any right to receive the payments payable under any License Agreement in existence on the date hereof from and after the Closing Date, other than, in respect of the Assigned Interests, Assignee.  Company has the full right to sell, transfer, convey and assign to Assignee all of Company’s rights and interests in and to the Assigned Interests being sold, transferred, conveyed and assigned to Assignee pursuant to this Agreement without any requirement to obtain the consent of any Person.  Company has transferred, conveyed and assigned to Assignee all of Company’s rights and interests in and to the Assigned Interests free and clear of any Liens, except those Liens created in favor of Assignee pursuant to the Security Agreements and any other Transaction Documents.

Section 3.05  Financial Statements.

The Financial Statements are complete and accurate in all material respects, were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly in all material respects, in accordance with applicable requirements of GAAP, the consolidated financial position and the consolidated financial results of the operations of Company and its Subsidiaries as of the dates and for the periods covered thereby and the consolidated statements of cash flows of Company and its Subsidiaries for the periods presented therein.  Except as disclosed in Company’s SEC filings, there have been no Material Adverse Effects since December 31, 2005.

Section 3.06  No Undisclosed Liabilities.

Except for those liabilities (a) identified in the Financial Statements or (b) incurred by Company or its Subsidiaries in the ordinary course of business since December 31, 2005 or (c) otherwise listed and described on Schedule 3.06, there are no material liabilities of Company or any of its Subsidiaries taken as a whole, or Company separately, of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable and, to the Actual Knowledge of the Company, there is no condition, situation or set of circumstances that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.07  Solvency.

Company is not Insolvent and has not experienced any other Bankruptcy Event.  Assuming consummation of the transactions contemplated by this Agreement, (a) the present fair saleable value of Company’s assets is greater than the amount required to pay its debts as they become due, (b) Company does not have unreasonably small capital with which to engage in its business and (c) Company has not incurred, or has no present plans to or does not intend to, incur, debts or liabilities beyond its ability to pay such debts or liabilities as they become absolute and matured.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Section 3.08  Litigation.

There is no (a) action, suit, arbitration proceeding, claim, investigation or other proceeding pending or, to the Actual Knowledge of Company threatened against Company or any of its directors or officers relating to Company or (b) any governmental inquiry pending or, to the Actual Knowledge of Company threatened against Company, or any of its directors or officers relating to Company, in each case with respect to clauses (a) and (b) above, which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect and each such action, suit, arbitration, proceeding, claim, investigation, proceeding or governmental inquiry is set forth on Schedule 3.08.  There is no action, suit, claim, proceeding or investigation pending or, to the Actual Knowledge of Company threatened against Company or any other Person relating to the LFRP, the LFRP Intellectual Property or the Assigned Interests.

Section 3.09  Compliance with Laws.

Company is not in violation of, has not violated or received notice of any violation of or, to the Knowledge of Company, is not under investigation by any Governmental Authority with respect to, and to the Actual Knowledge of Company, has not been threatened to be charged with violation of, any law, rule, ordinance or regulation of, or any judgment, order, writ decree, permit or license entered by any Governmental Authority applicable to Company or the Assigned Interests except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the Actual Knowledge of Company, no prospective change in any applicable laws, rules, ordinances or regulations has been proposed or adopted which, when made effective, could individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the LFRP.

Section 3.10  Conflicts.

Except as set forth in Schedule 3.10, neither the execution and delivery of this Agreement or any other Transaction Document nor the performance or consummation of the transactions contemplated hereby or thereby will:  (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (A) any law, rule, ordinance, regulation, permit or license of any Governmental Authority, the breach or violation of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or any judgment, order, writ or decree of any Governmental Authority specific to the Company, to which Company or any of its assets or properties may be subject or bound; or (B) any Material Contract (other than to the extent that any such term contained therein would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respects any provisions of the certificate of incorporation or by-laws (or other organizational or constitutional documents) of Company; (iii) give rise to any right of termination (other than existing rights under any License Agreement for a party to terminate for convenience), cancellation or acceleration of any right or obligation of Company or any other Person or to a loss of any benefit relating to the Assigned Interests that could reasonably be expected to have a Material Adverse Effect; or (iv) result in the creation or imposition of any material Lien on (A) the assets or properties of Company or (B) the Assigned Interests or any other Collateral, other than, with respect to clauses (A) and (B) above, pursuant to the Security Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Section 3.11  Material Contracts.

Company is not in material breach of or in material default under any Material Contract.  To the Knowledge of Company, nothing has occurred and no condition exists that would permit any other party thereto to terminate any Material Contract (other than existing rights under any License Agreement that is a Material Contract for a party to terminate for convenience).  Company has not received any notice or, to the Actual Knowledge of Company, any threat of termination of any such Material Contract.  To the Actual Knowledge of Company, no other party to a Material Contract to which Company is a party is in material breach of or in material default under such Material Contract.  All Material Contracts to which Company is a party are valid and binding on Company, as applicable, and, to the Knowledge of Company, on each other party thereto, and are in full force and effect.

Section 3.12  LFRP Patents, Technology and Intellectual Property.

(a)           Company has provided Assignee all material information in its possession, or otherwise known to it with respect to the LFRP Patents.

(b)           Schedule 3.12(b) sets forth an accurate and complete list of all LFRP Patents (including all LFRP Patents not owned by the Company).  For each item of the LFRP Patents listed on Schedule 3.12(b), Company has indicated (A) the countries in each case in which such item is patented, registered or in which an application for patent or registration is pending, (B) the application numbers, (C)  the registration or patent numbers, (D) the scheduled expiration date of the issued patents, and (E) the owner of such item of LFRP Patents.

(c)           The issued LFRP Patents owned by Company are valid, enforceable and subsisting.  (For the avoidance of doubt, it is agreed that a piece of prior art discovered after the date that this representation and warranty shall be given and found to be invalidating would result in a breach hereof).  To the Actual Knowledge of the Company, each individual associated with the filing and prosecution of the LFRP Patents owned by Company, including the named inventors of such LFRP Patents, has complied in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known to be material to the patentability of each of such LFRP Patents, in those jurisdictions where such duties exist.  Except as disclosed on Schedule 3.12(c), the LFRP Intellectual Property is all the intellectual property necessary to conduct the LFRP (including intellectual property necessary for the use of the LFRP Libraries) as carried out by the Company as contemplated by the Funded Research Agreements and to license the LFRP Patents and LFRP Technology under Library License Agreements within such scope (collectively, the “Company LFRP Methods and Libraries”).

(d)           Schedule 3.12(d) sets forth an accurate and complete list of all LFRP Patents owned by Company that have issued with at least one claim covering the Company LFRP Methods and Libraries.

(e)           Company has not sold or otherwise transferred any patents or patent applications that have issued or may issue with at least one claim covering the Company LFRP Methods and Libraries or falling within the scope of the patents licensed under the Patent License Agreements.

(f)            There are no unpaid maintenance or renewal fees payable by Company to any third party that are currently overdue for any of the LFRP Patents or other LFRP Intellectual Property owned by the Company.  To the Knowledge of Company no material applications for LFRP Patents owned by Company in whole or in part have lapsed or been abandoned, cancelled or expired.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

(g)           Company has not undertaken and, to the Actual Knowledge of Company, no licensee has undertaken or omitted to undertake any acts, and no conduct, circumstances or grounds exist that would void, invalidate, reduce or eliminate, in whole or in part, the enforceability of any of the LFRP Intellectual Property.  Subject to compliance with the In Licenses set forth on Schedule 3.11, the Company LFRP Methods and Libraries do not infringe the intellectual property rights of any third party.  (For the avoidance of doubt, it is agreed that a finding of infringement of a third party patent after the date that this representation and warranty shall be given which patent was issued or published as of such date would result in a breach hereof.)  Except as set forth on Schedule 3.12(g), Company has not received or otherwise been the beneficiary of any written opinions of counsel with respect to infringement, non-infringement or invalidity of third party intellectual property with respect to the Company LFRP Methods and Libraries that are not the subject of an In-License.

(h)           Except as set forth on Schedule 3.12(h), to the Knowledge of Company there is, and has been, no pending, decided or settled opposition, interference, reexamination, injunction, claim, lawsuit, proceeding, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim (collectively referred to hereinafter as “Disputes”), nor, to the Actual Knowledge of Company, has any such Dispute been threatened, challenging the scope, legality, validity, enforceability or ownership of any LFRP Intellectual Property or which would give rise to a credit against the payments due to Company from the applicable License Agreements for the use of the related licensed LFRP Intellectual Property, and no such scheduled Dispute is (or would be if adversely determined) material to the LFRP.

(i)            To the Actual Knowledge of Company, there are no Disputes by any third party against Company, any licensor under an In License or any licensee under a License Agreement relating to the LFRP.  Company has not received or given, and to the Actual Knowledge of Company, no such licensee or licensor has received or given any notice of any such Dispute and, to the Actual Knowledge of Company, there exist no circumstances or grounds upon which any such claim could be asserted.  Except as set forth on Schedule 3.12(i), the LFRP Intellectual Property owned by the Company is not subject to any outstanding injunction, judgment or other decree, ruling, charge, settlement or other disposition of any Dispute.

(j)            There is no pending or, to the Actual Knowledge of Company, threatened action, suit, or proceeding, or any investigation or claim by any Government Authority to which Company or, to the Actual Knowledge of Company, to which any licensee under any License Agreement or any party to a In License is a party (i) that would be the subject of a claim for indemnification, if any, by or against Company or (ii) that the Company LFRP Methods and Libraries do or will infringe on any patent or other intellectual property rights of any other Person.  Except as set forth on Schedule 3.12(j), to the Actual Knowledge of Company, there are no pending published U.S., international or foreign patent applications owned by any other Person, which, if issued, would limit or prohibit, in any material respect the practice of the Company LFRP Methods and Libraries.

Section 3.13  Regulatory Approvals.

(a)           Company possesses all material certificates, authorizations and permits issued or required by the appropriate federal, state, local or foreign regulatory authorities, including any effective investigational new drug application or its equivalent, necessary to conduct their current business relating to the LFRP, including all such certificates, authorizations and permits required by the FDA or any other federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials except where the failure to possess such certificates, authorizations

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

and permits, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Company has not received any notice of proceedings relating to, and to the Knowledge of Company there are no facts or circumstances that could reasonably be expected to lead to, the revocation, suspension, termination or modification of any such certificate, authorization or permit.

(b)           To the Actual Knowledge of Company, there has been no indication that the FDA or any other Regulatory Agency has any material concerns with any Product or may not approve any Product, nor has any Product, to the Actual Knowledge of Company, suffered any material adverse events in any clinical trial.

Section 3.14  Subordination.

The claims and rights of Assignee created by this Agreement and any other Transaction Document in and to the Collateral is senior to any Indebtedness or other obligation of Company, with respect to such Collateral, other than the Permitted Liens.

Section 3.15  Place of Business.

Company’s principal place of business and chief executive office are set forth on Schedule 3.15.

Section 3.16  Broker’s Fees.

Company has not taken any action which would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

Section 3.17  Other Information.

No written representation, warranty or statement made by Company in any Transaction Document, and no schedule or exhibit hereto, or the disclosures pursuant to the letter delivered in accordance with Section 3.18(l), in each case taken in the aggregate, contains any untrue statement of a material fact or omit any statement of material fact necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.18  License Agreements and In Licenses.

(a)           Schedule 3.18(a) sets forth an accurate and complete list of all agreements relating to LFRP in the following categories whether oral or written (provided such oral agreements are to the Actual Knowledge of Company): manufacturing and supply agreements, In Licenses and License Agreements, options (not part of License Agreements or In Licenses), agreements not to enforce (not part of License Agreements or In Licenses), consents, settlements, assignments, security interests, liens and other encumbrances or mortgages, and any amendment (s), renewal(s), novation(s) and termination(s) pertaining thereto, true and correct copies of which have been provided to Assignee.  For each agreement specified on Schedule 3.18(a), Company has indicated (A) whether such agreement relates to inbound licenses of LFRP Intellectual Property to Company or outbound licenses of LFRP Intellectual Property by Company, and (B) the specific LFRP Intellectual Property relating to such agreement.  Each agreement specified on Schedule 3.18(a), whether or not terminated prior to the date hereof, constitutes a valid and binding obligation, enforceable in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

general equitable principles.  The royalty payment provisions of the License Agreements and those provisions of the License Agreements prohibiting further development or commercialization after termination thereof are fully enforceable, and no language of any other representation or warranty contained in this Agreement shall be deemed to limit this sentence.  (For the avoidance of doubt, it is agreed that a court decision that such a provision of a contract existing as of the date such representation and warranty shall be given is unenforceable, where such court decisions is rendered after such date, would result in a breach hereof.)  Company is not in breach of such agreements and, to the Knowledge of Company, no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination (other than existing rights under any License Agreement for a party to terminate for convenience), revision, or amendment of any of the agreements specified on Schedule 3.18(a), including the signing of this Agreement.  None of the Excluded Agreements fall within the scope of an In License or License Agreement as each is defined (but excluding the final sentence of the definition of “License Agreements”).  None of the Excluded Agreements was used in the calculation of the Economic Model.

(b)           With respect to the License Agreements and In Licenses, there has been no correspondence or other written or, to the Actual Knowledge of Company, oral communication sent by or on behalf of Company to, or received by or on behalf of Company from, any Contract Party, the subject matter of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)           Except as set forth on Schedule 3.18(c), each such License Agreement or In License is in full force and effect and has not been impaired, waived, altered or modified in any respect, whether by consent or otherwise, and no scheduled item could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)           The Contract Party under each such License Agreement or In License has not been released, in whole or in part, from any of its obligations under such License Agreement.

(e)           Company has not received (A) any notice or other written or, to the Actual Knowledge of Company, oral communication of any Contract Party’s intention to terminate such License Agreement or In License in whole or in part, or consideration of any such termination, or (B) except as set forth on Schedule 3.18(e), any notice or other written or, to the Actual Knowledge of Company, oral communication requesting any amendment, alteration or modification of such License Agreement or In License or any sublicense or assignment thereunder, and no scheduled item could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)            To the Actual Knowledge of Company, nothing has occurred and no condition exists that would adversely impact the right of Company to receive any payments payable under any License Agreement except where such occurrence or condition could not reasonably be expected to result in a Material Adverse Effect. Other than as set forth on Schedule 3.18(f), Company, or, to the Knowledge of Company, any Contract Party has not taken any action or omitted to take any action, that would adversely impact the right of Assignee to receive the Assigned Interests, and no scheduled item could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g)           ******

(h)           Except as set forth on Schedule 3.18(h), no License Agreement has been satisfied in full, discharged, canceled, terminated, subordinated or rescinded, in whole or in part.  Each License Agreement is the entire agreement between the parties thereto relating to the subject matter thereof, and

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

no scheduled item could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i)            The execution, delivery and performance of each License Agreement and In License was and is within the corporate powers of Company and, to the Actual Knowledge of Company, the Contract Party thereto.  Each License Agreement and In License was duly authorized by all necessary action on the part of, and validly executed and delivered by, Company and, to the Actual Knowledge of Company, the Contract Party thereto.  There is no breach or default, or event which upon notice or the passage of time, or both, could give rise to any breach or default, in the performance of such License Agreement or In License by Company or, to the Actual Knowledge of Company, the Contract Party thereto.

(j)            The representations and warranties made in each existing Material License and In License by Company were as of the date made true and correct in all material respects except where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect.

(k)           The royalty rates and the duration of such royalty rates in each country under each existing License Agreement are as set forth on Schedule 3.18(k).  There are no royalties due to Contract Parties under In Licenses with respect to Royalties under the License Agreements except to ******.

(l)            ******

(m)          The Webphage® Software is not licensed from any third party and is owned by Company.  No software is necessary for use in the LFRP other than commercially available software.

(n)           Exhibit S sets forth all the biological material, know-how, data, technical and other information other than the LFRP Libraries described in Exhibit T, that is provided to Contract Parties under Library License Agreements, other then in oral form.

(o)           The LFRP Libraries described in Exhibit T are all the libraries used in the LFRP within the past twelve (12) months with the exception of affinity maturation libraries.

Section 3.19  Insurance.

Company and the Company’s Subsidiaries have the insurance policies with the coverages and limits set forth on Schedule 3.19, carried with the insurance companies also set forth therein (the “Insurance Providers”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ASSIGNEE

Assignee represents and warrants to Company the following as of the dates provided in Section 8.01:

Section 4.01  Organization.

Assignee is a general partnership duly organized, validly existing and, to the extent legally applicable, in good standing under the laws of California.  Assignee has all powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Section 4.02  Authorization.

Assignee has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder.  This Agreement has been duly authorized, executed and delivered by Assignee and constitutes the valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 4.03  Broker’s Fees.

Assignee has not taken any action which would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

Section 4.04  Conflicts.

Neither the execution and delivery of this Agreement or the other Transaction Documents nor the performance or consummation of the transactions contemplated hereby or thereby will:  (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of:  (A) any law, rule or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which Assignee or any of its assets or properties may be subject or bound; or (B) any material contract, agreement, commitment or instrument to which Assignee is a party or by which Assignee or any its assets or properties is bound or committed; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any respects any provisions of the organizational or constitutional documents of Assignee; or (iii) require any notification to, filing with, or consent of, any Person or Governmental Authority.

Section 4.05  Consents.

The execution and delivery by Assignee of this Agreement and the other Transaction Documents to which it is a party, and the performance by Assignee of its obligations hereunder and thereunder, does not require any notice to, action or consent by, or in respect of, or filing with, any Governmental Authority or Person.

Section 4.06  Tax Representation.

Assignee will deliver to Company, upon reasonable demand by Company, any form or document, including Internal Revenue Service Form W-9, that may be required or reasonably requested in order to allow Company to make payment under this Agreement without any deduction or withholding for or on account of any tax.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Section 4.07 Funds Available.

Assignee will at all times maintain or have access to sufficient funds to satisfy its obligations to make the Performance Payment under Section 2.03 when due.

ARTICLE V

COVENANTS

The following covenants shall apply:

Section 5.01  [Reserved].

Section 5.02  Access; Books and Records.

(a)           Promptly after receipt by Company of notice of any action, claim, investigation or proceeding (commenced or threatened) relating to the transactions entered into pursuant to this Agreement or any other Transaction Document, Company shall inform Assignee of the receipt of such notice and the substance of such action, claim, investigation or proceeding and, if in writing shall furnish Assignee with a copy of such notice and any related materials with respect to such action, claim, investigation or proceeding.

(b)           Company shall keep and maintain, or cause to be kept and maintained, at all times full and accurate books of account and records adequate to correctly reflect all payments paid and/or payable with respect to Assigned Interests and all deposits made into the applicable Deposit Accounts.

(c)           Assignee and any of Assignee’s Consultants shall have the right, upon ****** Days’ written notice given by Assignee to Company, to visit Company’s offices and properties where Company keeps and maintains its books and records relating or pertaining to the Assigned Interests and the other Collateral for purposes of conducting an audit of such books and records, and to inspect, copy and audit such books and records, during normal business hours.  During any such audit, Company will provide Assignee and any of Assignee’s Consultants reasonable access to such books and records, and shall permit Assignee and any of Assignee’s Consultants to discuss the business, operations, properties and financial and other condition of Company relating or pertaining to the Assigned Interests and the other Collateral with officers of such parties, and with their independent certified public accountants (to the extent such independent certified accountants agree to discuss such matters with Assignee).  Assignee’s visits to Company’s offices pursuant to this subsection (c) shall occur not more than two (2) times per calendar year; provided, however, that Assignee may so visit more frequently to the extent that there has occurred an event, a reasonably foreseeable consequence of which is a Material Adverse Effect, and Assignee’s visit or visits to Company’s offices in connection therewith are directly related to such event.  To the extent any License Agreement contains provisions requiring confidential treatment of any information, including financial information, that would prohibit Company from providing such information to the Assignee, in connection with any audit permitted hereunder, Company shall have its independent certified public accountants provide a summary of the relevant information and certify that such information is true and correct in all respects.

(d)           In the event any audit of the books and records of Company relating to the Assigned Interests or the other Collateral by Assignee and/or any of Assignee’s Consultants reveals that the amounts paid to Assignee hereunder for the period of such audit have been understated by more than ****** of the amounts determined to be due for the period subject to such audit, then the Audit Costs in

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

respect of such audit shall be borne by Company; in all other cases, such Audit Costs shall be borne by Assignee.  Each party shall promptly pay to the other any amount due.

(e)           To the extent Company has the right to perform or cause to be performed inspections or audits under any of the License Agreements regarding payments payable and/or paid thereunder (each, a “License Party Audit”), Company shall, at the reasonable request of Assignee, cause such License Party Audit to be promptly performed.  In conducting a License Party Audit, Company may engage its then retained internationally recognized independent public accounting firm, or, if Company elects otherwise, such other internationally recognized independent public accounting firm reasonably acceptable to Assignee, unless the applicable License Agreement shall require the use of another accounting firm.  Promptly after completion of any License Party Audit (whether or not requested by Assignee), Company shall promptly deliver to Assignee an Audit Report in respect of such License Party Audit, that has been certified to be true and correct in all respects by the auditor.

Section 5.03  Contract Compliance.

Without limiting Company’s other obligations set forth herein with respect to License Agreements and In Licenses, Company shall not fail to perform under or comply with any Material Contract by which it is bound, in each case, in such a manner, individually or in the aggregate, that has or would have a Material Effect on the Assigned Interests.

Section 5.04  Confidentiality; Public Announcement.

(a)           Except as set forth in Section 5.04(b), all information furnished by Assignee to Company or by Company to Assignee, including the Confidential Information, in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby, as well as the terms, conditions and provisions of this Agreement and any other Transaction Document, shall be kept confidential by the recipient thereof, and shall be used by the recipient thereof only in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby.  Notwithstanding the foregoing, Assignee may disclose such information to its partners, directors, employees, managers, officers, investors, bankers, advisors, trustees and representatives, sources of finance, purchasers of interests and Assignee’s Consultants on a need-to-know basis, provided that such Persons shall be informed of the confidential nature of such information and, shall be obligated to keep such information confidential pursuant to the terms of this Section 5.04(a) or with respect to financial institutions, other sources of finance and fiduciaries, according to their customary practices.

(b)           Company and Assignee shall (i) agree, as of the Closing, upon the form and content of the initial press release by Company with respect to the Transaction and (ii) agree, subject to the Company’s obligation to comply with applicable law, upon the form of the initial SEC filings by Company with respect to the Transaction.  Any subsequent disclosures by Company with respect to the Transaction shall, except as otherwise agreed by Assignee, be substantially consistent in terms of content with the initial SEC filings, provided, however, that the Company may make any subsequent disclosures with respect to the Transaction without the consent of Assignee as may in its reasonable judgment based on advice of outside counsel be required by applicable law, provided further that (x) Company provides notice to Assignee prior to such disclosure, together with the form of proposed disclosure, with sufficient time for Assignee to comment, taking into account the time legally required for response (which notice shall in any event be given at least ****** Days prior to the date the response is required by applicable law or, in the event disclosure is required by applicable law in a period of less than ****** Days, immediately upon Company becoming aware that such disclosure may be required) and (y) Company and

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

its outside counsel only rejects any objections or requests that Assignee may have in connection with such disclosure on reasonable grounds.

Section 5.05  Quarterly Reports and Business Reports, and Meetings.

Company shall, promptly after the end of each fiscal quarter of Company (but in no event later than ****** days following the end of such quarter), produce and deliver to Assignee a Quarterly Report and Business Report for such quarter, together with a certificate of a senior officer of Company, certifying that to the Actual Knowledge of the Company that such Quarterly Report and Business Report are true, correct and accurate in all material respects.  Following a Purchase Option Event, to the extent that Assignee reasonably believes that current activities as detailed in a Business Report require reports more frequently than quarterly in the event there are activities material to the Assigned Interests Assignee shall have the right to request or require that Company prepare Business Reports to deliver to Assignee on a more frequent basis, but in no event more than monthly.  Following receipt of any Business Report, Assignee shall have the right to require a meeting in person or by phone with management of Company to discuss matters related to the LFRP. With each Quarterly Report, Company shall provide a copy to Assignee of each new executed License Agreement, In License and a copy of any amendment or other action (and notification of any action not in writing) as described in Section 5.11(c)(ii).

Section 5.06  Consent Procedures.

Notwithstanding particular periods for consent set forth herein, where a consent is required from Assignee hereunder, Assignee shall use commercially reasonable efforts to provide such consent as early as is reasonable (taking into account availability of its personnel, its applicable approval procedures and provision of information by Company).

Section 5.07  Purchase Options.

(a)           Subject to Section 5.07(a)(ii), in the event that a Purchase Option Event shall occur, Assignee shall have the right, but not the obligation (the “Assignee Repurchase Option”), exercisable from the date of the Purchase Option Event (whether or not Company gives notice thereof) through the date ****** days after Assignee’s receipt of written notice from Company of the Purchase Option Event, to require Company to repurchase from Assignee the Assigned Interests by providing a written notice to Company exercising such right.

(i)            The purchase price payable by Company in the event of an Assignee Repurchase Option (the “Assignee Repurchase Option Price”) shall be calculated as follows:
(A)          for any Assignee Repurchase Option arising as a result of a Purchase Option Event described in clauses (i) through (vi) and clause (vii)(D) thereof, the Assignee Repurchase Option Price shall equal the greater of (I) two hundred percent (200%) of the Purchase Price (including any Performance Payment paid by Assignee) paid pursuant to Section 2.03; or, (II) an amount sufficient to provide an IRR of twenty-five percent (25%) on the Purchase Price (including any Performance Payment paid by Assignee) paid pursuant to Section 2.03; or,

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

(B)           for any Assignee Repurchase Option arising as a result of a Purchase Option Event described in clause (vii)(A)-(C) and (E) thereof, the Assignee Repurchase Option Price shall equal in each case as of the date of payment of the Assignee Repurchase Option Price:

(I)    On of before December 31, 2010, the greater of (a) one hundred ten percent (110%) of the Purchase Price (including any Performance Payment paid by Assignee) paid pursuant to Section 2.03; or, (b) an amount sufficient to provide an IRR of ten percent (10%) on the Purchase Price (including any Performance Payment paid by Assignee) paid pursuant to Section 2.03; or,

(II)   Following December 31, 2010 through the end of the Term, the greater of (a) one hundred fifty percent (150%) of the Purchase Price (including any Performance Payment paid by Assignee) paid pursuant to Section 2.03; or, (b) an amount sufficient to provide and IRR of fifteen percent (15%) on the Purchase Price (including any Performance Payment paid by Assignee) paid pursuant to Section 2.03;

in each case as of the date of payment of the Assignee Repurchase Option Price

(ii)           With respect to any Assignee Repurchase Option arising as a result of a Purchase Option Event described in clause (vii)(A)-(C) or (E) thereof, Company shall have the right, but not the obligation, exercisable by providing written notice to Assignee within ****** Days following its receipt of written notice from Assignee of such Assignee Repurchase Option, to avoid payment of the Assignee Repurchase Option Price due under Section 5.07(a)(i)(B) above by (x) providing a written notice to Assignee that Company intends to make an Initial Make Whole Payment at the end of the calendar year in which such Purchase Option Event occurred and (y) within ****** days after the end of such calendar year, paying to Assignee by wire transfer of immediately available funds directly to Assignee’s Account an amount equal to the Initial Make Whole Payment, together with a notice setting out the calculation of such amount.  In addition, Company shall be permitted to avoid payment of the Assignee Repurchase Option Price in further consecutive calendar years in which there is a Make Whole Payment greater than zero, by paying any Further Make Whole Payments to be made by wire transfer of immediately available funds directly to Assignee’s Account, and providing a written notice setting out the calculation of such amount, no later than within ****** days after the end of any calendar year in which there is a Further Make Whole Payment greater than zero, for each calendar year through the end of the Term unless either (X) in any two consecutive calendar years (but not including calendar year 2007), the total Make Whole Payments equal or exceed fifty percent (50%) of the Applicable Percentage of the Projected Program Revenues in each of such two (2) consecutive calendar years, (Y) in any three (3) consecutive calendar years (but not including calendar year 2007), the total Make Whole Payments

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

equal or exceed thirty-three percent (33%) of the Applicable Percentage of the Projected Program Revenues in each of such three (3) consecutive calendar years, ******, or (Z) ******, in each of which cases, at the end of the calendar year in which the final such Make Whole Payment would be due, Company shall be required to repurchase from Assignee the Assigned Interests at the Assignee Repurchase Option Price.  Notwithstanding anything to the contrary set forth in this Section 5.07(a)(ii), (A) in the event the actual amounts otherwise received by Assignee related to the Assigned Interests for any calendar year for which a Make Whole Payment is to be calculated exceeds the Applicable Percentage of the Projected Program Revenues for such calendar year, the Make Whole Payment for such period shall be zero; and (B) regardless of whether Company makes a Make Whole Payment hereunder, neither the Make Whole Payment mechanisms set forth herein nor the payment of any such Make Whole Payment shall be deemed to be Assignee’s sole remedy hereunder, or to operate as a waiver of any right including with respect to any uncured breach, and Assignee shall have the right to pursue any other remedies available at law or equity with respect to any breach or default hereunder (provided that any amounts payable to Assignee in connection with its pursuit of such remedies shall be reduced by the amount of any applicable Make Whole Payment).  Following the end of the calendar year in which the final Make Whole Payment permitted hereunder is made, or following any failure by Company to make a Make Whole Payment when due, with respect to any Assignee Repurchase Option arising as a result of a Purchase Option Event described in clause (vii)(A)-(C) or (E) thereof, including any continuing uncured Purchase Option Event, Company shall be required to repurchase from Assignee the Assigned Interests at the Assignee Repurchase Option Price.  For the avoidance of doubt, (i) no Make Whole Payment shall ever be required to be made by Assignee to Company and (ii) upon receipt of a written notice that Company intends to make an Initial Make Whole Payment, Assignee shall be precluded from exercising its right to require an Assignee Repurchase Option arising as a result of any Purchase Option Event described in clause (vii)(A)-(C) or (E) thereof for the calendar year in which such notice falls and, thereafter, in the event Company makes the Initial Make Whole Payment and for so long as the Company makes Further Make Whole Payments to the extent permitted herein.
(iii)          In the event that Assignee elects to exercise its rights to require an Assignee Repurchase Option, then Company shall, within ****** days following Company’s receipt of Assignee’s repurchase election notice if the Assignee Repurchase Option is based on a Purchase Option Event described in clauses (iii), (iv), (v), or (vi) thereof and otherwise within ****** days following Company’s receipt of Assignee’s repurchase election notice (unless Company elects to make and does make the Make Whole Payment(s) as described in Section 5.07(a)(ii) with respect to any Assignee Repurchase Option arising as a result of a Purchase Option Event described in clause (vii)(A)-(C) or(E) thereof), repurchase from Assignee the Assigned Interests at the Assignee Repurchase Option Price, the payment of which shall be made by wire transfer, in immediately available funds, to Assignee’s

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Account designated by Assignee in such election notice.  Notwithstanding anything to the contrary contained herein, immediately upon the occurrence of a Bankruptcy Event or a Notice Event, Assignee shall be deemed to have automatically and simultaneously elected to have Company repurchase from Assignee the Assigned Interests for the Assignees Option Repurchase Price and Assignee Repurchase Option Price shall be immediately due and payable without any further action or notice by any party, with no right by Company to avoid such Assignee Repurchase Option by making the Make Whole Payment(s) described in Section 5.07(a)(ii).
(iv)          An example of a Make Whole Payment timing as set forth on Exhibit A.

(b)           Company may, at its election, at any time repurchase all, but not less than all, of the Assigned Interests (a “Call”) for a repurchase price equal to (i) until the second anniversary of the Closing Date, one hundred seventy-five percent (175%) of the Purchase Price (including any Performance Payment paid by Assignee) made pursuant to Section 2.03 or (ii) thereafter, the greater of (A) two hundred percent (200%) of the Purchase Price (including any Performance Payment paid by Assignee) paid pursuant to Section 2.03 or (B) an amount sufficient to provide an IRR of twenty five percent (25%) on the amount of the Purchase Price (including any Performance Payment paid by Assignee) paid pursuant to Section 2.03 (the “Call Price”), in each case calculated as of the date of payment of the Call Price.

(c)           The Assignee Repurchase Option Price and the Call Price (collectively, the “Repurchase Price”) shall, in each case, be reduced by the sum of the total payments received and retained by Assignee under Section 2.02 and Section 5.07(a)(ii).

(d)           In connection with the consummation of an Assignee Repurchase Option or a Call pursuant to subparagraphs (a) and (b) above (each, a “Repurchase Event”), Assignee agrees that it will (i) promptly execute and deliver to Company such UCC termination statements and other documents as may be necessary to release, or evidence the relative ranking of, Assignee’s Lien on the Collateral and otherwise give effect to such Repurchase Event and (ii) take such other action or provide such other assistance as may be necessary to give effect to the Repurchase Event.

(e)           Assignee’s failure to exercise the Assignee Repurchase Option under Section 5.07(a) upon the occurrence of a Purchase Option Event shall not preclude Assignee from exercising the Assignee Repurchase Option under Section 5.07(a) upon the occurrence of a subsequent Purchase Option Event.

Section 5.08  Security Agreement.

Company shall at all times until the Obligations of Company are paid and performed in full grant in favor of Assignee for the duration provided in the Security Agreement, a valid, continuing, first perfected lien on and security interest in the Collateral described in the Security Agreement.  Company shall not grant a security interest in any of its property pledged under the Security Agreement to any party other than Assignee (including to Genzyme Corporation), or create, incur, assume or suffer to exist any Lien, or exercise any right of rescission, offset, counterclaim or defense, upon or with respect to the Collateral, or agree to do or suffer to exist any of the foregoing, except for (i) Permitted Liens or (ii) any Lien or agreements in favor of Assignee granted under or pursuant to this Agreement and the other Transaction Documents.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Section 5.09  Reasonable Efforts; Further Assurance; Future Grant.

(a)           Subject to the terms and conditions of this Agreement, each party hereto will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement and any other Transaction Document.  Company agrees to execute and deliver such other documents, certificates, agreements and other writings (including any financing statement or other filings requested by Assignee to protect and maintain the perfection of Assignee’s lien on and security interest in the Collateral) and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and any other Transaction Document and to vest in Assignee good, valid and marketable rights and interests in and to the Assigned Interests free and clear of all Liens, except those Liens created in favor of Assignee pursuant to the Security Agreements and any other Transaction Document. Notwithstanding the foregoing or the remainder of this Section 5.09, Company shall not be obligated to seek an amendment to any License Agreement.

(b)           Each of the parties hereto shall execute and deliver such additional documents, certificates and instruments, and perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out and effectuate all of the provisions of this Agreement and any other Transaction Document and to consummate all of the transactions contemplated by this Agreement and any other Transaction Document.  Solely for the purposes of subparagraph (vii)(D) of the definition of “Purchase Option Event”, the words “or appropriate” shall be deemed removed from the foregoing sentence of this Section 5.09(b).

(c)           Company and Assignee shall cooperate and provide assistance as reasonably requested by the other parties in connection with any litigation, arbitration or other proceeding (whether threatened, existing, initiated, or contemplated prior to, on or after the date hereof) to which any party hereto or any of their respective officers or directors, is or may be a party, or have an interest in, in each case relating to this Agreement, any other Transaction Document, the Assigned Interests or any other Collateral, or the transactions described herein or therein but in all cases excluding any litigation brought by Company against Assignee or brought by Assignee against Company.

(d)           The provisions of Section 14(e) of the Security Agreement are hereby incorporated by reference.

Section 5.10  Baxter Consent.

In the event, as of the Closing Date, Company has not obtained a consent letter executed by Baxter Healthcare S.A. and Baxter Healthcare Corporation substantially in the form of Exhibit F (the “Baxter Consent”), Company shall use its best efforts (including, for the avoidance of doubt, the payment of money if necessary) to obtain the Baxter Consent.

Section 5.11  Additional Covenants of Company.

(a)           ******

(b)           ******

(c)           Without the prior written consent of Assignee, which consent shall not be unreasonably withheld, the Company shall not:

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

(i)            ****** or,
(ii)           ******.

Consent hereunder shall be provided or denied within ****** Days after notice and provision of such information as may be reasonably requested by the Assignee from the Company.

(d)           Promptly after Company having Knowledge of any fact, circumstance or event with respect to any License Agreement or any In License which alone or together with other facts, circumstances or events could reasonably be expected (with or without the giving of notice or passage of time or both) to have a Material Adverse Effect, Company shall give a written notice to Assignee by confirmed email notifying Assignee of the relevant facts, circumstances or events, which notice shall depending on Company’s reasonable judgment of the materiality of and/or urgency of the situation either be promptly given within a matter of days or alternatively included in the next Quarterly Report, provided that in any situation where Company knows a press release or other public disclosure is to be made, Company shall use all reasonable efforts to provide such information to Assignee as early as possible but in no event later than simultaneously with such release or other public disclosure.

(e)           ******

(f)            ******

(ii)   Company shall exercise its rights to obtain reports showing the calculations of Royalties due and any other material reports from each Contract Party as required under their License Agreements.

(g)           After becoming aware of any of the following, Company shall provide Assignee with immediate written notice as to items (i) and (ii) below, and written notice within ****** Days for items (iii) and (iv) below:

(i)            the occurrence of a Purchase Option Event;
(ii)           the intent of Company to take any of the actions set forth in clauses (i) or (ii) of the definition of Bankruptcy Event (a “Bankruptcy Notice”); or,
(iii)          any material breach or default by Company of any covenant or other provision of this Agreement or any other Transaction Document;
(iv)          any representation or warranty made or deemed made by Company in any of the Transaction Documents or in any certificate delivered to Assignee pursuant hereto shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made or deemed made.

(h)           Company shall, at Company’s sole cost and expense, (A) take any and all actions and make all payments, which are necessary and desirable to diligently maintain the LFRP Patents owned by it, and (B) ******.

(i)            Company shall maintain insurance policies with the same or better coverages and limits as those set forth on Schedule 3.19 with the Insurance Providers or with insurance companies rated at least as high as the Insurance Providers as of the Execution Date (according to A.M. Best Company, Inc.).

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

(j)            Company shall not Transfer all or any part of its interests in any License Agreements or In Licenses or any LFRP Intellectual Property, except for licenses of LFRP Intellectual Property and transfers of LFRP Libraries and biological material within the scope permitted under paragraph (iii) of the definition of “Purchase Option Event.”

(k)           Company shall ensure that the claims and rights of Assignee created by this Agreement and any other Transaction Document in and to the Assigned Interests and any other Collateral are and shall remain senior to any obligations of Company to any other Person.

(l)            Company shall cause each of its officers, employees, consultants and other agents to assign, to Company all improvements of or to the LFRP Intellectual Property that arise on or after the Closing Date, and agrees to cause such Persons to execute and deliver, all instruments, documents and agreements as are reasonably required to effectuate such assignment.

(m)          Company shall not use any current or future protein, peptide or antibody selection technology to establish a business or business unit competing with the LFRP or enable a third party to use for funded research or license out any such technology in a way that would compete with the LFRP.

Section 5.12  LFRP; Future Licenses.

(a)           Company and Assignee shall promptly following the Closing discuss and attempt in good faith to reach agreement upon Assignee’s suggestions for structures and terms to include in Future Licenses. In addition, Future Licenses shall incorporate certain key terms, as such key terms are described in Exhibit B.  ******  Company shall provide Assignee, following execution of a Future License by Company and any Contract Party, a copy of the Future License.

(b)           If Company at any time and from time to time during the term of this Agreement, proposes to materially change the terms contained in any Future License from those mandatory and desirable agreed to pursuant to Section 5.12(a) and Exhibit B, then at an appropriate point in the negotiations allowing realistic input by Assignee (and without limiting Company’s obligation to obtain consent from Assignee with respect to any mandatory term) but in any event at least ****** Days prior to the execution and delivery of any License Agreement that includes such a material deviation, Company shall give written notice by confirmed email to Assignee indicating that Company proposes to enter into such a License Agreement and the anticipated date of execution of such proposed License Agreement.

(c)           ******

(d)           With respect to any Future License or invoice entered into or issued by Company under any License Agreement, Company shall include as a term of such Future License or in the payment instructions of any such invoice that any party thereto or recipient thereof remit when due all Royalties that are due and payable to Company in respect of or derived from such License Agreement or invoice during the Term to the Lockbox Account.

(e)           ******

(f)            In the event that a License Agreement is converted by (A) amendment, (B) extension, (C) termination and entry into a new agreement, (D) succession, (E) acquisition, or otherwise, into a Co-Development Agreement, (i) such conversion shall be structured such that Company shall be liable to Assignee for making payments to the Lockbox Account in the amounts of the Royalties that would be due, with such payments being made at the times as and when such Royalties would be due, had such Excluded Agreement remained a License Agreement under its terms as of the date of conversion (and

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

with Assignee’s security interest continuing to cover any payments from the Contract Party to Company); and (ii) Company shall be responsible for any payments to third parties that may be due with respect to any such Co-Development Agreement and no payments to Assignee shall be subject to any incremental Offsets arising in connection with such conversion.  ******

(g)           In the event that Company shall enter into any future In License under which any LFRP Patents shall be licensed to Company, such In License shall be assignable in connection with the LFRP and shall expressly permit the grant of a security interest in favor of Assignee, unless Company shall first obtain Assignee’s consent.  Consent hereunder shall be provided or denied within ****** Days after notice and provision of such information as may be reasonably requested by the Assignee from the Company.

Section 5.13  Financial Statements.

Company shall maintain systems of internal accounting controls sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability.  Company shall deliver to Assignee the following financial statements:

(a)           Within ****** days after the end of each calendar quarter, copies of the unaudited consolidated financial statements of Company and its Subsidiaries for the prior fiscal quarter.

(b)           Within ****** days after the end of each calendar year, copies of the audited consolidated financial statements of Company and its Subsidiaries for the prior calendar year.

(c)           Within ****** days prior to the end of each calendar year, a certificate of the chief financial officer of Company in a form satisfactory to Assignee pursuant to which such officer attaches and certifies the operating budget and plan respecting the LFRP for the next calendar year.

Section 5.14  Tax Treatment.

Notwithstanding any accounting treatment thereof, Company and Assignee shall treat the transactions contemplated by the Transaction Documents as a debt transaction for United States federal, state, and local tax purposes.

ARTICLE VI

THE CLOSING; CONDITIONS TO CLOSING AND FUNDING

Section 6.01  Closing.

Subject to the closing conditions set forth in Sections 6.02 and 6.03, the closing of the purchase and sale of the Assigned Interests (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 555 California Street, Suite 2700, San Francisco, California 94104, on the Closing Date.

Section 6.02  Conditions Applicable to Assignee.

The obligations of Assignee to effect the Closing and the payment of the Purchase Price due on the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived by Assignee in its sole discretion:

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

(a)           Accuracy of Representations and Warranties.  The representations and warranties of Company set forth in this Agreement and the other Transaction Documents shall be true, correct and complete in all material respects as of the Closing Date.

(b)           No Adverse Circumstances.  There shall not have occurred or be continuing any event or circumstance (including any development with respect to the LFRP Intellectual Property or the use or expected future use of the same in the LFRP or the anticipated level of Royalties) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)           Litigation.  No action, suit, litigation, proceeding or investigation shall have been instituted, be pending or threatened (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with the transactions contemplated by this Agreement, or (ii) seeking to restrain or prohibit Assignee’s acquisition or future receipt of the Assigned Interests.

(d)           Officer’s Certificates.  Assignee shall have received at the Closing a certificate of a Senior Officer of Company pursuant to which such officer certifies that the conditions set forth in Sections 6.02(a), (b) and (c) have been satisfied in all respects as of the Closing Date.

(e)           Legal Opinions.

(i)            Assignee shall have received an opinion of Edwards Angell Palmer & Dodge LLP, counsel to Company, dated as of the Closing Date, in form and substance satisfactory to Assignee and its counsel, to the effect set forth on Exhibit E(i).
(ii)           Assignee shall have received an opinion of Fish and Richardson, counsel to Company, dated as of the Closing Date, in form and substance satisfactory to Assignee and its counsel, to the effect set forth on Exhibit E(ii).
(iii)          Assignee shall have received an opinion of Wolf Greenfield, counsel to Company, dated as of the Closing Date, in form and substance satisfactory to Assignee and its counsel, to the effect set forth on Exhibit E(iii).
(iv)          Assignee shall have received an opinion of its General Counsel, dated as of the Closing Date, in form and substance satisfactory to Assignee and its counsel, to the effect set forth in Exhibit E(iv).

(f)            [Reserved].

(g)           Security Agreement.  The Security Agreement shall have been duly executed and delivered by all the parties thereto and shall be in form of Exhibit C hereto, together with proper financing statements (including Form UCC-1s) for filing under the UCC and/or any other applicable law, rule, statute or regulation relating to the perfection of a security interest in filing offices in the jurisdictions listed on Schedule 6.02(g), as well as a collateral security agreements for filing in the US Patent and Trademark Office and Copyright Office.

(h)           Lockbox Agreement.  The Lockbox Agreement shall have been duly executed and delivered by all the parties thereto and shall be in the form of Exhibit D hereto.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

(i)            Genzyme Release.  Assignee shall have received a release of any interest of Genzyme Corporation in the Collateral, in form and substance satisfactory to Assignee.

(j)            Corporate Documents of Company.  Assignee shall have received on the Closing Date, a certificate, dated the Closing Date, of a Senior Officer of Company (the statements made in which shall be true and correct on and as of the Closing Date):  (i) attaching copies, certified by such officer as true and complete, of Company’s certificate of incorporation or other organizational documents (together with any and all amendments thereto) certified by the appropriate Governmental Authority as being true, correct and complete copies; (ii) attaching copies, certified by such officer as true and complete, of resolutions of the Board of Directors of Company authorizing and approving the execution, delivery and performance by Company of this Agreement, the other Transaction Documents and the transactions contemplated herein and therein; (iii) setting forth the incumbency of the officer or officers of Company who have executed and delivered this Agreement and the other Transaction Documents including therein a signature specimen of each such officer or officers; and (iv) attaching copies, certified by such officer as true and complete, of certificates of the appropriate Governmental Authority of the jurisdiction of formation, stating that Company is in good standing under the laws of such jurisdiction.

(k)           Lack of Purchase Option Event.  There shall not have occurred a Purchase Option Event.

(l)            Covenants.  Company shall have complied in all material respects with the covenants set forth in this Agreement and each other Transaction Document.

Section 6.03  Conditions Applicable to Company.

The obligations of Company to effect the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived by Company in their sole discretion:

(a)           Accuracy of Representations and Warranties.  The representations and warranties of Assignee set forth in this Agreement shall have been true, correct and complete as of the Closing Date.

(b)           Litigation.  No action, suit, litigation, proceeding or investigation shall have been formally instituted, be pending or threatened (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with the transactions contemplated by this Agreement, or (ii) seeking to restrain or prohibit Assignee’ acquisition or future receipt of the Assigned Interests.

(c)           Officer’s Certificate.  Company shall have received at the Closing a certificate of a Senior Officer of Assignee certifying that the conditions set forth in Sections 6.03(a) and (b) have been satisfied, in all respects as of the Closing Date.

(d)           General Counsel Letter.  The Company shall have received a letter with respect to the liability of its General Counsel in form and substance satisfactory to the Company, the General Counsel and Assignee.

Section 6.04  Full Payment.

The amount of the Purchase Price payable pursuant to Section 2.03 (not including any Performance Payment that may become due after the Closing Date) shall be paid to Company by

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Assignee no later than August 29, 2006, provided that (A) Assignee shall have received a revised opinion of Wolf Greenfield & Sachs, P.C., as required pursuant to Section 6.02(e)(iii), dated as of the Closing Date, in the form provided as of the date hereof, except that it shall unambiguously identify the matters on which that firm has acted for Company and the documents reviewed by the firm and specify the finally resolved disputes referred to in paragraph 8 thereof; (B) Assignee shall have received a revised opinion of Fish & Richardson P.C., as required pursuant to Section 6.02(e)(ii), in the form provided as of the date hereof but dated as of the Closing Date, and including an Appendix A listing matters on which that firm has acted for Company; (C) financing statements shall have been filed as required under Section 6.02 (g); and (D) there shall not have occurred a Purchase Option Event.

ARTICLE VII

TERMINATION

Section 7.01  Termination Date.

This Agreement shall, subject to Section 7.03, terminate following receipt by Assignee of its Assigned Interests earned through December 31, 2017; provided, however, with respect to any Obligations under this Agreement that remain unpaid and any payments that are required to be made by one of the parties hereunder after that date, this Agreement shall remain in full force and effect until any and all such payments have been made in full, and solely for that purpose.  In addition, this Agreement shall sooner terminate if Assignee or Company shall have exercised their right under Section 5.07(a) or (b), respectively, with the termination date in that event being the date on which Company completes the repurchase in full of the Assigned Interests and pays in full in cash the Assignee Repurchase Option Price or the Call Price or other applicable amount, as the case may be.  Furthermore, this Agreement shall sooner terminate if Assignee does not make the payment described in Section 6.04, with the termination date in that event being August 30, 2006.

Section 7.02  Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders other than the provisions of this Section 7.02 and Sections 2.02 (Lockbox; Payment in Respect of the Assigned Interests) (to the extent necessary to implement Section 7.01), 2.04 (No Assumed Obligations), 5.02 (Access, Books and Records), 5.04 (Confidentiality, Public Announcement), 8.01 (Survival), 8.02 (Specific Performance), 8.03 (Notices), 8.04 (Successors and Assigns), 8.05 (Indemnification), 8.09 (Amendments; No Waivers), 8.14 (Governing Law; Jurisdiction) and 8.15 (Waiver of Jury Trial; Exclusion of Punitive Damages) hereof, which shall survive any termination as set forth in Section 8.01; provided, that the foregoing shall not impair any right or obligation that accrued prior to such termination or that is intended to survive such termination in accordance with Section 7.01.  Nothing contained in this Section 7.02 shall relieve any party from liability for any breach of this Agreement.

Section 7.03  Term Extension.

In the event that as of December 31, 2017, Assignee has not received amounts into Assignee’s Account equal to at least two hundred twenty-five percent (225%) of the Purchase Price

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

(including any Performance Payment) paid pursuant to Section 2.03, the Term shall be extended until December 31, 2019, subject to any termination described in Section 7.01.

ARTICLE VIII

MISCELLANEOUS

Section 8.01  Survival.

(a)           All representations and warranties made herein and in any other Transaction Document and in any certificates delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the closing and shall continue to survive indefinitely, except that the following representations and warranties shall terminate at the end of two (2) years after the later of the Closing or any Performance Payment Date: 3.05, 3.06, 3.07, 3.08, 3.09, 3.15, 3.16 and 3.19.  The representations and warranties in Articles III and IV hereof are made as of the Execution Date and again as of the Closing hereof except as expressly set forth therein, provided that in the event of a Performance Payment, the representations and warranties in Article III shall be made again as of the Performance Payment Date as set forth in Exhibit P.  The fact that a representation or warranty shall have been made as of the Execution Date and/or Performance Payment Date shall not limit a later claim where a set of facts or a legal issue existed as of the date when the representation or warranty was made but such set of facts or legal issue was not known at such date.  Notwithstanding anything in this Agreement or implied by law to the contrary, all the agreements contained in Sections 2.02 (to the extent necessary to implement Section 7.01), 2.04, 5.02, 5.04, 8.02, 8.03, 8.04, 8.05, 8.09, 8.14, 8.15 and this Section 8.01 shall survive indefinitely following the execution and delivery of this Agreement and the Closing and the termination of this Agreement.

(b)           Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement and the other Transaction Documents, and the parties may rely on the representations and warranties in this Agreement and the other Transaction Documents irrespective of any information obtained by them by any investigation, examination or otherwise.

Section 8.02  Specific Performance.

Each of the parties hereto acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement or any of the other Transaction Documents.  In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

Section 8.03  Notices.

All notices, consents, waivers and communications hereunder given by any party to the other shall be in writing (including facsimile transmission) and delivered personally, by e-mail or facsimile (provided in each case that receipt is confirmed and that a copy is provided in addition by personal delivery, by courier or by mail as provided herein), by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed:

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

If to Assignee to:

c/o Paul Capital Advisors, L.L.C.
50 California Street
Suite 3000
San Francisco, California 94111
Attention:  Chief Financial Officer
Facsimile:  (415) 283-4301
E-mail: pjensen@paulcap.com

with a copy to:

Lionel Leventhal
Paul Capital Advisors, L.L.C.
140th East 45th Street, 44th Floor
New York, New York 10017
Facsimile:  (646) 264-1101
E-mail: lleventhal@paulcap.com

And:

Gregory Brown, M.D.
Paul Capital Advisors, L.L.C.
140th East 45th Street, 44th Floor
New York, New York 10017
Facsimile:  (646) 264-1101
E-mail: gbrown@paulcap.com

And:

Kirkland & Ellis LLP
555 California Street, Suite 2700
San Francisco, CA 94104
Attention: Stephen Johnson
Facsimile:  (415) 439-1500
E-mail: sjohnson@kirkland.com

If to Company to:

Dyax Corp.
300 Technology Square
Cambridge, MA 02139
Attention:  Chief Financial Officer
Facsimile:  (617) 374-3773
E-mail: ssg@dyax.com

with a copy to:

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Dyax Corp.
300 Technology Square
Cambridge, MA 02139
Attention:  General Counsel
Facsimile:  (617) 225-7708
E-mail: imagovcevic@dyax.com

And:

Dyax Corp.
300 Technology Square
Cambridge, MA 02139
Attention:  Senior Corporate Counsel
Facsimile:  (617) 225-7708
E-mail: aashe@dyax.com

And:

Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA 02199
Attention:  Stacie S. Aarestad
Facsimile:  (617) 227-4420
E-mail:  saarestad@eapdlaw.com

or to such other address or addresses as Assignee or Company may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt.  All such notices, consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three (3) Business Days after dispatch, unless such communication is sent trans-Atlantic, in which case shall be deemed effective five (5) Business Days after dispatch, (b) when telegraphed, telecopied, telexed or facsimiled, be effective upon receipt by the transmitting party of confirmation of complete transmission, (c) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered or when delivery is confirmed by such courier’s tracking system or (d) when sent by e-mail, upon receipt of a confirmatory return e-mail from the recipient.

Section 8.04  Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and any reference herein to a party shall be deemed a reference to such party’s successors and assigns, if any.  Company shall not be entitled to assign any of its obligations and rights hereunder or any other Transaction Documents either to a third party or to an Affiliate without the prior written consent of Assignee, such consent to be provided or denied within ****** Days after notice from the Company and provision of such information as may be reasonably requested by the Assignee from the Company.  Assignee may assign this Agreement and any of its rights hereunder without restriction; provided that, in the event Assignee assigns this Agreement to any Person that is not an Affiliate of Assignee (other than either Company or one of its Affiliates or successors-in-interest), the definition of Purchase Option Event shall automatically and immediately be amended to delete clause (vii)(A)-(C) thereof.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Section 8.05  Indemnification.

(a)           Company hereby indemnifies and holds Assignee and its Affiliates and any of their respective partners, directors, managers, officers, employees and agents (each an “Assignee Indemnified Party”) harmless from and against any and all Losses (including all Losses in connection with any product liability claims or claims of infringement or misappropriation of any intellectual property rights of any third parties) incurred or suffered by any Assignee Indemnified Party arising out of any breach of any representation, warranty or certification made by Company in any of the Transaction Documents or certificates given by Company in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by Company pursuant to this Agreement or any Transaction Document, including any failure by Company to satisfy any of the Excluded Liabilities and Obligations, or any claim relating to the Excluded Liabilities and Obligations.

(b)           Assignee hereby indemnifies and holds Company, its Affiliates and any of their partners, directors, managers, officers, employees and agents (each an “Company Indemnified Party”) harmless from and against any and all Losses incurred or suffered by an Company Indemnified Party arising out of any breach of any representation, warranty or certification made by Assignee in any of the Transaction Documents or certificates given by Assignee in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by Assignee pursuant to this Agreement or any Transaction Document.

(c)           If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that, the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8.05 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8.05 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.  In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of such counsel.  It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties.  The indemnifying party shall

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           No indemnification payment shall be payable by Company with respect to any Losses otherwise payable under Section 8.05 unless and until such time as all such Losses shall aggregate to more than two hundred and fifty thousand dollars ($250,000).

(e)           Company acknowledges that the fact that Assignee as part of the Assigned Interests has assumed the risk of certain Offsets against royalties under the License Agreements shall not limit any claim for breach of representation or warranty hereunder, except to the extent of each such specific offset under each such License Agreement as disclosed under Section 3.18(l) hereof.

Section 8.06  Expenses; Currency.

Each party hereto will pay all of its own fees and expenses in connection with entering into and consummating the transactions contemplated by this Agreement, except that Company shall at the Closing reimburse Assignee for its reasonable and documented due diligence, legal and other costs and expenses in addition to the ****** already paid to Assignee; provided, that the aggregate of such additional reimbursements shall not itself exceed ******, and Assignee shall submit an itemized invoice setting out all such costs and expenses.  All amounts under this agreement shall be calculated, due and payable in Dollars.

Section 8.07  Independent Nature of Relationship.

(a)           Neither Assignee nor Company has any fiduciary or other special relationship with the other.  Nothing contained herein or in any other Transaction Document shall be deemed to constitute Company and Assignee as a partnership, an association, a joint venture or other kind of entity or legal form.

(b)           No officer or employee of Assignee will be located at the premises of Company, except in connection with an audit performed pursuant to Sections 2.02(p) and 5.02.  No officer or employee of Assignee shall engage in any commercial activity with Company or any of its Affiliates other than as contemplated herein and in the other Transaction Documents.

(c)           Company shall not at any time obligate Assignee, or impose on Assignee any obligation, in any manner or respect to any Person not a party hereto.

(d)           Company is not transferring to Assignee any ownership interest in any LFRP Patents or other LFRP Intellectual Property of Company.

Section 8.08  Entire Agreement.

This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the

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Commission.  Asterisks denote such omission.

parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties or their Affiliates with respect to the subject matter of this Agreement, including the Term Sheet.  No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits, Schedules or other Transaction Documents) has been made or relied upon by either party hereto.  Neither this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.09  Amendments; No Waivers.

(a)           This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the parties hereto.  No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

(b)           No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.10  Interpretation.

When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other.

Section 8.11  Headings and Captions.

The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 8.12  Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

Section 8.13  Severability.

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

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Commission.  Asterisks denote such omission.

Section 8.14  Governing Law; Jurisdiction.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO AND ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS.  EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

(c)           EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN SUBSECTION (b) ABOVE OF THIS SECTION 8.14 IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS ON THE OTHER PARTY IN ANY OTHER MANNER PERMITTED BY LAW.

(d)           Except as provided in (e) below, any dispute arising out of or relating to this Agreement shall be resolved by arbitration as provided below:

(i)            All arbitrations shall be conducted in New York, New York, in accordance with the rules for commercial arbitration, as then in effect, of the American Arbitration Association, subject to the terms as herein provided.

(ii)           Within ****** days following a demand for arbitration submitted to the American Arbitration Association, or within such other time period as the parties may agree, each party shall each designate one arbitrator that is a partner in a law firm engaged in the full time practice of law.  Within ****** days after the appointment of the two (2) arbitrators, the two (2) arbitrators shall designate a third arbitrator mutually acceptable to them who has similar professional experience and is not affiliated with any party in interest to such arbitration.  If the arbitrator chosen by Company and the arbitrator chosen by Assignee fail to agree upon the third arbitrator within such ****** day period, a third arbitrator with professional experience as aforesaid shall be

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appointed by the American Arbitration Association as soon as practicable and shall not be affiliated with any party in interest to such arbitration.

(iii)          The arbitrators shall interpret the terms and provisions of this Agreement but shall not have the authority to modify any term or provision of this Agreement.  The arbitrators may proceed to an award notwithstanding the failure of the other party to participate in the proceedings.  The arbitration proceeding shall be held in private and shall include an opportunity for the parties to conduct discovery in advance of the proceeding, which discovery may be limited by rules established by the arbitrators.  The parties agree that they will attempt and they intend that they and the arbitrators shall use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrators within ****** days from the date of selection of the three arbitrators; provided, however, that the arbitrators shall be entitled to extend such period one or more times, if mutually agreed by the parties.  The arbitrators shall immediately deliver a written decision with respect to the dispute to each of the parties, who shall promptly act in accordance therewith.

(iv)          All fees, costs and expenses (including attorneys’ fees and expenses) incurred by the party that prevails in any such arbitration commenced pursuant to this Agreement or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this Agreement or seeking to enforce any order or award of any arbitration commenced pursuant to this Agreement may be assessed (in whole or in part) against the party or parties that do not prevail in such arbitration in such manner as the arbitrators or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances.  All costs and expenses attributable to the arbitrators shall be allocated among the parties to the arbitration in such manner as the arbitrators shall determine to be appropriate under the circumstances.

(v)           Disputes about arbitration procedure shall be resolved by the arbitrators, or failing agreement, by the American Arbitration Association.

(e)           (i) In the event that a dispute shall arise under Section 5.12(e) concerning whether there has been a breach thereof, including a claim by Assignee that payments have been over-allocated to FTE’s or potential License Agreements structured as Co-Development Agreements or otherwise in violation of Section 5.12(e), or whether what is claimed to be a Co-Development Agreement should more properly be classified as a License Agreement (a “Section 5.12(e) Dispute”), then such Dispute shall be resolved by the Referee (as defined below) pursuant to the terms of this Section 8.14(e).

(x)            Promptly following a Section 5.12(e) Dispute shall arise and following a reasonable period not to exceed ****** days in which the parties try to reach agreement on such Dispute, the parties shall jointly seek to retain one or more individuals with expertise in licensing and product development agreements in the biopharmaceutical industry, and in the absence of Agreement of the parties appointed by the Center for Public Resources or another mutually agreed neutral dispute resolution body (the “Referee(s)”). The role of the Referees shall be to determine whether there has been a

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breach of Section 5.12(e). The Referee shall rely on the definitions found in this Agreement, the information the Referee requires with respect to the LFRP and Company’s current and past agreements and business practices, the submissions of the parties, and the Referee’s industry expertise.

(y)           In the event that Assignee believes that there has been a breach of Section 5.12(e), then a Referee shall be promptly appointed. Company shall promptly provide a copy of the relevant agreement to the Referee. Within ****** days thereafter, the parties shall send a statement of no more than ten (10) pages describing the decision in issue and such party’s position as to the correct outcome (a “Party Position”). Company shall not include in its Party Position any information or documents not provided to Assignee with reasonable time for Assignee to consider and comment upon such information and Assignee’s Party Position may be delayed to take account of such information. The Referee may in his or her discretion seek more information from the parties. The Referee shall make a decision in writing within ****** days of the last submission of the Party Positions and may require presentations by the parties with both parties present.  The Referee shall not have ex parte communications with either party.

(z)            All costs and expenses attributable to the Referee shall be borne by Assignee unless such Referee determines that Company has breached Section 5.12(e) of this Agreement, in which case, Company shall be responsible for all such costs and expenses.  Company shall promptly pay by wire transfer into Assignee’s Account any amounts determined by the Referee to be due to Assignee at the time of determination and to the Lockbox Account on an ongoing basis as also determined by the Referee.

(ii)           In the event that any dispute arising out or relating to this Agreement shall also relate to either or both of the Security Agreement or Lockbox Agreement, then such disputes shall not be subject to arbitration but shall be subject to jurisdiction of a court as provided in such Agreements.

Section 8.15  Waiver of Jury Trial; Exclusion of Punitive Damages.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.  IN ADDITION, WITHOUT LIMITING COMPANY’S OBLIGATION TO INDEMNIFY ASSIGNEE FOR ANY THIRD PARTY CLAIM FOR PUNITIVE DAMAGES, IN ANY LITIGATION OR ARBITRATION BETWEEN THE PARTIES HEREUNDER NEITHER PARTY SHALL BE ENTITLED TO SEEK PUNITIVE DAMAGES FROM THE OTHER PARTY.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:	DYAX CORP.

	By:	/s/ Henry E. Blair
		Name:	Henry E. Blair
		Title:	Chief Executive Officer

ASSIGNEE:	PAUL ROYALTY FUND HOLDINGS II

By: Paul Royalty Fund II, L.P., its Managing Partner

By: Paul Capital Royalty Management, LLC, its General Partner

By: Paul Capital Advisors, L.L.C., its Manager

	By:	/s/ Lionel Leventhal
		Name:	Lionel Leventhal
		Title:	Manager

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Exhibit A

Make Whole Payment Timing Example

******

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Commission.  Asterisks denote such omission.

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Exhibit B

Key Terms for Future Agreements

******

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Exhibit C

Company-Assignee Security Agreement

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Commission.  Asterisks denote such omission.

SECURITY AGREEMENT

Dated as of August 23, 2006

between

PAUL ROYALTY FUND HOLDINGS II

and

DYAX CORP.

(in favor of PAUL ROYALTY FUND HOLDINGS II)

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Commission.  Asterisks denote such omission.

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Schedules
Schedule 1	Definitions
Schedule 2(b)(i)	LFRP Patents
Schedule 2(b)(ii)	LFRP Know-How
Schedule 2(b)(iii)	Webphage Software
Schedule 2(c)	License Agreements
Schedule 2(d)	Co-Development Agreements
Schedule 2(e)	In-Licenses
Schedule 2(f)	Books, Records and Databases
Schedule 2(j)(i) and (ii)	Pledged Deposit Accounts
Schedule 11(b)	Filing Jurisdictions
Schedule 11(c)(ii)	Perfection Certificate

Exhibits
Exhibit A	Special Power of Attorney
Exhibit B	Copyright Security Agreement
Exhibit C	Patent Security Agreement
Exhibit D	Trademark Security Agreement
Exhibit E	Letter Agreement with Fisher Clinical Services

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SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Agreement”) is made and entered into as of August 23, 2006 (the “Effective Date”) by and between Dyax Corp., a Delaware corporation (including its successors and assigns, “Company”), and Paul Royalty Fund Holdings II, a California general partnership (including its successors and assigns, “Paul”).

W I T N E S S E T H:

WHEREAS, Company and Paul are parties to that certain Royalty Interest Assignment Agreement dated of even date herewith (as amended, supplemented and otherwise modified from time to time, the “Royalty Agreement”);

WHEREAS, Company has covenanted pursuant to the terms of the Royalty Agreement to enter into this Agreement, under which Company grants to Paul a security interest in and to the Collateral as general and continuing security for the due performance and payment of all of Company’s obligations to Paul under the Transaction Documents;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.               Definitions.  For purposes of this Agreement, capitalized terms and certain other terms used herein shall have the meanings set forth in Schedule 1 hereto.  Capitalized terms used herein and not otherwise defined herein or in Schedule 1 shall have the meanings given such terms in the Royalty Agreement.  Terms used herein and defined in the UCC shall have the meaning ascribed to such terms in the UCC unless the context clearly requires otherwise.

Section 2.               Grant of Security.  Company hereby grants Paul a security interest in of the Company’s right, title and interest in and to the following personal property, whether now or hereafter existing, and wherever the same may be located (all such property, collectively, the “Collateral”):

(a)           the Gross Payments and Assigned Interests;

(b)           the LFRP Patents including those set forth on Schedule 2(b)(i) and LFRP Know-How including that described in Schedule 2(b)(ii), the Webphage® Software as further described in Schedule 2(b)(iii), and all other know-how, materials, trademarks, service marks, trade names and goodwill associated therewith, trade secrets, data, formulations, processes, franchises, inventions, software, copyrights, and all intellectual property (including biological materials), and all registrations of any of the foregoing, or applications therefor, that are (i) owned by, controlled by, issued to, licensed to, licensed by Company and (ii) used in the performance of the LFRP as presently conducted by Company or as conducted by Company as of the Closing Date or during the Term (but specifically excluding the biological material comprising the Company Physical Libraries, it being the intent of the parties that while intellectual property covering or embodied in the LFRP Libraries be within the scope of the Collateral, all biological material comprising the LFRP Libraries except for the Duplicate Libraries is excluded from the Collateral);

(c)           the License Agreements, including those set forth on Schedule 2(c);

(d)           payments to Company under and proceeds of sale of products under any Co-Development Agreements resulting from conversion of any License Agreement into a Co-Development

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Agreement pursuant to Section 5.12(f) of the Royalty Agreement, including any Co-Development Agreement to be listed on Schedule 2(d);

(e)           the In-Licenses including those set forth on Schedule 2(e);

(f)            books, records, data bases, and information related to the LFRP as set forth on Schedule 2(f);

(g)           all general intangibles, including all payment intangibles and all documents (notwithstanding any other provisions herein, as that term is defined in the UCC), instruments (including promissory notes), accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, in each case related to the Gross Payments and Assigned Interests;

(h)           any other intangible assets necessary to the performance of or forming part of the LFRP;

(i)            [Reserved.]

(j)            (i) the Company’s interests in the Lockbox Account, details of which are provided on Schedule 2(j)(i), and any successor account, (ii) the Company Concentration Account, details of which are provided on Schedule 2(j)(ii), and any successor account, and (iii) any other deposit account or securities account containing proceeds of Collateral and into which a party to a License Agreement has remitted Royalties (collectively, the “Pledged Deposit Accounts”), all funds on deposit in each such account, all investments arising out of such funds, all claims thereunder or in connection therewith and special purpose subaccounts maintained therein, and all monies and credit balances from time to time held in the Pledged Deposit Accounts or such subaccounts; all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by Company in substitution for or in addition to any or all of the then existing items described in this subsection (j); and all interest, dividends, cash, securities, rights, instruments and other property at any time and from time to time received, receivable or otherwise distributed in respect of such accounts, such funds, or such investments or received in exchange for any or all of the items described in this subsection;

(k)           all money now or at any time in the possession or under the control of, or in transit to, the Lockbox Bank, or the Company relating to any of the foregoing in this Section 2;

(l)            quantities of biological material comprising a complete copy of each of the LFRP Libraries that are sufficient to be used to create a reproducible supply of the LFRP Libraries (the “Duplicate Libraries”); and

(m)          all Proceeds.

Section 3.               Security for Obligations.  This Agreement secures, and the Collateral pledged by Company is collateral security for, the due and punctual payment or performance in full (including the payment of amounts that would become due but for the operation of the automatic stay under Subsection 362(a) of the United States Bankruptcy Code) of all Secured Obligations of Company.

Section 4.               Company to Remain Liable.  Notwithstanding anything to the contrary contained herein, (a) Company shall remain liable to perform all of its duties and other obligations under the Royalty Agreement to the same extent as if this Agreement had not been executed, and (b) the

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exercise by Paul of any of its rights hereunder shall not release Company from any of its duties or other obligations under the Royalty Agreement.

Section 5.               Promissory Notes and Tangible Chattel Paper.  If Company at any time shall hold or acquire any promissory notes or tangible chattel paper constituting Collateral having a face value greater than twenty-five thousand dollars ($25,000), Company shall forthwith endorse, assign and deliver the same to Paul, accompanied by such instruments of transfer or assignment duly executed in blank as Paul may from time to time specify.

Section 6.               Pledged Deposit Accounts.  Company shall follow the procedures and payment mechanisms relating to the Pledged Deposit Accounts set forth in Section 2 of the Royalty Agreement.

Section 7.               Investment Property.  If Company shall at any time hold or acquire any certificated securities constituting Collateral, Company shall forthwith endorse, assign and deliver the same to Paul, accompanied by such instruments of transfer or assignment duly executed in blank as Paul may from time to time specify.  If any securities constituting Collateral now or hereafter acquired by Company are uncertificated and are issued to Company or its nominee directly by the issuer thereof, Company shall promptly notify Paul thereof and, at Paul’s request, pursuant to an agreement in form and substance satisfactory to Paul in its discretion reasonably exercised, cause the issuer to agree to comply with instructions from Paul as to such securities, without further consent of Company or such nominee.  If any securities constituting Collateral, whether certificated or uncertificated, or other investment property now or hereafter acquired by Company are held by Company or its nominee through a securities intermediary or commodity intermediary, Company shall promptly notify Paul thereof and, at Paul’s request, pursuant to an agreement in form and substance satisfactory to Paul in its discretion reasonably exercised, cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Paul to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Paul to such commodity intermediary, in each case without further consent of Company or such nominee.

Section 8.               Collateral in the Possession of a Bailee.  If any property constituting Collateral is at any time in the possession of a bailee, Company shall promptly notify Paul thereof and, if requested by Paul, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to Paul in its discretion reasonably exercised, that the bailee holds such Collateral for the benefit of Paul and shall act upon the instructions of Paul, without the further consent of Company.

Section 9.               Electronic Chattel Paper and Transferable Records.  If Company at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, constituting Collateral, Company shall promptly notify Paul thereof and, at the request of Paul, shall take such action as Paul may reasonably request to vest in Paul control under UCC §9-105 of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

Section 10.             Letter-of-credit Rights.  If Company is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Company constituting Collateral, Company shall promptly notify Paul thereof and, at the request of Paul, Company shall, pursuant to an agreement in form and substance satisfactory to Paul in its discretion reasonably exercised, arrange for the issuer and any

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confirmer of such letter of credit to consent to an assignment to Paul of the proceeds of any drawing under the letter of credit.

Section 11.             Representations and Warranties.  Company represents and warrants to Paul as of the date hereof, Company (or any predecessor by merger or otherwise) has not, within the four (4) month period preceding the date hereof, had a different name from the name listed on the signature pages hereof.

(b)           Company represents and warrants to Paul as of the date hereof, and represents and warrants to Paul in all material respects on each date it acquires rights in Collateral in which a security interest is purported to be granted hereunder, as follows:

(i)            Ownership of Collateral.  Company has the power to grant a lien and security interest in each item of Collateral upon which it purports to grant a lien or security interest hereunder and the grant of such security interest shall not constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of Company under any lease, license or contract to which it is a party or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC).  Other than such as may have been filed in favor of Paul relating to this Agreement or as contemplated by the Royalty Agreement, no effective UCC financing statement or other instrument similar in effect covering all or any part of the Collateral or the Patents is on file in any filing or recording office.

(ii)           Validity.  This Agreement creates a valid security interest in the Collateral, and upon the filing of the appropriate UCC financing statements naming Paul as secured party and describing the Collateral in the applicable filing office(s) in the jurisdiction(s) listed in Schedule 11(b), such security interest will be perfected in all Collateral in which a security interest can be perfected by the filing of a UCC-1 Uniform Commercial Code financing statement.  Other than Permitted Liens which have priority under law, the security interest in the Collateral granted herein is prior to any and all other Liens.

(iii)          Authorization, Approval.  No authorization, approval, or other action by, and no notice to or filing with, any government or agency of any government or other Person is required either (A) for the assignment, pledge and grant by Company of the security interest granted hereby or for the execution, delivery and performance of this Agreement by Company; or (B) for the perfection of, the pledge, assignment and grant of the security interest created hereby or the exercise by Paul of its rights and remedies hereunder (provided, however, that the exercise by Paul of certain rights and remedies relating to certain licenses or leases of the Company may require the consent of the other parties to such licenses or leases), other than (X) the filing of financing statements in the appropriate office(s) located in the jurisdiction(s) listed on Schedule 11(b) and (Y) the filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office and the filing of the Copyright Security Agreement in the United States Copyright Office and any supplements or amendments thereto.

(iv)          Enforceability.  This Agreement is the legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

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(c)           Other Representations and Warranties.  As of the Closing Date and as of the earlier of the date on which the Quarterly Report is delivered or the date on which such Quarterly Report is due in each fiscal quarter:

(i)            Schedules.  (i) (A) Schedule 2(b)(i) shall set forth all of the LFRP Patents, (B) Schedule 2(b)(ii) shall set forth a description of the LFRP Know-How; (C) Schedule 2(b)(iii) shall set forth a description of the Webphage® Software; (D) Schedule 2(c) shall set forth all of the License Agreements; (E) Schedule 2(d) shall set forth all of the Co-Development Agreements resulting from a conversion of a License Agreement into a Co-Development Agreement (which, for the avoidance of doubt, shall not consist of any agreements as of the Closing Date); (F) Schedule 2(e) shall set forth all of the In-Licenses; (G) Schedule 2(f) shall set forth a description of all books, records, data bases, and information related to the Collateral; and (H) Schedule 2(j)(i) and (ii) shall set forth details of the Pledged Deposit Accounts; and

(ii)           Perfection Certificate.  (A) Company’s exact legal name is that indicated on the Perfection Certificate and on the signature page thereof; (B) Company is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate; (C) the Perfection Certificate accurately sets forth Company’s organizational identification number or accurately states that Company has none; (D) the Perfection Certificate accurately sets forth each place of Company’s business or, if more than one, its chief executive office as well as its mailing address (if different) and where Collateral is located; (E) Company’s FEIN is accurately set forth in the Perfection Certificate; and, (F) all other information set forth on the Perfection Certificate is accurate and complete in all material respects.

Section 12.             Further Assurances.  Company agrees that, from time to time, at its cost and expense, Company will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Paul may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Paul to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Company will:  (a) (i) execute and file such financing or continuation statements, or amendments thereto, as well as documents for filing in the Unites States Patent Office and United States Copyright Office (ii) execute and deliver, and cause to be executed and delivered, agreements establishing that Paul has control of specified items of Collateral, including the Lockbox Agreement, and (iii) deliver such other instruments or notices, in each case, as may be necessary or desirable, or as Paul may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (b) furnish to Paul from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Paul may reasonably request, all in reasonable detail; (c) at Paul’s reasonable request, appear in and defend any action or proceeding that may affect Company’s title to or Paul’s security interest in all or any part of the Collateral, including any proceeding in which the issue is whether any property in which Company has rights constitutes Collateral; and (d) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Paul with respect to any Collateral.  Company hereby authorizes Paul to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Company. Company agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Company shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.   Notwithstanding the foregoing, so long as there exists no Event of Default, the Company shall not be required to obtain the consent of the other parties to the existing License Agreements and In-Licenses other than those consents required upon closing of the Royalty Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

5

Section 13.             Certain Covenants of Company.  Company shall:

(a)           not use or permit any Collateral to be used unlawfully or in violation any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral to the extent the same are reasonably anticipated to have a Material Adverse Effect;

(b)           at its own cost and expense, with respect to each property that it leases, obtain, at Paul’s request, an agreement satisfactory to Paul with the landlord of such leased property, (i) subordinating such landlord’s lien in any Collateral to the security interest purported to be granted hereunder and (ii) granting access to such leased property;

(c)           maintain insurance as provided in the Royalty Agreement;

(d)           notify Paul of any change in its name, identity or corporate structure at least fifteen (15) days prior to such change;

(e)           give Paul thirty (30) days’ prior written notice of any change in its chief place of business, chief executive office or residence or the office where Company keeps its records regarding the Collateral or a reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of Company;

(f)            pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, however, that Company shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Company or any of the Collateral as a result of the failure to make such payment;

(g)           except for licenses of LFRP Intellectual Property and In-Licenses in effect on the date hereof, not suffer to exist any license, lease, contract or agreement to which it is a party forming part of or used in the LFRP that contains any provision that purports to prohibit Company from granting to Paul a security interest in any item of Collateral including any such license, lease, contract or agreement itself;

(h)           comply with all of its obligations with respect to any personal property owned or leased by it and used in the LFRP, including capital leases, operating leases and purchase money indebtedness except to the extent non-compliance is not reasonably anticipated to have a Material Adverse Effect;

(i)            from and after the date that the Duplicate Libraries are delivered to the location specified in Section 14(f), in the event that there are any updates or improvements to the LFRP Libraries, or other libraries as set forth in the definition of LFRP Libraries, promptly deliver sufficient quantities of such updated, improved or other LFRP Libraries as necessary to maintain the Duplicate Libraries as a duplicate reproducible supply of the LFRP Libraries at such location; and

(j)            not transfer, sell, convey, assign, dispose of or license the Company Physical Libraries, except (x) in the ordinary course of business of the LFRP consistent with past practices, or (y) outside the scope of the LFRP the non-exclusive licensing of the Company Physical Libraries but limited to a scope or for a use so as to not compete with the LFRP, provided that non-exclusive licensing of the Company Physical Libraries under Internally Developed Product Agreements or under Co-Development Agreements shall not be considered in breach hereof, so long as in no event shall any third party or

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

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Affiliate be enabled to use for funded research or license out the Company Physical Libraries in a way that would compete with the LFRP, either under such Internally Developed Product Agreements or Co-Development Agreements, or otherwise.

Section 14.             Special Covenants With Respect to the Collateral.  Company shall:

(i)            diligently keep records in reasonable detail respecting the Collateral at its chief executive office or principal place of business;

(ii)           not locate any Collateral in any location other than (1) those owned by Company or for which it has delivered an agreement described in Section 13(b) hereof, (2) the deposit accounts as contemplated by the Lockbox Agreement, or (3) in the locations as contemplated in Section 14(f), and shall not relocate any collateral from its location as of the Effective Date to another such location without first notifying Paul in writing of such relocation;

(iii)          give thirty (30) days’ prior written notice to Paul in the event that of an establishment of any additional place of business;

(iv)          other than items deposited for collection in the Lockbox Account, forthwith turn over (with any required endorsement and assignment requested by Paul), any instrument or cash constituting Collateral;

(v)           not create, incur, assume or suffer to exist any Lien, other than Permitted Liens, on the Collateral;

(vi)          not Transfer the Collateral, other than the Proceeds the Company is permitted to receive in accordance with the Lockbox Agreement, except (x) with respect to the LFRP, licensing out in the ordinary course of business of the LFRP consistent with past practices, or (y) outside the scope of the LFRP, non-exclusive licensing out of LFRP Intellectual Property (including the provision of LFRP Libraries or other biological material) but limited to a scope or for a use so as not to compete with the LFRP, provided that non-exclusive licensing of LFRP Intellectual Property under Internally Developed Product Agreements or under Co-Development Agreements shall not be considered in breach hereof, so long as in no event shall any third party or Affiliate be enabled to use for funded research or license out the LFRP Intellectual Property (including the provision of LFRP Libraries or other biological material) in a way that would compete with the LFRP, either under such Internally Developed Product Agreements or Co-Development Agreements, or otherwise;

(vii)         in the event that Company has rights to a commercial tort claim constituting Collateral, notify Paul and provide a detailed description of the claim and shall grant Paul a security interest therein in a manner specified by Paul; and

(viii)        in the event that Company shall have a security interest securing any Collateral, promptly execute an assignment of such security interest to Paul.

(b)           Company shall comply with the obligations relating to the LFRP Patents set forth in Section 5.11(h) of the Royalty Agreement.

(c)           Company shall, concurrently with the execution and delivery of this Agreement, execute and deliver to Paul five (5) originals of a Special Power of Attorney in the form of Exhibit A annexed hereto for execution of an assignment of the Collateral to Paul, or the implementation of the sale

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

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or other disposition of the Collateral pursuant to Paul’s good faith exercise of the rights and remedies granted hereunder; provided, however, Paul agrees that it will not exercise its rights under such Special Power of Attorney unless an Event of Default has occurred and is continuing.

(d)           Company shall, concurrently with the execution and delivery of this Agreement, execute and deliver to Paul the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all other documents, instruments and other items as may be necessary for Paul to file such agreements with the United States Patent and Trademark Office and United States Copyright Office and any similar domestic or foreign office, department or agency.  Company shall upon and after the occurrence of an Event of Default, use its commercially reasonable efforts to obtain any consents, waivers and agreements requested by Paul that are necessary to enable Paul to exercise its remedies with respect to the Collateral.

(e)           Certain Rights upon an Event of Default before and following a Foreclosure.

(i)            Upon the occurrence and during the continuance of an Event of Default but prior to Paul’s exercise of the foreclosure remedies hereunder and upon notice by Paul (the “Notice Event”):

(1)           Company hereby agrees to grant and hereby grants to Paul effective upon the Notice Event an exclusive worldwide royalty-free license, with the right to sublicense, under the Shared Intellectual Property (other than the trademarks that are the subject of the Trademark Security Agreement (the “Marks”)) to the extent permitted under the In Licenses solely to carry out the LFRP program (including through a designee other than a phage-display company that competes with Company) in the same general manner as carried out by Company immediately prior to any such Event of Default; provided that such license shall be subject to any licenses granted by Company to third parties (not in violation of the Royalty Agreement) prior to the date of the grant to Paul hereunder;

(2)           Company hereby agrees to grant and hereby grants to Paul effective upon the Notice Event an exclusive royalty-free limited license to use and display the Marks, solely in association with any product or service used or provided in connection with the LFRP in the same general manner and at least as high a level of quality as carried out by Company immediately prior to any such Event of Default; provided that (I) Company shall have the right to monitor any such product or service for the purpose of protecting and maintaining the level of quality established by Company prior to any such Event of Default; (II) Paul acknowledges that the goodwill and other benefits associated with such Marks shall inure to the benefit of Company; and (III) Paul shall not use or omit use of the Marks in any manner which would injure or destroy their value or diminish Company’s property rights, and provided further that, in the event Company advises Paul of any discrepancy in the level of quality of such products or services, Company shall have the right to terminate the use and display of the Marks by Paul (but not the other rights licensed hereunder) until such time as the discrepancy is corrected; and

(3)           For the avoidance of doubt, the Parties agree and acknowledge that (A) Paul shall not practice the licenses set forth in this Section 14(e)(i) unless and until the occurrence of an Event of Default and only for so long as such Event of Default continues prior to Paul’s exercise of the foreclosure remedies hereunder; provided that such licenses shall immediately terminate on the date that the security interest granted under this Agreement is terminated in accordance with Section 20 hereof, and (B) subject to the grant of the security interest under and the other provisions of this Agreement and the Royalty Agreement, Company shall retain ownership of its rights under the Shared Intellectual Property (including the Marks) and shall be free to practice, exploit and license the Shared Intellectual Property on a non-exclusive basis outside the scope of the LFRP but limited to a scope or for a use so as to not compete with the LFRP, provided that non-exclusive licensing of Shared

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

8

Intellectual Property under Internally Developed Product Agreements or under Co-Development Agreements shall not be considered in breach hereof, so long as in no event shall any third party or Affiliate be enabled to use for funded research or license out the Shared Intellectual Property in a way that would compete with the LFRP, either under such Internally Developed Product Agreements or Co-Development Agreements, or otherwise.

(ii)           Upon the occurrence and during the continuance of an Event of Default, following Paul’s exercise of the foreclosure remedies hereunder:

(1)           Paul hereby agrees to grant and hereby grants to Company a non-exclusive, perpetual, royalty-free worldwide license, with the right to sublicense, under the Shared Intellectual Property (other than the Marks) to the extent permitted under the In Licenses, for any purpose outside the LFRP on a non-exclusive basis, but limited to a scope or for a use so as to not compete with the LFRP, provided that non-exclusive licensing of Shared Intellectual Property under Internally Developed Product Agreements or under Co-Development Agreements shall not be considered in breach hereof, so long as in no event shall any third party or Affiliate be enabled to use for funded research or license out the Shared Intellectual Property in a way that would compete with the LFRP, either under such Internally Developed Product Agreements or Co-Development Agreements, or otherwise.

(2)           Paul hereby agrees to grant and hereby grants to Company a non-exclusive, perpetual, royalty-free limited license to use and display the Marks in association with any product or service used or provided in connection with the Company’s business outside of the LFRP, within the scope permitted under Section 14(e)(ii)(1), above, in the same general manner and at least as high a level of quality as carried out by Company immediately prior to any such foreclosure; provided that (I) Paul shall have the right to monitor any such product or service for the purpose of protecting and maintaining the level of quality established by Company prior to any such foreclosure; (II) Company acknowledges that the goodwill and other benefits associated with such Marks shall inure to the benefit of Paul; and (III) Company shall not use or omit use of the Marks in any manner which would injure or destroy their value or diminish Paul’s property rights, and provided further that, in the event Paul advises Company of any discrepancy in the level of quality of such products or services, Paul shall have the right to terminate the use and display of the Marks (but not the other rights licensed hereunder) by Company until such time as the discrepancy is corrected; and

(3)           Paul hereby agrees, at Company’s sole cost and expense, to make, or to permit Company to make, copies of all books, records, data bases, and information (including the handbooks, manuals and sequence information) related to the LFRP and to use all Shared Intellectual Property (including the Webphage® Software) solely for the purpose of the conduct of the business of Company outside the LFRP within the scope permitted under Section 14(e)(ii)(1), above.

For avoidance of doubt, the licenses granted to the Company in Section 14(e)(ii) shall survive the termination of this Agreement. The parties acknowledge that such licenses are licenses of “intellectual property” for the purposes of Section 365 (n) of the Bankruptcy Code.

(f)            Company shall, within ninety (90) days after the date hereof, prepare the Duplicate Libraries and shall thereafter promptly deliver the Duplicate Libraries to Fisher Clinical Services, 631 Lofstrand Lane, Rockville, MD 20850 (phone: (301) 315-2238) or such other secure location or locations as are reasonably acceptable to Company and Paul, clearly identified as the Duplicate Libraries prepared for the benefit of Paul, and segregated from property of Company.  The Duplicate Libraries shall be subject to storage and access on conditions substantially similar to those set forth in Exhibit E.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

9

(g)           Company shall, within sixty (60) days after the date hereof, execute and deliver to Paul a source code escrow arrangement in a form and with a source code escrow agent reasonably acceptable to Paul with respect to the Webphage® Software.  Until such time as a source code escrow arrangement is executed by all parties thereto and the source code of the Software deposited in accordance therewith, Company shall: (i) maintain copies of all source and object codes for all Software at one or more safe and secure locations reasonably acceptable to Paul, (ii) keep Paul fully informed of each such location, and (iii) maintain the currency of all such Software stored thereat. At Paul’s option Company shall register with the United States Copyright Office the most recent version of the Webphage® Software.

(h)           Company shall, concurrently with the execution and delivery of this Agreement, execute and deliver to Paul the Perfection Certificate.

(i)            Company agrees that a breach of any of the covenants contained in this Agreement will cause irreparable injury to Paul, that Paul has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against Company, and Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

(j)            The Company shall:  (a) notify in reasonable detail Paul promptly, but in no event later than quarterly (on the earlier of the date on which the Quarterly Report is delivered by the Company or the date on which such Quarterly Report is due in each fiscal quarter) after the acquisition, execution or filing thereof, of any (i) License Agreements, LFRP Patents, Co-Development Agreements payments under which form part of the Collateral, and In-Licenses, and (b) on the last day of each quarter provide, in reasonable detail, updates to Schedules 2(b)(i), 2(b)(ii) (c), (d), (e), (j)(i) and (j)(ii), which would make the representations and warranties contained in Section 11(c)(i) true, correct and complete as of such date of the delivery of such Quarterly Report.  Upon the delivery and acceptance of such updated schedules by Paul, such schedules will be automatically deemed to amend and restate Schedules 2(b)(i), 2(b)(ii), (c), (d), (e), (j)(i) and (j)(ii) hereto.

Section 15.             Paul Appointed Attorney-in-Fact.  Company hereby irrevocably appoints Paul, or any person or agent as Paul may designate as such, Company’s attorney-in-fact, with full authority in the place and stead of Company and in the name of Company, Paul or otherwise, from time to time in Paul’s discretion to take any action and to execute any instrument that Paul may in its good faith sole discretion deem necessary or advisable to accomplish the following:

(a)           upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral, and to manage the LFRP, including taking actions under the License Agreements and In-Licenses;

(b)           upon the occurrence and during the continuance of an Event of Default, to receive, direct payment of, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)           upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Paul may in its good faith sole discretion deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Paul with respect to any of the Collateral;

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

10

(d)           upon the occurrence and during the continuance of an Event of Default, to pay or discharge taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Paul in its sole discretion, any such payments made by Paul to become obligations of Company to Paul, due and payable immediately without demand;

(e)           upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, drafts against debtors, assignments, verifications, notices and other documents relating to the Collateral; and

(f)            upon the occurrence and during the continuance of an Event of Default, to perform any obligations of the Company under the Transaction Documents with the Company which the Company has not performed.

(g)           upon and at any time after the occurrence and during the continuance of an Event of Default, to prepare, file and sign Company’s name on an assignment document in such form as Paul may in its sole discretion deem necessary or desirable to transfer ownership of the Collateral to Paul or an assignee or transferee of Paul, which transfer expressly shall be subject to the rights of the Company in such Collateral set forth in Section 14(e) hereof.

Section 16.             Standard of Care.  The powers conferred on Paul hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of good faith and of reasonable care in the accounting for monies actually received by Paul hereunder, Paul shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Paul shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Paul accords its own property.

Section 17.             Remedies Upon Event of Default.  If, and only if, any Event of Default shall have occurred and be continuing, Paul may exercise in respect of the Collateral (i) all rights and remedies provided for herein, under the Royalty Agreement or otherwise available to it, (ii) all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the Collateral), in all relevant jurisdictions, and (iii) the rights to:

(i)            require Company to, and Company hereby agrees that it will at its cost and expense and upon request of Paul forthwith, assemble all or part of the Collateral as directed by Paul and make it available to Paul at a place to be designated by Paul that is reasonably convenient to both parties;

(ii)           personally or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from Company or any other person who has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon Company’s premises where any of the Collateral is located and remove same;

(iii)          foreclose or otherwise enforce Paul’s security interest in any manner permitted by law or provided for in this Agreement;

(iv)          without notice except as may be required by applicable law and that cannot be waived, sell the Collateral or any part thereof in one or more parcels at public or private

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

11

sale, at any place or places for cash, on credit, or for future delivery, and upon such other terms as Paul may deem commercially reasonable; and

(v)           without notice, exercise any right to set-off or offset provided by law.

(b)           Until an Event of Default has occurred and is continuing, Company shall, subject to the provisions of the Royalty Agreement and the Lockbox Agreement, continue to collect, at its own cost and expense, all amounts due or to become due Company in respect of the Collateral; it being understood and agreed that any and all such collections shall be held in trust for, and be for the benefit of, Paul.  In connection with such collections, provided no Event of Default shall have occurred and be continuing, Company may, subject to the provisions of the Royalty Agreement, take such action as Company reasonably may deem necessary or advisable to enforce collection of the Collateral.  At any time after an Event of Default has occurred and is continuing, Paul shall have the right to notify the account debtors or obligors under any Collateral of the security interest of Paul in such Collateral and to direct such account debtors or obligors to make payment to Paul (or its designee) of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or adjust, settle or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidence thereby.  If an Event of Default has occurred and is continuing, upon the request of Paul, Company shall, at its own cost and expense, notify any parties obligated on any of the Collateral to make payment to Paul (or its designee) of any amounts due or to become due thereunder, and in such event, Paul is authorized to endorse, in the name of Company, any item representing any payment on or other proceeds of any of the Collateral. Company irrevocably directs and requires all licensees and account debtors to honor Paul’s request for direct payment and comply with any such request, notwithstanding any directions or instructions to the contrary that may be given by Company and agrees that the compliance by such licensee or account debtor with the provisions of this Section shall not be deemed a violation of such party’s contractual agreements with Company.

(c)           After delivery to Company by Paul of a notice that an Event of Default has occurred and so long as such Event of Default is continuing:  (i) all amounts and proceeds (including instruments) received by Company in respect of any Collateral shall be received in trust for the benefit of Paul hereunder, shall be segregated from other funds of Company, and shall be forthwith paid over to Paul in the same form as so received (with any necessary endorsements) to be held as cash collateral and applied as provided by this Security Agreement; and (ii) subject to Article 2 of the Revenue Interest Agreement, Company shall not adjust, settle, or compromise the amount or payment of any Collateral, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

(d)           After the occurrence and during the continuation of an Event of Default, (i) Paul may in its own name or in the name of others communicate with account debtors (including Contract Parties to License Agreements) in order to verify with them to Paul’s reasonable satisfaction the existence, amount and terms of any Collateral and (ii) Paul shall have the right, at Company’s cost and expense, to make test verifications of the Collateral in any reasonable manner and through any medium that it considers advisable, and Company agrees to furnish all such assistance as Paul may reasonably require in connection therewith.

(e)           Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, Paul shall have the right (but not the obligation) to bring suit, in the name of Company, Paul or otherwise, to enforce any Collateral, in which event Company shall, at the request of Paul, do any and all lawful acts and execute any and all documents required by Paul in aid of such enforcement and Company shall promptly, upon demand, reimburse and

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

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indemnify Paul as provided in the Royalty Agreement and Section 19 hereof, as applicable, in connection with the exercise of its rights under this Section 17.

Section 18.             Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by Paul in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in good faith to satisfy (to the extent of the net cash proceeds received by Paul) such item or part of the Secured Obligations as Paul may designate (with the right to reapply such proceeds to such other items or part of the Secured Obligations as Paul may see fit).

Section 19.             Expenses.  Company agrees to pay to Paul upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Paul may incur in connection with (i) the custody, preservation, management, enforcement, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Paul hereunder, or (iii) the failure by Company to perform or observe any of the provisions hereof.  Any costs and expenses payable hereunder shall be deemed to be Secured Obligations and entitled to the security interest hereunder.

(b)           The obligations of Company in this Section 19 shall survive the termination of this Agreement and the discharge of Company’s other obligations under this Agreement and the Royalty Agreement.

Section 20.             Continuing Security Interest; Termination and Release.  This Agreement shall (i) create a continuing security interest in the Collateral, (ii) remain in full force and effect until the later of the indefeasible payment and performance in full of the Secured Obligations and the expiration or termination of the Royalty Agreement (other than indemnification obligations that are unasserted at the time of expiration or termination of Royalty Agreement and other contingent obligations that, by their terms, survive the termination hereof and thereof), (iii) be binding upon Company and its respective successors and assigns, and (iv) inure, together with the rights and remedies of Paul hereunder, to the benefit of Paul and its successors, transferees and assigns.

(b)           Upon the payment and performance in full of all Secured Obligations (other than indemnification obligations that are unasserted as of the expiration or termination of the Royalty Agreement and other contingent obligations that, by their terms, survive the termination hereof), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Company.  Upon any such termination Paul will, at Company’s cost and expense, execute and deliver to Company such documents as Company shall reasonably request to evidence such termination.

Section 21.             Miscellaneous.  Notices.  All notices, consents, waivers and communications hereunder given by any party to any other party shall be in writing (including facsimile transmission) and delivered personally, by telegraph, telecopy, telex or facsimile, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed to the appropriate notice address of Paul or Company, as applicable, provided in Section 8.03 of the Royalty Agreement or to such other address or addresses as the parties may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt.  All such notices, consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three (3) Business Days after dispatch,  (b) when telegraphed, telecopied, telexed or facsimiled, be effective upon receipt by the transmitting party of confirmation of complete transmission, (c) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered or when delivery is confirmed by such courier’s tracking system or (d) when sent by e-mail, upon receipt of a confirmatory return e-mail from the recipient.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

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(b)           Entire Agreement.  This Agreement, together with the other Transaction Documents and the Annexes and Schedules hereto and thereto (which are incorporated herein by reference), constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Annexes or Schedules hereto) has been made or relied upon by any party hereto.  None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(c)           Amendments; No Waivers.

(i)            This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the parties hereto.  No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

(ii)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(d)           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and any reference herein to a party shall be deemed a reference to such party’s successors and assigns, if any.  Company shall not be entitled to assign any of its obligations and rights hereunder or any other Transaction Documents without the prior written consent of Assignee.  Assignee may assign this Agreement and any of its rights hereunder without restriction.

(e)           Severability.  If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

(f)            Interpretation.  When a reference is made in this Agreement to Sections, subsections, Annexes or Schedules, such reference shall be to a Section, subsection, Annex or Schedule to this Agreement unless otherwise indicated.  The terms “Agreement”, “herein”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, mean this Agreement, as amended, supplemented or otherwise modified from time to time.  The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”.  No party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against any other party.

(g)           Headings and Captions.  The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(h)           Governing Law; Jurisdiction.

(i)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF

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CONFLICTS OF LAW THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK.

(ii)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO AND ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS.  EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

(iii)          EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN SUBSECTION (ii) ABOVE OF THIS SECTION 21(h) IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS ON THE OTHER PARTY IN ANY OTHER MANNER PERMITTED BY LAW.

(i)            Waiver of Jury Trial; Exclusion of Punitive Damages.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN ADDITION, WITHOUT LIMITING COMPANY’S OBLIGATION TO INDEMNIFY ASSIGNEE FOR ANY THIRD PARTY CLAIM FOR PUNITIVE DAMAGES, IN ANY LITIGATION OR ARBITRATION BETWEEN THE PARTIES HEREUNDER NEITHER PARTY SHALL BE ENTITLED TO SEEK PUNITIVE DAMAGES FROM THE OTHER PARTY.

(j)            Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:	DYAX CORP.

By:
Name:
Title:

PAUL:	PAUL ROYALTY FUND HOLDINGS II

	By:	Paul Royalty Fund II, L.P., its Managing Partner

	By:	Paul Capital Royalty Management, LLC, its General Partner

	By:	Paul Capital Advisors, L.L.C., its Manager

By:
Name:
Title:

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SCHEDULE 1

TO

SECURITY AGREEMENT

Definitions

Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement, including its preamble and recitals, with such meanings; provided, however, that the term “instrument” shall be such term as defined in Article 9 of the UCC rather than Article 3 of the UCC.

“Collateral” has the meaning set forth in Section 2 of this Agreement.

“Copyright Security Agreement” means an agreement substantially in the form set forth in Exhibit B and suitable for filing with the United States Copyright Office.

“Event of Default” means:

(a)           Any Purchase Option Event under the Royalty Agreement (except to the extent delayed through payment of a Make Whole Payment as permitted thereunder);

(b)           Company creates or permits to exist any Lien (other than the Lien created in favor of Paul under this Agreement and Permitted Liens) on the Collateral;

(c)           Company breaches this Agreement and such breach is not cured within thirty (30) days or any warranties contained herein by Company prove to be materially false or incorrect.

“Obligations” means indebtedness, obligations, promises, covenants, responsibilities, duties and liabilities (actual or contingent, direct or indirect, matured or unmatured, now existing or arising hereafter), whether arising by agreement or statute, at law, in equity or otherwise, and “obliged”, “obligation” and “obligated” shall have corresponding meanings.

“Patent Security Agreement” means an agreement substantially in the form set forth in Exhibit C and suitable for filing with the United States Patent and Trademark Office.

“Perfection Certificate” means a document in the form set forth on Exhibit 11(c)(ii) hereto.

“Permitted Liens” means tax liens or assessments and other governmental levies that are not yet due and payable or similar liens for amounts not yet due and payable.

“Proceeds” or “proceeds” includes whatever is receivable or received when Collateral is sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Secured Obligations” means any and all Obligations of Company under the Transaction Documents including all amounts owing under the Royalty Agreement, including Guaranteed Minimum Payments, the payment to Paul of the amounts of the Assigned Interests with respect to any Royalties received by the Company, payment of the Assignee Repurchase Option Price, the Call Price, any Make Whole Payments, damages, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of fees, costs, expenses,

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indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such liabilities and other obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Paul as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Company now or hereafter existing under this Agreement.

“Shared Intellectual Property” means, collectively, those items identified in Sections 2(b), 2(e), 2(f), and 2(h) hereof.

“Trademark Security Agreement” means an agreement substantially in the form set forth in Exhibit D and suitable for filing with the United States Patent and Trademark Office.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or Delaware, as applicable

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Exhibit D

Lockbox Agreement

[ATTACHED]

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Commission.  Asterisks denote such omission.

LOCKBOX AGREEMENT

This LOCKBOX AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of August 23, 2006 and entered into by and among Dyax Corp., a Delaware corporation, both in its individual capacity (as such, “Company”) and as initial calculation agent hereunder (as such, the “Lockbox Calculation Agent”), Paul Royalty Fund Holdings II, a California general partnership (“Assignee”) and JPMorgan Chase Bank, N.A., both in its capacity as a depositary bank and in its capacity as a “bank” (as defined in Section 9-102(a)(8) of the UCC) (in such capacities, the “Financial Institution”), and in its capacity as escrow agent hereunder (the “Lockbox Escrow Agent”).

RECITALS

WHEREAS, Company and Assignee are parties to that certain Royalty Interest and Assignment Agreement, dated as of August 23, 2006 (as amended, supplemented or otherwise modified from time to time, the “Royalty Agreement”), pursuant to which Company has agreed, inter alia, to sell, transfer and convey to Assignee the Assigned Interests (as defined in the Royalty Agreement) subject to the terms of the Royalty Agreement, and in connection therewith to make certain payments to Assignee, including, where applicable, payments of Guaranteed Minimum Payments (as defined in the Royalty Agreement) and to provide Assignee with certain collateral to secure Company’s payment and performance obligations under the Royalty Agreement and related documents;

WHEREAS, the Royalty Agreement provides that Assignee shall receive a certain amount of cash in respect of the Assigned Interests, the calculation of which is set forth in the Royalty Agreement, including as a result of the Guaranteed Minimum Payments;

WHEREAS, Company and Assignee wish to (i) appoint the Lockbox Escrow Agent to serve as escrow agent hereunder and, in such capacity, to administer the Lockbox Account in accordance with the terms hereof; (ii) authorize the Lockbox Escrow Agent to appoint Company to serve as the initial calculation agent hereunder and, in such capacity, to calculate the portions of amounts deposited in the Lockbox Account to be paid into the Company Concentration Account and the Assignee Concentration Account in accordance with the terms of this Agreement, and to provide the Lockbox Escrow Agent with the information necessary for the Lockbox Escrow Agent to make such transfers in accordance with the terms of this Agreement; and (iii) provide for the establishment with the Financial Institution of each of the Lockbox Account, the Company Concentration Account and the Assignee Concentration Account;

WHEREAS, all Gross Payments are to be distributed from the Lockbox Account by the Lockbox Escrow Agent to the Company Concentration Account and the Assignee Concentration Account in accordance with the terms hereof;

WHEREAS, Company and Assignee are parties to the Security Agreement, dated as of August 23, 2006 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which, inter alia, Company granted in favor of Assignee a security interest in an undivided interest in the Company Concentration Account and all Deposit Funds held therein or credited thereto from time to time, and Company’s interest in the Lockbox Account;

WHEREAS, each of the Financial Institution and the Lockbox Escrow Agent acknowledges the grant by Company in favor of Assignee of the above described security interests; and

WHEREAS, since Assignee is a secured party and holds a security interest in certain property of Company pursuant to the Security Agreement, the Company and Assignee intend to enter into this Agreement in order (i) to perfect Assignee’s security interest in the Company Concentration Account by

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“control” pursuant to Section 9-104 and Section 8-106 of the UCC, and (ii) to set forth their respective rights and obligations with respect to the Deposit Accounts;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.              Certain Terms.  Capitalized terms when used in this Agreement, including its preamble, recitals and schedules, shall have the meanings set forth in Annex A attached hereto.  Other capitalized terms have the meanings set forth in the Royalty Agreement.

Section 2.              Appointment of Agents; Establishment of Accounts.

(a)           Each of Company and Assignee hereby appoints the Lockbox Escrow Agent to act as escrow agent hereunder in accordance with the terms hereof, to establish the Lockbox Account in the name of the Lockbox Escrow Agent, as escrow agent for Assignee and Company, and under the sole dominion and control of the Lockbox Escrow Agent, to receive, hold, invest and disburse funds on deposit therein from time to time pursuant to the terms hereof and to otherwise perform the duties assumed by the Lockbox Escrow Agent hereunder.  The Lockbox Escrow Agent hereby accepts such appointment and agrees to be bound by the terms and conditions of this Agreement.

(b)           Each of Company and Assignee hereby authorizes the Lockbox Escrow Agent to appoint, and the Lockbox Escrow Agent hereby appoints, the Lockbox Calculation Agent as the sub-agent of the Lockbox Escrow Agent, to provide calculations in relation to amounts on deposit in the Lockbox Account from time to time pursuant to the terms hereof and to otherwise perform the duties assumed by the Lockbox Calculation Agent hereunder.  The Lockbox Calculation Agent hereby accepts such appointment and agrees to be bound by the terms and conditions of this Agreement.

(c)           The Lockbox Escrow Agent hereby confirms that it has established a special escrow account in its name as Escrow Agent, designated as the “Lockbox Account”, and bearing account number                   (the “Lockbox Account”), which account shall be non interest-bearing.  The Lockbox Escrow Agent shall keep the Lockbox Account separate and apart from all other funds and moneys held by it, and shall hold all funds on deposit therein from time to time for the benefit of Company and Assignee, in accordance with their respective interests.  The Lockbox Escrow Agent shall administer the Lockbox Account in accordance with the terms hereof.

(d)           Company and Assignee have caused the Financial Institution to establish, and the Financial Institution hereby confirms that the Financial Institution has established, the following deposit accounts at the Financial Institution (collectively, the “Concentration Accounts”; each a “Concentration Account”; and together with the Lockbox Account, the “Deposit Accounts” and each, a “Deposit Account”) designated as indicated below:

(i)      the account in the name of Company, bearing account number                   (the “Company Concentration Account”), which account shall be interest-bearing; and

(ii)     the account in the name of Assignee, bearing account number                   (the “Assignee Concentration Account”), which account shall be interest-bearing.

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(e)           Neither the Financial Institution nor the Lockbox Escrow Agent shall change the name or account number of any Deposit Account without the prior written consent of (x) Company and Assignee, in the case of the Lockbox Account, (y) Company and Assignee, in the case of the Company Concentration Account, and (z) Assignee, in the case of the Assignee Concentration Account.

(f)            The parties hereto acknowledge and agree that each Deposit Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC and that the Financial Institution’s jurisdiction for purposes of the Deposit Accounts under the UCC shall be New York.

(g)           Lockbox Escrow Agent shall furnish to Company and Assignee periodic reports, which account for all such investments and interest and income earned thereon.  Such reports shall be furnished monthly or, more frequently, upon the request of Company and Assignee.

(h)           Each of Company and Assignee acknowledges and agrees that (i) the Lockbox Account is being established for the benefit of Company and Assignee, (ii) the Lockbox Account and all Deposit Funds relating thereto are the property of the Lockbox Escrow Agent, for the benefit of the Company and Assignee in accordance with their respective interests and (iii) it shall, at its own cost and expense, defend the Lockbox Account (and all Deposit Funds relating thereto) against any and all claims of its creditors, whether threatened or actual.

(i)            The Deposit Funds in each Concentration Account shall be invested by Financial Institution in Permitted Investments.  All Permitted Investments shall be registered in the name of Financial Institution for the benefit of Assignee or Company, as applicable, and held by Financial Institution as part of such Concentration Account.  Financial Institution may make investments through its investment division or short-term investment department.  Financial Institution shall sell and reduce to cash a sufficient amount of Permitted Investments whenever the cash balance of the Concentration Accounts is insufficient to pay the amounts required to be paid therefrom.  Financial Institution shall, without further direction from any person, sell such investments as and when required to make any payments from the Concentration Accounts.  Financial Institution shall not be responsible or liable for any loss suffered in connection with any investment of moneys made by Financial Institution in accordance with this Section 2(i).

Section 3.              Operation of and Disbursements from the Lockbox Account.

(a)           The parties acknowledge and agree that the Gross Payments (as defined in the Royalty Agreement) shall be paid into the Lockbox Account.

(b)           The Lockbox Escrow Agent will provide the Lockbox Calculation Agent with a daily report showing each payment received in the Lockbox Account on the previous Business Day.  From time to time, at a period to be defined by Company but in any event no less frequently than once per week, the Lockbox Calculation Agent shall submit a report to the Lockbox Escrow Agent and the Financial Institution (with a copy to Company) in respect of the amounts on deposit in the Lockbox Account as of the end of the relevant calculation period (each, a “Lockbox Calculation Report”), which Lockbox Calculation Report shall specify the portion thereof which is allocable to Assignee and Company, respectively, by way of allocations between the Assignee Concentration Account and the Company Concentration Account.  Such allocations shall be calculated by the Lockbox Calculation Agent as set forth on Schedule 5.  Company shall provide immediately to Lockbox Calculation Agent, on request, any data or information requested by Lockbox Calculation Agent to prepare the Lockbox Calculation Report.

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The Lockbox Calculation Agent shall be responsible for preparing the Lockbox Calculation Report in good faith and in a consistent and reasonable manner in accordance with the terms of the Royalty Agreement.

(c)           At the time the Lockbox Calculation Agent submits any Lockbox Calculation Report in relation to the Lockbox Account, the Lockbox Calculation Agent shall also provide the Lockbox Escrow Agent with supporting calculations and other back-up information in reasonable detail, certified by a senior financial officer of the Lockbox Calculation Agent.

(d)           Following receipt of a Lockbox Calculation Report, the Lockbox Escrow Agent shall, within one (1) Business Day thereof, (i) allocate among the applicable Concentration Accounts the amounts received in the Lockbox Account that are covered by such Lockbox Calculation Report and (ii) make corresponding wire transfers of such amounts from the Lockbox Account in accordance with the terms hereof.  Only the Lockbox Escrow Agent will have the authority to make transfers from the Lockbox Account and only in accordance with the terms of this Agreement.  Within five (5) days of the close of any calendar quarter, the Lockbox Escrow Agent will provide Assignee copies of each Lockbox Calculation Report and any other information or certificates received from the Lockbox Calculation Agent during the preceding quarter.

(e)           In the event the Lockbox Calculation Agent determines that a Lockbox Calculation Report contains any incorrect calculations, the Lockbox Calculation Agent shall promptly notify the Lockbox Escrow Agent, and provide a revised Lockbox Calculation Report to the Lockbox Escrow Agent together with information of the type specified in Section 3(c) above.  If the revised Lockbox Calculation Report is received by the Lockbox Escrow Agent prior to its distribution of the sums covered thereby, then the Lockbox Escrow Agent shall distribute such sums in accordance with the revised Lockbox Calculation Report; if not, then the Lockbox Escrow Agent will make appropriate offsets/credits with respect to future distributions from the Lockbox Account, based on information provided to it by the Lockbox Calculation Agent (which the Lockbox Calculation Agent undertakes to do on a prompt basis).

(f)            The Lockbox Escrow Agent shall rely on the information contained in any Lockbox Calculation Report provided to it from time to time by the Lockbox Calculation Agent, and shall, on the next Business Day after receipt thereof, transfer amounts on deposit in the Lockbox Account in accordance with the information contained in any such Lockbox Calculation Report, without any duty to investigate.  The Lockbox Escrow Agent shall have no liability to any party hereto on account of disbursing funds in the Lockbox Account on the basis of information contained in any such Lockbox Calculation Report.

Section 4.              Control of the Concentration Accounts.

(a)           In order to perfect Assignee’s security interest in the Company Concentration Account (and any and all Deposit Funds held therein or credited thereto from time to time) by “control” pursuant to Section 9-104 of the UCC, Company, Assignee and the Financial Institution agree as follows: So long as no Event of Default or Termination Event shall have occurred and be continuing, Company shall be entitled to give Account Instructions to the Financial Institution directing the disposition, transfer, withdrawal, disbursement, investment or redemption of any Deposit Funds in or credited to the Company Concentration Account, and the Financial Institution shall comply with such Account Instructions from Company (without any consent being required from Assignee).  Upon receiving notice from Assignee, however (which, for the avoidance of doubt, may be given by Assignee upon the occurrence and during the continuance of an Event of Default or a Termination Event), the Financial Institution shall cease complying with any and all Account Instructions from Company pertaining to or concerning the Company Concentration Account or any Deposit Funds therein or credited thereto. At such time, only

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Assignee shall be entitled to give Account Instructions to the Financial Institution directing the disposition, transfer, withdrawal, disbursement, investment or redemption of any Deposit Funds in or credited to the Company Concentration Account until such time as Assignee otherwise advises in writing (which, for the avoidance of doubt, shall be given promptly following the cure or waiver of such Event of Default or Termination Event).

(b)           (1)  Only Assignee shall be entitled to give Account Instructions directing the disposition, transfer, withdrawal, disbursement, investment or redemption of any Deposit Funds in or credited to the Assignee Concentration Account, and the Financial Institution shall comply with such Account Instructions from Assignee from time to time.  The parties acknowledge that the Assignee Concentration Account is the unencumbered property of the Assignee.

(2)           Only Company shall be entitled to give Account Instructions directing the disposition, transfer, withdrawal, disbursement, investment or redemption of any Deposit Funds in or credited to the Company Concentration Account prior to an Event of Default and the Financial Institution shall comply with such Account Instructions from Company from time to time.

(c)           The Financial Institution shall not, and shall not agree with any third party to, comply with any Account Instructions or other instructions, orders or directions from a third party pertaining to or concerning any Concentration Account or any Deposit Funds therein or credited thereto, without the prior written consent of Assignee and Company (in the case of the Company Concentration Account, prior to an Event of Default) and Assignee (in the case of the Assignee Concentration Account and, from and after an Event of Default that has not been cured or waived, the Company Concentration Account).

Section 5.              Financial Institution’s Obligations with respect to the Deposit Accounts.

(a)           The Financial Institution agrees to maintain each Deposit Account separately, in accordance with the terms of this Agreement and agrees not to commingle the Deposit Funds in or credited to, or designated for deposit in, any Deposit Account with any other Deposit Funds held on behalf of Company, Assignee or any other person or entity.  The Financial Institution shall not apply any Deposit Funds received in the Deposit Accounts and not to make disbursements from or debits to the Deposit Accounts other than in accordance with this Agreement.

(b)           The Financial Institution acknowledges that the Company Concentration Account and the Company’s interest in the Lockbox Account, and any Deposit Funds therein or credited thereto, are subject to the security interest of Assignee therein.  Each of the Lockbox Escrow Agent and the Financial Institution acknowledges that the Company has granted Assignee a security interest over the Company Concentration Account and Company’s interest in the Lockbox Account.

(c)           The parties hereto acknowledge and agree that items deposited in any Deposit Account shall be deemed to bear the valid and legally binding endorsement of the payee and to comply with all of the Financial Institution’s requirements for the supplying of missing endorsements, now or hereafter in effect.  Any deposit made into any Deposit Account shall be deemed deposited therein when the funds in respect of such deposit shall become cleared funds.

(d)           The Financial Institution shall redeposit with advice any item returned for any reason.  If any item is returned a second time, the Financial Institution will charge the amount of such item against the Lockbox Account if the same contains sufficient funds to pay the amount of the returned item.  If the balance in the Lockbox Account is not sufficient to pay the amount of the returned item, the Financial Institution shall notify Company and Assignee.  Company agrees to reimburse the Financial Institution for the same promptly after such notification.  The Financial Institution shall also notify Company and

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Assignee of its current standard charges for returned items and Company agrees to pay the Financial Institution such charges promptly after such notification.  The Financial Institution shall return the item along with the debit advice to Company, with a copy to Assignee.  The Financial Institution is granted the further right to debit from any Deposit Account any amounts deposited therein in error or as necessary to correct processing errors.

(e)           Each week that the Financial Institution receives any Deposit Funds in any Deposit Account, the Financial Institution shall notify Company and Assignee in writing that it has received such Deposit Funds into such account or accounts, and the Financial Institution shall set forth in such writing (i) the names of the accounts into which such Deposit Funds were received, if such payments have been received, (ii) the date of receipt of such Deposit Funds, (iii) the amount of such receipt and (iv) the name of the payor.

(f)            The Financial Institution shall at all times provide the parties hereto with online computer access, in a format or formats reasonably acceptable to Company and Assignee, to account balances, collection and remittance information relative to the Deposit Accounts and within five (5) Business Days following the end of each month, shall cause to be made available to Company and Assignee by means of online computer access, and within ten (10) Business Days following the end of each month shall send or cause to be sent a statement for such month to Company and Assignee in each case outlining a list of (i) the amounts, if any, transferred into or from any Deposit Account during the preceding month, the dates of each such transfer and the accounts into which such transfers were made, (ii) the balance, if any, in each Deposit Account as of the end of such month, and (iii) any other debits or credits made during the month to each Deposit Account together with a description thereof.

(g)           Any transfer of funds from the Lockbox Account to the Company Concentration Account shall be made by wire transfer or similar method of transfer of immediately available funds, unless otherwise agreed to in writing by Company.  Any transfer of funds from the Lockbox Account to the Assignee Concentration Account shall be made by wire transfer or similar method of transfer of immediately available funds, unless otherwise agreed to in writing by Assignee.

Section 6.              Resignation and Replacement of Lockbox Escrow Agent.

(a)           The Lockbox Escrow Agent shall have the right at any time, by giving written notice to the Financial Institution, Company and Assignee, to resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Lockbox Escrow Agent by Company and Assignee and (ii) the acceptance of such appointment by such successor Lockbox Escrow Agent.  If no successor Lockbox Escrow Agent shall be appointed and shall have accepted such appointment within ninety (90) days after the date the Lockbox Escrow Agent gives the aforesaid notice of resignation, the Lockbox Escrow Agent may apply to any court of competent jurisdiction to appoint a successor Lockbox Escrow Agent to act until such time, if any, as a successor Lockbox Escrow Agent shall have been appointed as provided in this Section.  Any successor so appointed by such court shall immediately and without further act be superseded by any successor Lockbox Escrow Agent appointed by Company and Assignee.

(b)           The Company and Assignee shall have the right, upon mutual agreement, at any time, to remove the Lockbox Escrow Agent and appoint a successor Lockbox Escrow Agent, such removal to be effective upon the acceptance of such appointment by the successor Lockbox Escrow Agent.

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(c)           Any resigning or removed Lockbox Escrow Agent shall be entitled to the fees and indemnities set forth herein to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

Section 7.              Resignation and Replacement of Lockbox Calculation Agent.

(a)           The Lockbox Calculation Agent shall have the right, at any time, by giving written notice to the Financial Institution, Company and Assignee, to resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Lockbox Calculation Agent by Assignee and Company, and (ii) the acceptance of such appointment by such successor Lockbox Calculation Agent.  If no successor Lockbox Calculation Agent shall be appointed and shall have accepted such appointment within ninety (90) days after the date the Lockbox Calculation Agent gives the aforesaid notice of resignation, the Lockbox Calculation Agent or Assignee may apply to any court of competent jurisdiction to appoint a successor Lockbox Calculation Agent to act until such time, if any, as a successor Lockbox Calculation Agent shall have been appointed as provided in this Section.  Any successor so appointed by such court shall immediately and without further act be superseded by any successor Lockbox Calculation Agent appointed by Assignee and Company.

(b)           Upon the determination by Assignee or, if the Lockbox Calculation Agent at such time is not Company or an Affiliate thereof, Company (in each case, whether Assignee or Company, acting reasonably and in good faith), that a Termination Event has occurred (or, where Company is acting as Lockbox Calculation Agent, an Event of Default has occurred), Assignee or Company, as the case may be, shall have the right to remove the Lockbox Calculation Agent by providing written notice of such determination to the other parties hereto; provided that, at Assignee’s option, the Lockbox Calculation Agent may immediately be suspended pending the resolution of any dispute regarding the provision of such a notice as described in this Section 7(b).  In the event such a determination is made, Assignee or Company, as the case may be, may dispute such determination by providing written notice to the other party within ten (10) Business Days of receipt of the removal notice.  If no such dispute notice is so provided, the Lockbox Calculation Agent shall be removed and a successor Lockbox Calculation Agent shall be selected in accordance with Section 7(c).  If such a dispute notice is timely provided, then the relevant parties shall first attempt to reach an amicable settlement through mutual consultations and negotiations.  If the parties are unable to reach an amicable settlement within ten (10) Business Days from the date on which the dispute was first notified in writing, then any party shall be entitled to submit the dispute to litigation proceedings in accordance with the terms hereof.  Pending the resolution of any such dispute, (unless the Lockbox Calculation Agent has been suspended as described above) the party then serving as Lockbox Calculation Agent may continue to serve in such role, provided that, during the pendency of any such dispute, it delivers Lockbox Calculation Reports no less frequently than once per week to each of the Lockbox Escrow Agent, Company and Assignee.  If, following the commencement of any dispute regarding the existence of a Termination Event, Company and Assignee agree to remove the Lockbox Calculation Agent or it is finally determined by a court of competent jurisdiction that a Termination Event has in fact occurred, then the Lockbox Calculation Agent shall be removed and a replacement selected in accordance with Section 7(c).  In all events, removal of the Lockbox Calculation Agent shall only become effective upon the acceptance by the successor Lockbox Calculation Agent of its appointment.  Any resigning or removed Lockbox Calculation Agent shall be entitled to the fees and indemnities set forth herein to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

(c)           In connection with removal of the Lockbox Calculation Agent pursuant to Section 7(b), a successor Lockbox Calculation Agent shall be selected by Assignee and Company, unless the removed Lockbox Calculation Agent shall be Company or an Affiliate thereof, in which event such Agent

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shall be chosen by Assignee; provided, however, that such successor shall be chosen from the list on Schedule 6 to this Agreement or be a similar entity with a national reputation in the United States.  When required to mutually agree, in the event that Company and Assignee do not agree upon a successor within thirty (30) days of the date on which a party notified the others of its decision to remove the Lockbox Calculation Agent (or, if such removal is disputed in accordance with Section 7(b) hereof, within thirty (30) days of the resolution of such dispute), Company, using its reasonable discretion, shall promptly appoint a successor Lockbox Calculation Agent from among those persons listed on Schedule 6 or a similar entity with a national reputation in the United States (excluding, for those purposes, any Person previously removed as Lockbox Calculation Agent or any Person that is the subject of a pending dispute).

Section 8.              Subordination of Lien; Waiver of Set-Off.  In the event that the Financial Institution has obtained or subsequently obtains by agreement, by operation of law or otherwise a security interest in, lien on, or encumbrance, claim or (except as provided in the next sentence) right of set-off against, any Deposit Account or any security entitlement or any Deposit Funds therein or credited thereto, the Financial Institution hereby agrees that such security interest, lien, encumbrance, claim, and right of set-off shall be subordinate to any security interest or other interest of Assignee therein and the security entitlement or any Deposit Funds therein or credited thereto.  The Financial Institution agrees not to exercise any present or future right of recoupment or set-off against any Deposit Account or to assert against any Deposit Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Financial Institution may at any time have against or in any Deposit Account or any security entitlement or any Deposit Funds therein or credited thereto; provided, however, that, the Financial Institution may set-off against the Lockbox Account the face amount of any checks which have been credited to any Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds in accordance with Section 5(d).

Section 9.              Certain Matters Affecting the Financial Institution, Lockbox Escrow Agent and Lockbox Calculation Agent.

(a)           Each of the Financial Institution, the Lockbox Escrow Agent and the Lockbox Calculation Agent (in its capacity as such) shall perform only such duties and obligations as are expressly set forth herein with respect to it and no implied duties or obligations shall be read into this Agreement (it being understood that the foregoing shall not otherwise limit any duty or obligation of Company in its individual capacity).  None of the Financial Institution, the Lockbox Escrow Agent or the Lockbox Calculation Agent (in its capacity as such) shall have any liability under any agreement other than this Agreement, nor shall the Financial Institution or the Lockbox Calculation Agent have any duty to inquire as to the provisions of any agreement other than this Agreement.

(b)           Each of the Financial Institution and the Lockbox Escrow Agent may rely upon, and shall not be liable for acting in accordance with this Agreement upon, any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, or for refraining from acting if and to the extent that such written notice, instruction or request requires it to refrain from acting.  Neither the Financial Institution nor the Lockbox Escrow Agent shall be under a duty to inquire into or investigate the validity, accuracy or content of any such document.

(c)           In the event any Account Instruction, Lockbox Calculation Report or other notice is given to the Lockbox Escrow Agent or Financial Institution by Company or Assignee, whether in writing, by facsimile or telecopier, or otherwise, each of the Lockbox Escrow Agent and Financial Institution is authorized to seek confirmation thereof by telephone call-back to, as applicable, from one or more of such Person’s Authorized Representatives, and each of the Financial Institution and Lockbox Escrow Agent may rely upon the confirmation of anyone purporting to be the Authorized Representative so designated.

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The Authorized Representatives and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Financial Institution and the Lockbox Escrow Agent.  The parties to this Agreement acknowledge and agree that such security procedures are commercially reasonable.

(d)           Neither the Financial Institution nor the Lockbox Escrow Agent shall be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Financial Institution’s or the Lockbox Escrow Agent’s (as applicable) gross negligence or willful misconduct was the cause of any loss, expense, cost, damage or liability to either or both of Company or Assignee.

(e)           Each of the Financial Institution and the Lockbox Escrow Agent (i) shall have the right to execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (which, in the case of the Lockbox Escrow Agent, may be in addition to the Lockbox Calculation Agent), the appointment of which will be approved in writing by Company and Assignee (and the Financial Institution or Lockbox Escrow Agent (as applicable) shall be liable only for the careful selection of any such agent or attorney) and (ii) shall have the right to consult with counsel, accountants and other skilled persons to be selected and retained by it.

(f)            Any legal entity into which the Financial Institution or the Lockbox Escrow Agent, in each case in its individual capacity, may be merged or converted or with which it may be consolidated, or any legal entity resulting from any merger, conversion or consolidation to which the Financial Institution or the Lockbox Escrow Agent, in each case in its individual capacity, shall be a party, or any legal entity to which substantially all the corporate trust business of the Financial Institution or the Lockbox Escrow Agent may be transferred, shall be the Financial Institution or Lockbox Escrow Agent, as applicable, under this Agreement without further act or notice, other than that the Financial Institution or Lockbox Escrow Agent, as applicable, shall endeavor to give prompt notice thereof to the other parties hereto (it being understood that it shall not have any liability for failure to do so).

(g)           In the event that the Financial Institution or the Lockbox Escrow Agent is unable to perform its obligations under the terms of this Agreement (x) because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or any other cause reasonably beyond its control, or (y) because, upon advice of its counsel, performance would violate any applicable guideline, rule or regulation of any governmental authority having jurisdiction over it, then, in each case with respect to the foregoing clauses (x) and (y) in this subsection (g), the Financial Institution or the Lockbox Escrow Agent, as applicable, shall promptly notify Company and Assignee thereof in writing and shall not be liable for damages to the other parties for any unforeseeable damages resulting from such failure to perform or otherwise from such causes.  Performance under this Agreement by the Financial Institution shall resume when it is able to perform substantially its duties hereunder.

(h)           Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Financial Institution, Lockbox Escrow Agent or Lockbox Calculation Agent (in its capacity as such) be liable for any special, indirect, exemplary or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action (it being understood that the foregoing shall not otherwise limit any duty or obligation of Company in its individual capacity).

(i)            If Company and Assignee shall be in a disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Lockbox Escrow Agent hereunder, the Lockbox Escrow Agent may, but shall not be required to, file an appropriate civil action to resolve the disagreement.  The Lockbox Escrow Agent shall be indemnified,

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jointly and severally, by Company and Assignee for all costs, including, reasonable attorneys’ fees, in connection with such civil action, and shall continue, and be fully protected in continuing, to perform its responsibilities under this Agreement until a final judgment, without any further right of appeal, is received or the Lockbox Escrow Agent is replaced pursuant to Section 6 of this Agreement.  If there is any disagreement as to the propriety of any action of the Lockbox Escrow Agent, the Company and Assignee shall meet promptly to discuss and, if so agreed, to initiate the procedure to replace the Lockbox Escrow Agent in accordance with Section 6 of this Agreement.

Section 10.            Conflict with Other Agreements; Adverse Claims.

(a)           In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail; provided, that Company and Assignee confirm to each other that nothing herein is intended to expand, modify or limit the rights and/or obligations of Company and Assignee under the Royalty Agreement and/or the Security Agreement; and provided, further, that in the event of any inconsistency between this Agreement and the terms of the Royalty Agreement and/or the Security Agreement, the terms and provisions of the Royalty Agreement and/or the Security Agreement, as applicable, shall control as between Company and Assignee, with the Royalty Agreement taking priority over the Security Agreement.

(b)           The Financial Institution hereby confirms that:

(i)            there are no agreements entered into between the Financial Institution and any other person or entity with respect to any Deposit Account except for this Agreement;

(ii)           it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person or entity (other than Lockbox Escrow Agent, Company and Assignee) relating to the Deposit Accounts and/or any Deposit Funds therein or credited thereto pursuant to which it has agreed to comply with any “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC), orders, directions or any instructions of such person or entity concerning any of the Deposit Accounts or the disposition, withdrawal or disbursement of any Deposit Funds therein or credited thereto; and

(iii)          except for the claims and interests of Lockbox Escrow Agent, Company and Assignee in the Deposit Accounts and the Deposit Funds therein or credited thereto, the Financial Institution does not know of any security interest in, lien on, claim to, or interest in any Deposit Account or in any “financial asset” (as defined in Section 8-102(a)(9) of the UCC), funds, monies, checks or other items in or credited to the Deposit Accounts.  If any person or entity asserts any security interest, lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any of the Deposit Accounts or any Deposit Funds therein or credited thereto, other than the security interest of Assignee therein, the Financial Institution will promptly notify Lockbox Escrow Agent, Company and Assignee thereof in writing.

Section 11.            Authorized Representatives.  Each individual designated as an authorized representative of Company or of Assignee, respectively (an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of Company or Assignee, as the case may be.  The specimen

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signature for each Authorized Representative of Company initially authorized hereunder is set forth on Schedule 2.  The specimen signature for each Authorized Representative of Assignee initially authorized hereunder is set forth on Schedule 3.  The specimen signature for each Authorized Representative of the Lockbox Calculation Agent initially authorized hereunder is set forth on Schedule 4.  From time to time, Company, Assignee or the Lockbox Calculation Agent may, by delivering to each other, the Lockbox Escrow Agent and the Financial Institution a revised Schedule 2 or 3 or 4 (as applicable), change the information previously given pursuant to this Section 11, but each of the parties hereto shall be entitled to rely conclusively on the then current Schedule until receipt of a superseding Schedule.

Section 12.            Representations, Warranties and Covenants.

(a)           Representations, Warranties and Covenants of the Financial Institution.  The Financial Institution hereby represents, warrants and covenants to Company and Assignee that:

(i)            the Deposit Accounts have each been established as set forth in Section 2, and the Financial Institution covenants that the Deposit Accounts will be maintained in the manner set forth herein until termination of this Agreement;

(ii)           it has not assigned, pledged or granted a security interest in any of the Deposit Accounts or any Deposit Funds in or credited in such Deposit Accounts; and

(iii)          this Agreement constitutes the legal, valid and binding obligation of the Financial Institution, enforceable against the Financial Institution in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)           Representations, Warranties and Covenants of the Lockbox Escrow Agent.  The Lockbox Escrow Agent hereby represents, warrants and covenants to Company and Assignee that:

(i)            the Lockbox Account has been established as set forth in Section 2, and the Lockbox Escrow Agent covenants that the Lockbox Account will be maintained in the manner set forth herein until termination of this Agreement;

(ii)           it has not assigned, pledged or granted a security interest in the Lockbox Account or any Deposit Funds therein or credited thereto; and

(iii)          this Agreement constitutes the legal, valid and binding obligation of the Lockbox Escrow Agent, enforceable against the Lockbox Escrow Agent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)           Representations, Warranties and Covenants of the Lockbox Calculation Agent.  The Lockbox Calculation Agent hereby represents, warrants and covenants to Lockbox Escrow Agent, Company and Assignee that:

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(i)            solely in its capacity as Lockbox Calculation Agent hereunder, it does not have, hereby waives, and shall not assert, any ownership interest or other right or interest in and to the Lockbox Account or Deposit Amounts relating thereto;

(ii)           this Agreement constitutes the legal, valid and binding obligation of the Lockbox Calculation Agent, enforceable against the Lockbox Calculation Agent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(iii)          the execution, delivery and performance by Lockbox Calculation Agent of its obligations under this Agreement do not and will not constitute or result in a breach of (A) Lockbox Calculation Agent’s organizational documents, or (B) the provisions of any material contract to which Lockbox Calculation Agent is a party or by which Lockbox Calculation Agent is bound; and

(iv)          all approvals and authorizations required to permit the execution, delivery and performance by Lockbox Calculation Agent of this Agreement have been obtained.

(d)           Representations, Warranties and Covenants of Company.  Company hereby represents, warrants and covenants to the Financial Institution, Lockbox Escrow Agent, Lockbox Calculation Agent and Assignee that:

(i)            the execution, delivery and performance by Company of this Agreement have been duly authorized by all necessary action;

(ii)           this Agreement has been duly executed and delivered by Company;

(iii)          this Agreement constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

(iv)          the execution, delivery and performance by Company of its obligations under this Agreement do not and will not constitute or result in a breach of (A) Company’s organizational documents, or (B) the provisions of any material contract to which Company is a party or by which Company is bound (other than any such provisions that have been waived by the other parties thereto); and

(v)           all approvals and authorizations required to permit the execution, delivery and performance by Company of this Agreement have been obtained.

(e)           Representations, Warranties and Covenants of Assignee.  Assignee hereby represents, warrants and covenants to the Financial Institution, Lockbox Escrow Agent,  Lockbox Calculation Agent and Company that:

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(i)            the execution, delivery and performance by Assignee of this Agreement have been duly authorized by all necessary action;

(ii)           this Agreement has been duly executed and delivered by Assignee;

(iii)          this Agreement constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

(iv)          the execution, delivery and performance by Assignee of its obligations under this Agreement do not and will not constitute or result in a breach of (A) Assignee’s partnership agreement or other organizational documents, or (B) the provisions of any material contract to which Assignee is a party or by which Assignee is bound; and

(v)           all approvals and authorizations required to permit the execution, delivery and performance by Assignee of this Agreement have been obtained.

Section 13.            Termination of this Agreement.

(a)           Except as otherwise provided in this Section 13, this Agreement shall continue in effect until Assignee confirms in writing that all amounts payable under the Royalty Agreement and all of the other Transaction Documents (as defined in the Royalty Agreement) have been indefeasibly paid in full (other than indemnification obligations and other contingent obligations that, by their terms, survive the termination of this Agreement).

(b)           Assignee may terminate this Agreement at any time upon its delivery of written notice of such termination to the Financial Institution, the Lockbox Escrow Agent and Company.

(c)           Company may not terminate this Agreement for any reason without the prior written consent of Assignee.

(d)           Prior to any termination of this Agreement, the Financial Institution hereby agrees that it shall promptly take, at the expense of Company, all reasonable actions necessary to facilitate the transfer of any Deposit Funds in or credited to the Deposit Accounts as follows: (i) in the case of a termination of this Agreement under Section 13(a), to the depository institution designated in writing by Company; and (ii) in all other cases, to the depository institution jointly designated in writing by Company and Assignee, which depository institution will (in all cases) be so designated prior to termination hereof.

(e)           No termination of this Agreement shall impair the rights of any party hereto with respect to checks processed prior to the effective date of termination.

Section 14.            Fees and Expenses.  Any Lockbox Calculation Agent, other than Company or its Affiliate, will receive a monthly fee for its services hereunder, which shall be paid by Company and charged, on a pro rata basis, against amounts on deposit in the Lockbox Account which would otherwise be transferred to the Company Concentration Account.  Each of the Lockbox Escrow Agent, Lockbox Calculation Agent and Financial Institution agrees to look solely to Company Concentration Account (or

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to Company or amounts which are otherwise payable to or for the benefit of Company or to Company Concentration Account) for payment of its applicable fee referred to below and any other fees in connection with its services hereunder, and Company agrees to pay such fees on demand therefor; provided, however, that the fees which such parties may charge Company shall not exceed the fees and charges customarily charged by them for comparable services, and will be adjusted upon replacement of any such party hereunder.  Company acknowledges and agrees that it solely shall be, and at all times remain, liable to the Lockbox Escrow Agent, Lockbox Calculation Agent and Financial Institution in connection with its payment of such amounts.  The fees of the Lockbox Escrow Agent are five thousand dollars ($5,000) per annum without pro-ration for partial years.

Section 15.            Indemnity.

(a)           Each of Company and Assignee agrees that it shall be jointly and severally liable to indemnify and hold harmless each of the Lockbox Escrow Agent and the Financial Institution and its respective directors, officers, agents and employees (collectively, the “Indemnitees”) from and against any and all Liabilities incurred by any Indemnitee arising out of or in connection with (i) this Agreement or (ii) the Financial Institution or Lockbox Escrow Agent’s performance of its obligations and services under this Agreement, including, without limitation, the compliance with any Account Instruction, Lockbox Calculation Report or other instructions, orders, directions or notices given hereunder, other than those Liabilities that are due to or caused by the gross negligence or willful misconduct of any Indemnitee.

(b)           Company and Assignee each agrees that it shall be jointly and severally liable to indemnify and hold harmless any Lockbox Calculation Agent from and against any and all Liabilities incurred by the Lockbox Calculation Agent arising out of or in connection with (i) this Agreement or (ii) the Lockbox Calculation Agent’s performance of its obligations and services under this Agreement, other than those Liabilities that are due to or caused by the Lockbox Calculation Agent’s gross negligence or willful misconduct; provided, however, that Assignee shall not have any obligation under this subsection with respect to any Lockbox Calculation Agent which is the same Person as, or which is an Affiliate of, Company.

(c)           The parties hereto acknowledge and agree that the foregoing indemnities shall survive the resignation or removal of the Financial Institution or any agent hereunder and the termination of this Agreement until the expiration of the applicable statute of limitations.

Section 16.            TINs and Account Opening Information.

(a)           Company and Assignee each represent to the Lockbox Escrow Agent and Financial Institution and to each other that its respective correct taxpayer identification number (“TIN”) assigned by the Internal Revenue Service or any other taxing authority is set forth in Schedule 1.  Upon execution of this Agreement, each of Company and Assignee shall deliver to the Lockbox Escrow Agent and Financial Institution a W-8 or W-9 Internal Revenue Service form or any other similar form issued by the relevant taxing authority duly executed by it.

(b)           All interest or other income earned in the Lockbox Account (i) shall be allocated and/or paid in accordance with the allocations made in accordance with this Agreement and (ii) shall be reported to the Internal Revenue Service or any other applicable taxing authority by Lockbox Escrow Agent.  Notwithstanding such written directions, the Financial Institution shall report and, if required, withhold any taxes as it reasonably determines may be required by any law or regulation in effect at the time of the distribution.  In the event that any earnings in the Lockbox Account remain undistributed at the end of any calendar year, the Financial Institution shall report to the Internal Revenue Service or such

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other taxing authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by Assignee.  In addition, the Financial Institution shall withhold from the Lockbox Account any taxes required by law to be withheld and shall remit such taxes to the appropriate authorities.  Any taxes withheld by the Financial Institution shall be included in the statement required by Section 5(f).

(c)           All items of income, gain, expense and loss recognized in the Company Concentration Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and TIN of Company.  All items of income, gain, expense and loss recognized in the Assignee Concentration Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and TIN of Assignee.

(d)           IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  When an account is opened, the Financial Institution will ask for information that will allow it to identify relevant parties.

Section 17.            Specific Performance.  Each of the parties hereto acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement or any of the other Transaction Documents.  In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

Section 18.            Notices.  All notices, consents, waivers and communications hereunder given by any party to any other party shall be in writing (including facsimile transmission) and delivered personally, by telegraph, telecopy, telex or facsimile, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed to the appropriate notice address set forth on Schedule 1 or to such other address or addresses as the parties may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt.  All such notices, consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three (3) Business Days after dispatch,  (b) when telegraphed, telecopied, telexed or facsimiled, be effective upon receipt by the transmitting party of confirmation of complete transmission, (c) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered or when delivery is confirmed by such courier’s tracking system or (d) when sent by e-mail, upon receipt of a confirmatory return e-mail from the recipient.

Section 19.            Entire Agreement.  This Agreement, together with the other Transaction Documents and the Annexes and Schedules hereto and thereto (which are incorporated herein by reference), constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Annexes or Schedules hereto) has been made or relied upon by any party hereto.  None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 20.            Amendments; No Waivers.

(a)           This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the parties hereto.  No waiver of any right hereunder shall be

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effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 21.            Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and any reference herein to a party shall be deemed a reference to such party’s successors and assigns, if any.  Company, Financial Institution and Lockbox Escrow Agent shall not be entitled to assign any of their obligations and rights hereunder or any other Transaction Documents without the prior written consent of Assignee.  Assignee may assign this Agreement and any of its rights hereunder without restriction.

Section 22.            Severability.  If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

Section 23.            Recharacterization.  The parties intend that this Agreement (in so far as it relates to the Lockbox Account) constitute an escrow agreement for all purposes, including, without limitation, for purposes of Sections 541 and 544 of the United States Bankruptcy Code, Title 11, United States Code (the “Bankruptcy Code”).  To the extent that a court shall, notwithstanding such intent, construe this Agreement (insofar as it relates to the Lockbox Account) as constituting a security arrangement, the following provisions shall be deemed to apply:

(a)           The Company hereby grants to Assignee a security interest in the Lockbox Account and all funds, monies, checks and other items from time to time credited thereto or on deposit therein, to secure the Secured Obligations as defined in the Security Agreement;

(b)           The Lockbox Escrow Agent shall hold funds in the Lockbox Account as bailee for Assignee for purposes of perfecting such security interest by control of such accounts.

Section 24.            Interpretation.  When a reference is made in this Agreement to Sections, subsections, Annexes or Schedules, such reference shall be to a Section, subsection, Annex or Schedule to this Agreement unless otherwise indicated.  The terms “Agreement”, “herein”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, mean this Agreement, as amended, supplemented or otherwise modified from time to time.  The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”.  No party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against any other party.

Section 25.            Headings and Captions.  The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 26.            Governing Law; Jurisdiction.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW

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THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO AND ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS.  EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

(c)           EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN SUBSECTION (b) ABOVE OF THIS SECTION 26 IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS ON THE OTHER PARTY IN ANY OTHER MANNER PERMITTED BY LAW.

Section 27.            Waiver of Jury Trial; Exclusion of Punitive Damages.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN ADDITION, WITHOUT LIMITING COMPANY’S OBLIGATION TO INDEMNIFY ASSIGNEE FOR ANY THIRD PARTY CLAIM FOR PUNITIVE DAMAGES, IN ANY LITIGATION OR ARBITRATION BETWEEN THE PARTIES HEREUNDER NEITHER PARTY SHALL BE ENTITLED TO SEEK PUNITIVE DAMAGES FROM THE OTHER PARTY.

Section 28.            Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

17

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

FINANCIAL INSTITUTION:	JPMORGAN CHASE BANK, N.A.

By:
	Name:	Rola Tseng
	Title:	Vice President

COMPANY:	DYAX CORP.

By:
Name:
Title:

ASSIGNEE:	PAUL ROYALTY FUND HOLDINGS II

By: Paul Royalty Fund II, L.P., its Managing Partner

By: Paul Capital Royalty Management, LLC, its General Partner

By: Paul Capital Advisors, L.L.C., its Manager

By:
Name:
Title:

LOCKBOX ESCROW	JPMORGAN CHASE BANK, N.A.
AGENT:

By:
	Name:	Rola Tseng
	Title:	Vice President

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

INITIAL LOCKBOX	DYAX CORP.
CALCULATION AGENT:

By:
Name:
Title:

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

ANNEX A
to Agreement

DEFINITIONS

“Account Instruction” shall mean, with respect to any Deposit Account, any entitlement order, order, direction or instruction concerning or directing the disposition, transfer, withdrawal, disbursement or redemption of any Deposit Funds in or credited to such Deposit Account, or otherwise relating to any matters pertaining to or concerning such Deposit Account, and/or any Deposit Funds therein or credited thereto.

“Agreement” shall have the meaning set forth in the preamble (first paragraph) of this Agreement.

“Assignee Concentration Account” shall have the meaning set forth in Section 2(d).

“Authorized Representative” shall have the meaning set forth in Section 11.

 “Business Day” shall mean any day other than (a) a Saturday (b) a Sunday or (c) any other day on which the Financial Institution located at the address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

“Company Concentration Account” shall have the meaning set forth in Section 2(d).

“Concentration Accounts” shall have the meaning set forth in Section 2(d).

“Deposit Account” and “Deposit Accounts” shall have the meaning set forth in Section 2.

“Deposit Funds” shall mean any and all financial assets, funds, monies, checks or other items, including all Permitted Investments.

“Event of Default” shall have the meaning set forth in the Security Agreement.

“Financial Institution” shall have the meaning set forth in the preamble (first paragraph) of this Agreement.

“Fiscal Year” shall mean the calendar year.

“Indemnitees” shall have the meaning set forth in Section 15.

“Liabilities” shall mean any and all losses, liabilities, damages, claims, suits, actions, costs or expenses (including the reasonable fees and expenses of in-house counsel and of outside counsel) (each a “Liability”).

“Lockbox Calculation Agent” shall have the meaning set forth in the preamble to this Agreement.

“Lockbox Calculation Report” shall have the meaning set forth in Section 3(b).

“Lockbox Escrow Agent” shall have the meaning set forth in the preamble to this Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

“Lockbox Account” shall have the meaning set forth in Section 2(c).

“Permitted Investments” shall mean either (i) the investments in the JPMorgan Chase Bank, N.A. “cash escrow product” at an average thirty (30) day LIBOR rate less thirty-five (35) basis points or (ii) subject to Section 2 of this Agreement, such other investments as Company or Assignee, as applicable, may select from time to time, in each case together with all interest and other earnings thereon.  As used herein “LIBOR” shall mean the following:

(a)           the London Interbank Offered Rate per annum equal to the rate determined by the Financial Institution to be the offered rate for one month that appears on the Bloomberg Page BBA LIBOR USD 1 Month that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars, determined as of approximately 11:00 a.m. (London time) each day; or

(b)           if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Financial Institution to be the offered rate for one month on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars, determined as of approximately 11:00 a.m. (London time) each day.

“Person” shall have the meaning set forth in the Royalty Agreement.

“Royalty Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Security Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Termination Event” shall mean the occurrence or existence of any of the following events: (a) the Lockbox Calculation Agent’s material failure to comply with its agreements and duties under this Agreement in accordance with the terms hereof and such failure continues for more than thirty (30) Business Days after written notice from Assignee to the Lockbox Calculation Agent or (b) such a material failure occurs in any four (4) calendar quarters regardless of the duration for which such failure continues.

“Third Party” shall mean any person or entity other than Company or Assignee.

“TIN” shall have the meaning set forth in Section 16.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

2

Exhibit E(i)

Legal Opinion of Company Counsel

[ATTACHED]

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

August 23, 2006

Paul Royalty Fund Holdings II
c/o Paul Capital Partners
Two Grand Central Tower
140 East 45th Street, 44th Floor
New York, NY 10017

Re:  Dyax Corp.

Ladies and Gentlemen:

We are furnishing this opinion to you pursuant to Section 6.02(e)(i) of the Royalty Interest Assignment Agreement dated as of August 23, 2006 (the “Royalty Interest Assignment Agreement”) by and between Dyax Corp., a Delaware corporation (the “Company”), and Paul Royalty Fund Holdings II, a California general partnership (“PRF”).  Capitalized terms that are defined in the Royalty Interest Assignment Agreement and not otherwise defined in this opinion are used in this opinion as so defined.  Terms used herein and defined in New York Article 9 or Delaware Article 9 (each as defined below) shall have the meaning ascribed to such terms in New York Article 9 or Delaware Article 9, as applicable, unless the context clearly requires otherwise. The term “security interest” shall have the meaning ascribed to it in Section 1-201(37) of the Uniform Commercial Code as in effect on the date hereof in the State of New York.

We have acted as counsel to the Company in connection with the preparation of the following agreements and documents:

(a)           the Royalty Interest Assignment Agreement;

(b)           the Lockbox Agreement;

(c)           the Security Agreement;

(d)           the Copyright Security Agreement dated as of the date hereof between the Company and PRF (the “Copyright Security Agreement”);

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

2

(e)           the Patent Security Agreement dated as of the date hereof between the Company and PRF (the “Patent Security Agreement”);

(f)            the Trademark Security Agreement dated as of the date hereof between the Company and PRF (the “Trademark Security Agreement”); and

(g)           the UCC-1 financing statement attached hereto as Exhibit A naming the Company as debtor and PRF as secured party (the “Financing Statement”) to be filed in the Uniform Commercial Code records of the Secretary of State of the State of Delaware (the “Filing Office”).

The Agreements listed in clauses (a) through (f) above are collectively referred to herein as the “Transaction Documents”).  The Agreements listed in clauses (d) through (f) above are collectively referred to herein as the “IP Security Agreements”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to our opinions, on representations made in the Transaction Documents and certificates and other inquiries of officers of the Company.  We have not searched the dockets or records of any court, government agency or other office in any jurisdiction for purposes of this opinion.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  For purposes of this opinion, we have assumed that the Transaction Documents constitute the valid and binding obligations of the parties thereto other than the Company.

When used in this opinion, the phrase “to our knowledge” or an equivalent phrase limits the statements it qualifies to the actual knowledge of the lawyers in this firm responsible for preparing this opinion after such inquiry as they deemed appropriate.

The opinions set forth below are limited to New York law (including the Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (“New York Article 9”), Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (“Delaware Article 9”), the Delaware General Corporation Law, the federal law of the United States and, with respect to our opinions in paragraph 1, Massachusetts law.

We express no opinion with respect to:

the effect of any provision of the Transaction Documents that increases the amount of the payments thereunder upon any default, or imposes prepayment fee, to the extent the same is determined to be a penalty;

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

3

the enforceability of any provision of the Transaction Documents purporting to establish evidentiary standards;

the effect of any provision of the Transaction Documents waiving any legal right to the extent such waiver would violate public policy;

the effect of any provision of the Transaction Documents to the extent that it provides for recourse or exercise of any remedial rights in the absence of notice and a hearing;

the grant of powers of attorney which is against public policy;

any exculpation or indemnification which is against public policy;

other than with respect to the New York General Obligations of Law §5-1402, the enforceability of any provision providing for the exclusive choice of venue;

the enforceability of any provisions asserting that Collateral is owned by or is property of a secured party prior to such secured party’s foreclosure of such Collateral in accordance with New York Article 9;

local or state laws governing licenses, permits and approvals necessary for the conduct of the Company’s business or federal or state securities and blue sky laws, or, except for the opinions set forth in paragraph 9 below, the Investment Company Act of 1940, as amended;

the title to any Collateral and the perfection of any Lien or security interest as it relates to any Collateral to which New York Article 9 does not apply;

the priority or, except for the opinions set forth in paragraph 7 below, the perfection of, any Lien or security interest in any Collateral;

the perfection of any security interest (1) in any Collateral of a type represented by a certificate of title, (2) in any proceeds of any Collateral to the extent such security interest becomes unperfected pursuant to Section 9-315 of New York Article 9, (3) in any Collateral consisting of money, (4) in any insurance policy or the proceeds thereof to which New York Article 9 does not apply, (5) in any fixtures, or (6) in any commercial tort claim (due to the fact that no commercial tort claims have been identified by the Company in the Transaction Documents); or

the effect of Section 552 of the Bankruptcy Code (11 U.S.C. 552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral).

As used herein, “Collateral” means the property identified in Section 2 of the Security Agreement and in the IP Security Agreements in which a security interest can be granted under New York Article 9.  For purposes of this opinion, we have, with your permission, assumed without independent investigation that (a) ”value” (as defined in Section 1-201(44) of the Uniform Commercial Code as in effect on the date hereof in the State of New York) has been given for the security interests and other rights in the Collateral, (b) the Company will have

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

4

rights in those portions of Collateral in which a security interest may be perfected under New York Article 9, (c) the Company will have rights in any additional property which becomes Collateral after the date hereof, (d) the Collateral is correctly identified in the IP Security Agreements, (e) each of the bank accounts at JPMorgan Chase Bank, N.A. (the “Depository Bank”) purported to be covered by the Lockbox Agreement (the “Accounts”) is properly categorized as a deposit account within the meaning of Section 9-102(a)(29) of New York Article 9, and (f) the Lockbox Agreement will remain in full force and effect and continue to provide that the Depository Bank will comply with the instructions originated by PRF directing disposition of the funds in the Accounts without further consent by the Company.

Our opinions below as to the enforceability of the Transaction Documents are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.             The Company is validly existing as a corporation and in good standing under Delaware law, and is qualified to do business as a foreign corporation in Massachusetts.  The Company has the corporate power to execute and deliver the Transaction Documents and to perform its obligations thereunder.

2.             The Company has duly authorized, executed and delivered the Transaction Documents, and each of the Transaction Documents constitutes its valid and binding obligations enforceable against it in accordance with its terms.

3.             The execution and delivery by the Company of the Transaction Documents do not and the performance by it of its obligations thereunder will not (i) violate New York or federal law, (ii) violate any court order, judgment or decree applicable to it and known to us, (iii) result in a breach of, or constitute a default under, or result in the creation of a Lien or a right of acceleration under, any agreement or instrument to which the Company is a party that is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, or (iv) violate its charter or by-laws.

4.             No consent, approval, license or exemption by, order or authorization of, or filing, recording or registration with any governmental authority is required to be obtained or made by the Company in connection with the execution and delivery of the Transaction Documents to which it is a party or the performance by it of its obligations thereunder, other than filings necessary to create, record or perfect, or maintain the perfection of, the security interest created by the Security Agreement and the IP Security Agreements.

5.             To our knowledge (based solely upon inquiries directed to officers of the Company and the certificate executed and delivered to us by an officer of the Company), there are no actions, suits or proceedings pending or threatened in writing against the Company that

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

5

challenge the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.

6.             The Security Agreement and IP Security Agreements create in favor of PRF a valid and enforceable security interest in the Collateral.

7.             Upon (a) the filing of the Financing Statement in the Filing Office and the IP Security Agreements in the United States Copyright Office and the United States Patent and Trademark Office, as applicable, (b) the due recording and indexing of the IP Security Agreements in the United States Copyright Office and United States Patent and Trademark Office, as applicable, and (c) upon the payment of applicable recording fees, PRF will have a perfected security interest in the Collateral to the extent that a security interest in such Collateral may be perfected by the filing of a Uniform Commercial Code financing statement and recording of the IP Security Agreements in the United States Copyright Office and United States Patent and Trademark Office, as applicable.

8.             Upon the establishment of the Accounts, PRF will have a perfected security interest in the Accounts, perfected by control.

9.             The Company is not, and as a result of the transactions contemplated by the Transaction Documents, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

We call your attention to the following:

i.              A security interest in accounts and general intangibles will be subject to the rights of account debtors, except to the extent provided in §9-406 through §9-408 of New York Article 9.

ii.             Federal and state securities laws may limit the right to transfer or dispose of any investment property.

iii.            The effectiveness of each Uniform Commercial Code financing statement terminates five (5) years after the date of filing unless a continuation statement is filed within the period of six (6) months prior to the expiration of such financing statements.

iv.            Section 9-507(c) of Delaware Article 9 provides that if the debtor so changes its name that the filed financing statement becomes seriously misleading under Section 9-506 thereof, the filing is not effective to perfect a security interest in collateral acquired by the debtor more than four (4) months after such change unless a new appropriate financing statement is filed before the expiration of that period.

v.             If the debtor changes its location to a new state or jurisdiction as determined pursuant to Section 9-307 of New York Article 9 or Delaware Article 9, Section 9-316 thereof requires that a new appropriate financing statement be filed in such new state or jurisdiction within four (4) months after such change to continue perfection of the security interest.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

6

vi.            Each security interest referred to above may be affected in the future by circumstances covered by Sections 9-210 and 9-625(g) of New York Article 9 and Delaware Article 9.

vii.           Under certain circumstances described in (i) Sections 9-321, 9-323 and 9-330 of New York Article 9 or Delaware Article 9, purchasers, and (ii) Section 2A-307 of the Uniform Commercial Code as in effect on the date hereof in the State of New York, lessees, of collateral may take the same free of a perfected security interest.

viii.          A “licensee in the ordinary course of business” (as defined in Section 9-321 of New York Article 9 or Delaware Article 9) pursuant to Section 9-321 of New York Article 9 or Delaware Article 9 may take its rights under a license of general intangibles from the Company free of the security interests under the Security Agreement and IP Security Agreements.

ix.            A lessee in the ordinary course of business pursuant to Section 9-321 of New York Article 9 or Delaware Article 9 may take its rights under a leasehold interest from the Borrower free of the security interests under the Security Agreement.

This opinion speaks only as of its date, and we undertake no obligation to update it for any subsequent events or legal developments.  This opinion is being furnished only to you in connection with the transactions contemplated herein and may not be relied on without our prior written consent for any other purpose or by anyone else.

Very truly yours,

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

7

Exhibit E(ii)

Legal Opinion of Patent Counsel
Fish and Richardson

******

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit E(iii)

Legal Opinion of Patent Counsel
Wolf Greenfield

******

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit E(iv)

Legal Opinion of General Counsel

[ATTACHED]

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

August 23, 2006

Paul Royalty Fund Holdings II
c/o Paul Capital Partners
Two Grand Central Tower
140 East 45th Street, 44th Floor
New York, NY 10017

Re:  Dyax Corp.

Ladies and Gentlemen:

I am General Counsel of Dyax Corp., a Delaware corporation (the “Company”) and have advised the Company in connection with the Royalty Interest Assignment Agreement (the “Royalty Interest Assignment Agreement”), dated August 23, 2006, by and between the Company and Paul Royalty Fund Holdings II (“PRF”), a California general partnership, pursuant to which the Company will sell, assign, convey and transfer to PRF, and PRF will purchase from the Company, the Assigned Interests, and Company will undertake certain other obligations, all as set forth therein.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Royalty Interest Assignment Agreement.  This opinion is rendered to you pursuant to Section 6.02(e)(iv) of the Royalty Interest Assignment Agreement.

I.

I have based my opinion upon my review of the following:

(a)                                  the Royalty Interest Assignment Agreement;

(b)                                 the Lockbox Agreement;

(c)                                  the Security Agreement;

(d)                                 collateral assignment and security agreements executed by the Company with respect to the patents, copyrights and trademarks described therein (the “Collateral Assignments”); and

(e)                                  the Material Contracts (as such term is defined in the Royalty Interest Assignment Agreement), except for those agreements as to which Edwards Angell Palmer & Dodge LLP has provided an opinion.

The Royalty Interest Assignment Agreement, the Security Agreement, the Lockbox Agreement, and the Collateral Assignments are collectively referred to in this opinion as the “Transaction Documents”.  I am admitted to practice law in the Commonwealth of Massachusetts and the opinion set forth below is limited to Massachusetts law.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

II.

Based upon the foregoing and my examination of such questions of law as I have deemed necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed below, it is my opinion that the execution and delivery of the Transaction Documents on behalf of the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents (i) do not and will not result in a breach or violation of, or constitute a default under, any term of any Material Contract or (ii) do not and will not result in a breach or violation of, or constitute a default under, any judgment, order, writ or decree of any Governmental Authority specific to the Company, to which the Company or any of its assets or properties may be subject or bound, or (iii) do not and will not result in the creation or imposition of any material Lien on (A) the assets or properties of the company, (B) the Assigned Interests or any other Collateral, other than, with respect to clauses (A) and (B) above, pursuant to the Security Agreement.

III.

This opinion is rendered to you in connection with the Royalty Interest Assignment Agreement and the transactions contemplated thereby and is solely for the benefit of PRF and its successors and assigns of the Assigned Interests.  Except as aforesaid, this opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose without my prior consent, but without limiting the terms of any Transaction Document.  I disclaim any obligation to advise you of any change of law that occurs, or any facts of which I may become aware, after the date of this opinion.

Very truly yours,

Ivana Magovcevic-Liebisch, Ph.D. J.D.
General Counsel
Dyax Corp.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

2

Exhibit F

Form of Baxter Consent

******

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit G

Business Report Format

******

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit H

Projected Program Revenues (Amount of Royalties in US$ Millions)

******

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit I

[Reserved]

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit J

Certain Financial Definitions

“Applicable Percentage” shall mean, as of any date of determination from January 1, 2006 and throughout the Term:

(a)           For existing License Agreements and Future Licenses (except as provided in (b) below):

(i)    Seventy percent (70%) (or eighty-one and two-thirds percent (81.67%) following any Performance Payment) of annual Net Program Sales up to and including Fifteen Million Dollars (US$15,000,000) of annual Net Program Sales (“First Tier Net Program Sales”); plus,

(ii)   Twenty percent (20%) (or twenty-three and one-third percent (23.33%) following any Performance Payment) of annual Net Program Sales in excess of Fifteen Million Dollars (US$15,000,000) up to and including Twenty Million Dollars (US$20,000,000) of annual Net Program Sales (“Second Tier Net Program Sales”); plus,

(iii)  One percent (1%) (or one and one-sixth percent (1.167%) following any Performance Payment) of annual Net Program Sales in excess of Twenty Million Dollars (US$20,000,000) of annual Net Program Sales (“Third Tier Net Program Sales”).

(b)           For Future Licenses entered into after the Closing, for the periods set forth below but reverting to the percentages set forth above thereafter:

(i)    Solely for calendar years 2006 through 2010, forty five percent (45%) (or fifty-two and one-half percent (52.5%) following any Performance Payment) of First Tier Net Program Sales in excess of Projected Program Revenues for such Future Licenses and fifteen percent (15%) (or seventeen and one-half percent (17.5%) following any Performance Payment) of Second Tier Net Program Sales in excess of Projected Program Revenues for such Future Licenses.

(ii)   Solely for calendar year 2011 for Second Tier Net Program Sales, fifteen percent (15%) (or seventeen and one-half percent (17.5%) following any Performance Payment) of Net Program Sales in excess of Projected Program Revenues for such Future Licenses.

For the purposes of determining the Applicable Percentage, Future Licenses with existing Contract Parties that are amendments, extensions or successors to License Agreements existing as of the Closing Date shall be subject to paragraph (a) hereof. The foregoing definition of the Applicable Percentage is to be interpreted in accordance with the illustrative examples set forth on Schedule 1.01(i).  Notwithstanding the foregoing, during calendar year 2006 payments shall be made on the basis of a payment of a flat fifty-three percent (53%) subject to true-up to the percentages set forth in paragraphs (a)(i)-(iii) and b(i) above.

In the event that, at any point during the Term, Assignee has received amounts into Assignee’s Account (A) equal to at least two hundred percent (200%) of the Purchase Price (including any Performance Payment) paid pursuant to Section 2.03 and (B) sufficient to provide an IRR of at least twenty-five percent (25%) on the Purchase Price (including any Performance Payment) paid pursuant to Section 2.03,

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

1

the future Applicable Percentage set forth in paragraphs (a)(i)-(iii) and (b)(i)-(ii) above for all License Agreements shall be reduced to zero, regardless of whether or not any Performance Payment has been made.

“GMP Credit” shall mean the total Pre-Payments made in any calendar year plus any amounts received in the Assignee Concentration Account or, pursuant to Section 2.02(i) or Section 2.02(m), Assignee’s Account.

“Guaranteed Minimum Payments” shall mean, (i) One Million Seven Hundred Fifty Thousand dollars (US$1,750,000) (or Two Million Forty-One Thousand Six Hundred Sixty-Six dollars and Sixty-Six cents (US$2,041,666.67) following any Performance Payment) in each of the calendar years 2006 and 2007; (ii) Three Million Five Hundred Thousand dollars (US$3,500,000) (or Four Million Eighty-Three Thousand Three Hundred Thirty-Three dollars and Thirty-Three cents (US$4,083,333.33) following any Performance Payment) in each of the calendar years 2008 and 2009; (iii) Six Million dollars (US$6,000,000) (or Seven Million dollars (US$7,000,000) following any Performance Payment) in each of the calendar years 2010 through 2013; (iv) Seven Million dollars (US$7,000,000) (or Eight Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Six dollars and Sixty-Seven cents (US$8,166,666.67) following any Performance Payment) in each of the calendar years 2014 through 2017; and, (v) zero thereafter. Guaranteed Minimum Payments for 2006 shall be subject to proration by the Proration Factor and any in the final calendar year of the Term shall be subject to proration by a factor of (One (1) minus the Proration Factor).

“Quarterly Guaranteed Minimum Payment” shall mean, for any calendar quarter, including the first calendar quarter hereof which shall end on March 31, 2006, twenty-five percent (25%) of the Guaranteed Minimum Payment for the applicable calendar year, as follows:

Calendar Year	Quarterly Guaranteed Minimum Payment	Quarterly Guaranteed Minimum Payment Following any Performance Payment
2006	US$ 437,500	US$ 510,416.66
2007	US$ 437,500	US$ 510,416.66
2008	US$ 875,000	US$ 1,020,833.33
2009	US$ 875,000	US$ 1,020,833.33
2010	US$ 1,500,000	US$ 1,750,000
2011	US$ 1,500,000	US$ 1,750,000
2012	US$ 1,500,000	US$ 1,750,000
2013	US$ 1,500,000	US$ 1,750,000
2014	US$ 1,750,000	US$ 2,041,666.67
2015	US$ 1,750,000	US$ 2,041,666.67
2016	US$ 1,750,000	US$ 2,041,666.67
2017	US$ 1,750,000	US$ 2,041,666.67
Thereafter	US$ 0	US$ 0

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

2

“Weekly Amounts” shall mean amounts of Gross Payments as received from time to time in the Lockbox Account.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

3

Exhibit K

Lockbox Instructions

During each calendar quarter, Weekly Amounts deposited into the Lockbox Account shall be treated in the following priority with sweeps to occur on a weekly basis with Company to act as Calculation Agent as provided in the Lockbox Agreements:

I.              Any Weekly Amounts shall be swept into the Company Concentration Account until Company shall have received an amount equal to the ****** Payments, and which Company shall pay to ****** when due;

II.            Any remaining Weekly Amounts shall be swept into the Assignee Concentration Account until Assignee shall have received the total of the Quarterly Guaranteed Minimum Payments for such calendar quarter and the calendar year to date, less any GMP Credit;

III.           Any remaining Weekly Amounts shall be swept into the Company Concentration Account for the payment of any FTE Payments and Reimbursement Payments in the amounts received from Contract Parties in reimbursement of FTE’s and Reimbursement Payments;

IV.           Any remaining Weekly Amounts shall be swept into the Company Concentration Account until Company shall have received an amount equal to (A) the total of the Quarterly Guaranteed Minimum Payments for such calendar quarter and the calendar year to date divided by the Applicable Percentage less (B) the total of the Quarterly Guaranteed Minimum Payments for such calendar quarter and the calendar year to date; and,

V.            Any remaining Weekly Amounts shall be swept as follows:

A.            The remaining Weekly Amounts shall be swept into the Assignee Concentration Account until Assignee shall have received an amount equal to the sum of (i) the Applicable Percentage of (A) Gross Payments less (B) ****** Payments, FTE Payments and Reimbursement Payments plus (ii) any amounts due under Sections 5.11(c)(i), 5.12(c) or 5.12(f); and,

B.            The remainder of the remaining Weekly Amounts shall be swept into the Company Concentration Account.

For the avoidance of doubt, on the first day of any calendar quarter, that process above shall be reset and repeated.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

1

Exhibit L

[Reserved]

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit M

[Reserved]

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit N

Quarterly Report Format

******

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit O

[Reserved]

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit P

Purchase Price and Performance Payment Option

DEFINITIONS

“Performance Certificate” shall mean that certificate of a Senior Officer of Company certifying that the Performance Conditions have been satisfied in all respects delivered by Company to Assignee on or after the Performance Payment Date.

“Performance Payment Date” shall mean December 31, 2007 in the event Company exercises its option to receive the Performance Payment pursuant to paragraph (A)(i), below, or December 31, 2008 in the event Company exercises its option to receive the Performance Payment pursuant to paragraph (A)(ii), below.

“Purchase Price” shall mean the aggregate purchase price, composed of:

(a)          Thirty Million Dollars (US$30,000,000) on the Closing Date; plus

(b)         Any applicable Performance Payment.

PERFORMANCE PAYMENT OPTION

Company shall have the right to request, at its option exercisable according to the procedures set forth below, a further payment of Five Million Dollars (US$5,000,000) (the “Performance Payment”), in the event that all of the following are true (collectively, the “Performance Conditions”):

(A)                              (i)            There has been received in the Lockbox Account in total amounts after applicable deductions (as set forth in the definition of Net Program Sales) equal to at least ****** in Net Program Sales for 2007; or,

(ii)           There has been received in the Lockbox Account in total amounts after applicable deductions (as set forth in the definition of Net Program Sales) equal to at least ****** in Net Program Sales for 2007 and 2008;

AND,

(B)                                the representations and warranties set forth in Article 3 are true, correct and complete in all material respects as of the Performance Payment Date (with the same force and effect as if such representations and warranties were made anew at and as of the Performance Payment Date, except to the extent that any such representations or warranties which by its terms is made as of a specified date, in which case such representations or warranties shall have been true, correct and complete in all material respects as of such specified date) (the “Material Correctness Requirement”); provided, however, that (i) in the event that any representations and warranties set forth in Article 3 shall not otherwise be true, correct and complete, Company shall deliver revised Schedules to update such representations and warranties upon the date Company makes the request to exercise its option, and Assignee shall take into account the updated Schedules in evaluating whether such representations and warranties satisfy the Material Correctness Requirement and (ii) any such revised Schedules shall not limit or alter the Material Correctness Requirement;

AND,

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

1

(C)                                Company is not in material breach or default of any covenant set forth in the Transaction Documents as of the Performance Payment Date;

AND,

(D)                               Company shall have obtained the Baxter Consent.

In order to exercise its option to receive the Performance Payment, Company shall comply with the following two conditions:

(I)                                    Company shall deliver a written notice to Assignee, on or prior to the date that is at least ****** but no more than ****** days prior to the applicable Performance Payment Date, containing any updates to the Schedules and specifying that (i) the amount of Net Program Sales set forth in paragraph (A)(i) or (A)(ii) above, as applicable, is expected to be received as of the Performance Payment Date and (ii) the statements set forth in paragraphs (B), (C) and (D) above are expected to be true and correct as of such date, and Company does not have Actual Knowledge that the Performance Conditions shall not be met as of the applicable Performance Payment Date.  Following Assignee’s receipt of such notice, Assignee shall establish an escrow account with the Lockbox Bank (and provide Company with details of such escrow account), which escrow account shall provide that any monies in such account shall be released to Company in the event that, after the applicable Performance Payment Date, Assignee provides the Lockbox Bank with the notice as and on the terms set forth in paragraph (II) below.  Following Assignee’s receipt of such notice, Assignee shall fund the escrow account with the Performance Payment prior to the applicable Performance Payment Date.

(II)                                On or after the Performance Payment Date, Company shall deliver to Assignee a Performance Certificate, any updates to the Schedules not included in the notice provided pursuant to paragraph (I) and an accounting of the amounts received in the Lockbox Account.  In the event that Company delivers the Performance Certificate to Assignee, Assignee shall review the Performance Certificate, along with any updates to the Schedules provided by Company on or prior to the Performance Payment Date, and unless Assignee determines that (w) the Material Correctness Requirement has not been met, (x) Company is in material breach or default of any covenant set forth in the Transaction Documents, (y) the necessary amount has not been received in Lockbox Account or (z) the Baxter Consent shall not have been obtained, Assignee shall notify the Lockbox Bank to release the funds in the escrow account to Company; otherwise, or in the event that Company does not deliver the Performance Certificate to Assignee on or within ****** days after the Performance Payment Date, Assignee shall notify the Lockbox Bank to release the Performance Payment in the escrow account to Assignee.

In the event that Company exercises its option to receive a Performance Payment, the Applicable Percentage and Guaranteed Minimum Payments shall be subject to increase as provided in Exhibit J.

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

2

Exhibit Q

Existing Excluded Agreements

******

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit R

Excluded Products

******

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit S

LFRP Know-How

******

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

Exhibit T

LFRP Libraries

******

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.

SCHEDULES

*******

Confidential materials omitted and filed separately with the Securities and Exchange
Commission.  Asterisks denote such omission.